PART II AND III

Post-Qualification Offering Circular Amendment No. 2

Filed Pursuant to Rule 253(g)(2)

File No. 024-10767

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

As filed with the Securities and Exchange Commission on May 16, 2019

OFFERING CIRCULAR

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BRIX REIT, Inc.

Up to $40,159,975 in Shares of Common Stock

Initial Offering Price of $5.00 per Share

BRIX REIT, Inc. (formerly “BRIX Student Housing REIT, Inc.”) is offering up to 8,031,995 shares of common stock for a price currently equal to $5.00 per share. We are selling our shares through a Tier 2 offering pursuant to Regulation A under the Securities Act, also known as “Reg A+” and we intend to sell the shares directly to investors and not through registered broker-dealers who are paid commissions. There is no minimum total offering amount, and upon acceptance of subscriptions, we will immediately use the proceeds for the purposes described in this offering circular. 7,471,854 shares are being sold through the primary offering and 560,141 shares are being sold through our distribution reinvestment plan. On April 17, 2018, we qualified up to $50,000,000 in shares of our common stock for issuance. As of March 31, 2019, we have sold 1,968,005 shares, for total gross offering proceeds of approximately $9,840,025. Accordingly, as of March 31, 2019, the total maximum number of shares available for issuance is 8,031,995 for a total of $40,159,975.

We expect to use the net proceeds from this offering primarily to invest, directly or indirectly through investments in non-affiliated entities, in quality student housing properties, more traditional residential, multi-family properties, single-tenant income-producing retail and commercial properties such as quick service restaurants, grocery and convenience stores, fitness centers and other investments in locations with above average concentrations of younger demographic profiles commensurate with Millennial and Generation Z related activities that meet our investment criteria.

We are externally managed by our advisor. Our advisor is Brix Student Housing Operator, LLC which is a wholly owned subsidiary of our sponsor, BrixInvest, LLC. Our sponsor and its affiliates also advise and/or sponsor three (3) other REITs. Our sponsor owns and operates an online investment platform www.richuncles.com (the “Online Platform”) that allows investors to become equity holders in real estate opportunities that may have been historically difficult to access for some investors. Through the use of the Online Platform, investors can browse and screen real estate investments, view details of an investment and sign legal documents to invest online. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2018.

We expect to offer common stock shares in this offering until we raise the maximum amount being offered, unless terminated by our advisor at an earlier time. There is no minimum amount for this offering and shares will be issued as investor subscriptions are received and accepted. There is no minimum investment requirement. The per share purchase price for our common stock in this offering will be $5.00 per share, an amount that was arbitrarily determined by our advisor. Although we do not intend to list our common stock for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our stockholders with limited liquidity on an annual basis for their investment in our shares.

We will distribute our shares through the Online Platform.

Investing in our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 17 to read about the more significant risks you should consider before buying our common stock. These risks include the following:

•	We depend on our advisor, sponsor and their affiliates to select our investments and conduct our operations. We will pay fees and expenses to our advisor, sponsor and their affiliates that were not determined on an arm’s length basis, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

•	We have limited operating history, and as of December 31, 2018, our total assets consisted of $872,262 in cash and approximately $5.6 million of investments in three unconsolidated entities that own student housing properties. The prior performance of our sponsor and its affiliated entities involves commercial properties not student housing properties; therefore, it will not predict our future results and there is no assurance that we will achieve our investment objectives. In addition, we will be relying upon the expertise of third-party property managers that we hire to manage our properties.

•	This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.

•	The directors and executive officers of our advisor and sponsor, and our sponsors key real estate and debt finance professionals are also officers, directors, managers and/or key professionals of affiliates of our advisor and sponsor. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities for any future REITs with similar investment objectives, and significant conflicts created by our advisor’s and sponsor’s compensation arrangements with us and other of their affiliates.

•	Our sponsor is the advisor and/or sponsor of other commercial property REITs and it may also compete with us by advising and sponsoring other REITs with similar investment objectives. Our sponsor does not have an exclusive management arrangement with us.

•	This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•	If we raise substantially less than the maximum offering amount or even if we raise the maximum amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets. There is no minimum investment and we intend to utilize offering proceeds and an acquisition line of credit to purchase our first property.

•	In order to diversify our investment portfolio, we may co-invest or joint venture with affiliates or third parties including through exchanges of ownership interests in respective properties, which could result in the loss of control over a given property.

•	We may change our investment guidelines without stockholder consent, which could result in investments that are different from those described in this offering circular.

•	We will not use the proceeds from sales of our common stock or borrowed money to pay distributions but rather will pay distributions from net rental income and, as elected solely by our advisor and our sponsor, from deferred reimbursements and fees. In any event, we intend to make annual distributions as required to comply with the REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

•	Our independent valuation firm will calculate the net asset value of our shares (“NAV”) on an annual basis using valuation methodologies that involve subjective judgments and estimates, commencing after the first year that our board of directors has determined that our real estate portfolio has sufficiently stabilized for the purposes of a meaningful valuation, which we anticipate will occur after we have owned greater than a 50% interest in a property, directly or indirectly through a joint venture or other investment vehicle, for a period of 12 months. As a result, our NAV may not accurately reflect the actual prices at which our real estate assets and investments, including related liabilities, could be liquidated on any given day.

•	Our charter documents do not require our advisor to seek stockholder approval to liquidate our assets by a specified date, nor do they require our advisor to list our shares for trading by a specified date. No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares other than in limited circumstances. If you are able to sell your shares, you may have to sell them at a substantial loss.

•	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level U.S. federal income tax and, as a result, our cash available for distribution to our stockholders and the value of our shares could materially decrease.

•	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain for the entire period of their lease. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•	Our primary intended investments in student housing real estate properties, multi-family housing, quick service restaurants (“QSR”), grocery and convenience stores (“GC-Stores”), grocery stores, fitness centers (“FC”) and other investments in locations with above average concentrations of younger demographic profiles commensurate with Millennial and Generation Z related activities that meet our investment criteria will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

•	We expect our property portfolio to be comprised primarily of existing purpose-built student housing properties in proximity to major U.S. universities and colleges, residential multi-family housing properties, and QSR, FC, GC-Stores and properties that meet our investment criteria. As a result, we will be subject to risks inherent in investments in such types of property, including risks associated with occupancy rates and the laws, rules and regulations that govern student housing, multi-family housing, QSR, FC and GC-Stores properties.

The United States Securities and Exchange Commission (the “SEC”) does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in shares of our common stock.

	Per Share	Total Maximum	(1)	Percent
Public Offering Price	$5.00	$40,159,975		100	%(2)
Underwriting Discounts and Commissions(3)	$—	$—		—%
Proceeds to Us from this Offering to the Public (Before Expenses)	$5.00	$40,159,975		100%
Organization and Offering Expenses(4)	$0.15	$1,204,799		3%
Amount Available for Investment (After Organization and Offering Expenses and Before Acquisition Expenses)	$4.85	$38,955,176		97%

(1)

On April 17, 2018, we qualified up to $50,000,000 in shares of our common stock for issuance. As of March 31, 2019, we have sold 1,968,005 shares, for total gross offering proceeds of approximately $9,840,025. Accordingly, as of March 31, 2019, the total maximum number of shares available for issuance is 8,031,995.

(2)	This is a “best efforts” offering of $47,000,000 of shares in the primary offering and $3,000,000 of shares through our distribution reinvestment plan. We started operations in April 2018.

(3)	Investors will not pay upfront selling commissions in connection with the purchase of our common stock.

(4)	We will reimburse our sponsor for organization and offering costs. Reimbursement payments will be made monthly, but the aggregate amount reimbursed can never exceed 3% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly payment, the excess will be eligible for reimbursement in subsequent months, calculated on an accumulated basis, until our sponsor has been reimbursed in full. See “Compensation” for a description of additional fees and expenses that we will pay our sponsor and advisor.

We will offer our common stock on a best efforts basis through the Online Platform. Neither BrixInvest, LLC nor any other affiliated entity involved in the offer and sale of the shares being offered hereby is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the SEC Registration Statement on Form S-11 disclosure format.

BRIX REIT, Inc.
3090 Bristol Street, Suite 550
Costa Mesa, California 92626
www.richuncles.com

Offering Circular Dated May __, 2019

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the Online Platform website, www.richuncles.com. The contents of the Online Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our advisor and those affiliates selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the stockholder regarding the stockholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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FEDERAL AND STATE LAW EXEMPTIONS AND PURCHASE RESTRICTIONS

Our common stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, also known as “Reg A+”, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our common stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D; and (ii) all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our common stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

OFFERING CIRCULAR SUMMARY

This offering circular summary highlights material information contained elsewhere in this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular, as supplemented, carefully, including the “Risk Factors” section, and the information incorporated by reference herein, including the financial statements, before making a decision to invest in our common stock.

What is BRIX REIT, Inc.?

BRIX REIT, Inc., is a Maryland corporation, incorporated on October 30, 2017, that intends to elect to qualify to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ended December 31, 2018. We expect to use a substantial amount of the net proceeds from this offering to primarily invest, directly or indirectly through investments in non-affiliated entities, in properties and investments that meet our acquisition criteria that include quality student housing properties, more traditional residential, multi-family properties, single-tenant income-producing retail and commercial properties such as quick service restaurants, convenience stores, grocery stores, fitness centers, and other investments in locations with above average concentrations of younger demographic profiles commensurate with Millennial and Generation Z related activities.

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In addition to student housing and other residential properties, our investment targets will include the following retail and commercial properties located near colleges and universities or other locations with above average concentrations of younger demographic profiles commensurate with Millennial and Generation Z related activities:

•	quick service restaurants, along with other casual dining concepts (“QSR”) such as Starbucks, McDonalds, Burger King, El Pollo Loco, Chick-fil-A, Mod Pizza, Kentucky Fried Chicken, Chili’s, Applebee’s, Buffalo Wild Wings, Panera Bread, Olive Garden and BJ’s Restaurant;

•	convenience stores, which may or may not include a gas station component, such as 7-Eleven; Circle K; Speedway; Casey’s; Murphy USA; AmPm; Kwik Shop; Pilot; ExtraMile; Wawa; QuikTrip; Cumberland Farms; Sheetz; RaceTrac; and Kum & Go; and grocery stores such as Albertsons; Kroger; SuperValu; Meijer; Natural Grocers; Schnucks; Winn-Dixie; Whole Foods; Sprouts Framers Market; and Aldi, (grocery and convenience stores are referred to collectively as “GC-Stores”).

•	fitness centers (“FC”) such as LA Fitness, 24 Hour Fitness, Planet Fitness and Crossfit; and

•	youth-oriented fixed income and equity securities investments.

Our goal is to generate a relatively predictable and stable current stream of income for investors and the potential for long-term capital appreciation in the value of our properties. We may make our investments through the acquisition of individual assets, through joint venture or joint property ownership with related or third party property owners, or through acquisitions of equity interests in other REITs or real estate companies.

We are externally managed by or advisor, Brix Student Housing Operator, LLC. Our advisor is wholly-owned by our sponsor, BrixInvest, LLC, which provides our advisor with all necessary employee and financial resources that are required for our advisor to effectively perform its management functions under the advisory agreement with us. All of our administrative functions and operations will be managed and performed by our advisor. Certain of our directors and executive officers are also directors, managers and executive officers of our sponsor and its affiliates. We will employ associated persons who provide investor relations services to us. All costs to us related to employing associated persons will be reimbursed by our advisor. In addition, our advisor will identify all of our prospective property acquisitions and advise us with respect to them. We anticipate that day-to-day property management will be performed by experienced recognized property management companies that provide property management services in the areas where our properties are located.

Our office is located at 3090 Bristol Street, Suite 550, Costa Mesa, California, 92626. Our telephone number is (885) 742-4862, and our website address is www.richuncles.com.

Who is selling your shares?

We intend to sell the shares directly to investors through the Online Platform and not through registered broker-dealers who are paid commissions. As a result, our total up-front expenses are significantly less than those of other REITs that do pay commissions and, as a consequence, we will be able to invest a significantly higher percentage of the proceeds generated from the sale of our shares into properties, compared to such other REITs.

What is the Online Platform?

The Online Platform is an online investment platform for real estate (www.richuncles.com). that gives investors the ability to:

•	browse investment offerings based on investment preferences including location, asset type, risk and return profile;

•	transact entirely online, including digital legal documentation, funds transfer, and ownership recordation; and

•	manage and track investments easily through an online portfolio; receive automated distributions and/or interest payments, and regular financial reporting.

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Who is our sponsor, and, what role will it play?

Our sponsor is BrixInvest, LLC, or Brix, which wholly-owns our advisor, Brix Student Housing Operator, LLC, and provides it with all necessary employee and financial resources that are required to effectively perform its management functions under the advisory agreement with us.

Ray Wirta founded BrixInvest, LLC and its sponsored and/or advised programs for a single purpose — to enhance real estate investment access for the small investor. Mr. Wirta and Aaron Halfacre, our chief executive officer have each been involved in real estate acquisition, financing, management, and disposition for more than 50 and 25 years, respectively. They have experienced multiple real estate cycles in their careers and have gained expertise through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe the experience of Messrs. Wirta and Halfacre will allow us to successfully execute our business model.

Our advisor is responsible for the management of our REIT and it will provide advisory services and necessary administrative functions for the management of our REIT, including but not limited to regulatory compliance. Additionally, our advisor will oversee the acquisition and management of our portfolio of real estate investments, all subject to the supervision of our board of directors. The day-to-day property management will be performed by an experienced recognized property management company that provides services in the areas where our properties are located.

Typically, the advisor or sponsor of a non-exchange listed public REIT, such as our company, markets its shares through broker-dealers licensed with FINRA; however, Brix has created an alternate distribution channel for the sale of non-exchange listed public REITs that excludes payment of commissions to financial services intermediaries. This alternate channel embraces the large-scale reach of the internet, and the ease of access to and transparency of information contained over the internet. Thus, Brix believes that the ease and transparency of the Online Platform can deliver a real estate product to the market that has more of the stockholders’ investment amount actually being invested in real estate rather than being paid to others in the form of commissions.

Investment in our shares still involves substantial fees which may exceed fees paid by other REITs for the same services. These fees include an organization and offering expense fee of 3% of gross proceeds to be reimbursed to our sponsor, a monthly asset management fee payable to our advisor equal to 0.1% of the total investment value of the assets and a subordinated participation fee payable to our advisor, as described below.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the distributions-paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

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Are there any risks involved in an investment in our shares?

Investing in our common stock involves varying degrees of risk, including elements of high risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. You should carefully review the “Risk Factors” section of this offering circular, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. These risks include the following high-risk factors:

•	This is an initial public offering; we have a limited operating history, and the prior performance of real estate programs sponsored by our sponsor may not be indicative of our future results.

•	This is a “best efforts” offering. If we are unable to raise substantial funds in this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•	We are a “blind pool” because we have only minority investments in four properties and we have not identified a significant number of properties to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our future investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•	We have not established the offering price on an independent basis and it bears no relationship to the value of our assets.

•	We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions.

•	Our articles of incorporation do not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor do our articles require us to list our shares for trading by a specified date. Our articles do not require us to ever provide a liquidity event to our stockholders. No public market currently exists for our shares, and we have no plans to list our shares on a national securities exchange. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a discount to their then-current market value.

•	There are significant restrictions and limitations on your ability to have any of your shares of our common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased by us, the stated purchase price under the repurchase program, which is based on our most recently published net asset value (“NAV”) per share, could be less than the then-current fair market value of the shares. The repurchase price will also be discounted depending on how long you have held your shares.

What is the experience of our sponsor?

Brix was formed as Nexregen, LLC, in the State of Delaware on May 5, 2006. In 2018 it changed its corporate name to BrixInvest, LLC. Brix has advised or sponsored three (3) previous real estate investment trusts, (i) Nexregen Firewheel Real Estate Investment Trust, or Firewheel, in 2007, to invest in a limited partnership that owned a shopping center in Garland, Texas; (ii) Rich Uncles Real Estate Investment Trust I, or REIT I, organized in 2012 to invest in single-tenant income-producing properties located primarily in California, which are leased to creditworthy tenants under long-term net leases; and (iii) RW Holdings NNN REIT, Inc., or NNN REIT, organized in 2015 to invest in single-tenant income-producing properties located throughout the United States, which are leased to creditworthy tenants under long-term net leases.

Brix sold $360,500 of the Firewheel trust’s common stock and $1,497,222 in direct limited partnership interests to the public in a Texas-only offering registered with the Texas State Securities Board in 2007 and 2008. The trust converted to a limited partnership in 2008 and sold its interest in the shopping center in June 2018.

Brix sold $83,620,156, of REIT I common stock to the public in a California-only offering pursuant to a permit issued by the California Department of Business Oversight, which offering ended on July 20, 2016. As of March 31, 2019, REIT I has sold $95,019,701 of its common stock, including shares sold under its dividend reinvestment plan and excluding share redemptions.

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As of March 31, 2019, NNN REIT has sold $155,496,984 of its common stock in an ongoing initial public offering registered with the SEC and approved in 24 states.

Our sponsor has no prior experience in the student housing or multi-family housing market, but Brix will call upon its substantial commercial real estate market knowledge and experience and will retain such experienced property management companies as it deems necessary or appropriate for our investment objectives. However, the prior performance of real estate investment programs sponsored by our sponsor will not be indicative of our future results.

Who is our advisor, and what role will it play?

Our advisor is Brix Student Housing REIT Operator, LLC, which is responsible for the management of the REIT. Under an advisory agreement between us, our advisor and our sponsor, through the resources of our sponsor, advisory services and necessary administrative functions for the management of our REIT will be provided by our advisor, including but not limited to regulatory compliance. Additionally, our advisor will oversee the acquisition and management of our portfolio of real estate investments, all subject to the supervision of our board of directors. It was also formed by Mr. Wirta. Mr. Halfacre and Mr. Wirta have been involved in real estate acquisition, financing, management, and disposition for more than 25 years and 50 years, respectively. They have experienced multiple real estate cycles in their careers and have gained expertise through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe the experience of Messrs. Wirta and Halfacre will allow us to successfully execute our business model.

How will our advisor and sponsor be compensated for its services?

The following table summarizes all of the compensation and fees that we pay to our advisor, sponsor and their affiliates, including amounts to reimburse their costs in providing services, and amounts that we pay to our independent directors, assuming that the maximum amount of $50,000,000 is sold in this offering. The board of directors, including a majority of our conflicts committee (comprised of all of our independent directors), has the right to change the compensation arrangements with our advisor or sponsor in the future without the consent of our stockholders.

Type of Compensation	Organization and Offering Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

Organization and Offering Expenses

We will reimburse our sponsor for actual organizational and offering expenses up to 3.0% of gross offering proceeds. Our sponsor is responsible for all of our organizational and offering expenses, including expenses related to personnel employed for the purpose of and in connection with the offering (e.g., salaries, payroll taxes, benefits). To the extent such expenses are initially borne by us, our sponsor will reimburse us for such expenses as they are organization and/or offering expenses. These expenses are then included in the organizational and offering expenses for which our sponsor is entitled to reimbursement, subject to a maximum of 3.0% of gross offering proceeds.

As of March 31, 2019, we have reimbursed our sponsor $289,421 in organizational and offering costs.

$1,500,000 The actual amount will depend on the number of shares sold and actual expenses incurred.
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Type of Compensation	Acquisition and Operations Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

Acquisition Fee

For each acquisition, we will pay our advisor 3.0% of the cost of the investment. The total of all acquisition fees and acquisition expenses shall be reasonable and shall not exceed 6.0% of the contract price of the property. However, a majority of the directors (including a majority of our conflicts committee) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.

As of March 31, 2019, we have paid our advisor $394,651 in acquisition fees. An additional $29,591 is accrued to be paid.

$5,820,000, assuming use of our target leverage of 75.0%. The actual amount will depend on the number of shares sold and actual leverage achieved.

Type of Compensation	Acquisition and Operations Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

Asset Management Fee

We will pay our advisor and its affiliates 0.1% of the total investment value of the assets monthly. For purposes of this fee, “total investment value” means, for any period, the total of the aggregate book value of all of our assets, including assets invested, directly or indirectly, in properties, before deducting depreciation or bad debts or other similar non-cash items.

As of March 31, 2019, we have paid our advisor $0 in asset management fees. We have accrued $129,364 for which payment has been deferred.

Not determinable at this time.

Financing Coordination Fee

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if our advisor provides significant services in connection with the financing or refinancing of any debt that we obtain relative to properties, we will pay the advisor or its assignees a financing coordination fee equal to 1.0% of the amount of such financing.

As of March 31, 2019, we have paid our advisor $0 in financing coordination fees.

Not determinable at this time.
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Operating Expenses	We will reimburse the expenses incurred by our advisor and its affiliates in connection with their provision of services to us, including our allocable share of their overhead, such as rent, employee costs (including salaries and benefits), utilities and IT costs. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees (other than reimbursement of travel, due diligence and other costs associated with potential investments, including investments that we do not purchase, and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.	Not determinable at this time.

Unless our conflicts committee and directors make a finding, based on nonrecurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, we will not reimburse our advisor and its affiliates for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.0% of average invested assets or (ii) 25.0% of net income other than any additions to depreciation, bad debt or other similar noncash items and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of six month calendar period (for the 12 months then ended) the directors must, within 60 days after the end of such six-month period, inform the stockholders of the factors the directors considered in arriving at the conclusion that such higher operating expenses were justified. If the directors do not determine the higher expenses were justified for the period, they must cause our advisor, sponsor and affiliates (as applicable) to reimburse us to the extent these limitations were exceeded. Additionally, we will not reimburse our advisor, sponsor and affiliates for personnel costs in connection with services for which any of them receives acquisition fees or disposition fees.

As of March 31, 2019, we have reimbursed our advisor $0 for operating expenses.

Type of Compensation	Acquisition and Operations Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

Independent Director Compensation	We pay each of our independent directors for attending meetings as follows: (i) 1,000 shares of common stock for each board meeting attended; (ii) 200 shares of common stock for each committee meeting attended; and 200 shares of common stock for review and approvals of property acquisitions. In addition, the chairman of our conflicts committee receives semiannual payments of 600 shares of our common stock. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.	Not determinable at this time.
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Disposition Fee	For significant assistance in connection with the sale of properties, we will pay our advisor or its affiliates 3.0% of the contract sales price of each property sold; provided, however, that if in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor or its affiliates together with the fees paid to unaffiliated third parties may not exceed 6.0% of the contract sales price. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis and rent rolls) or such other substantial services performed by our advisor in connection with a sale. If we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.	Not determinable at this time.

Subordinated Participation Fee	The subordinated participation fee is an annually measured performance fee subordinated to payment to stockholders of at least a 6.5% cumulative, non-compounded return on the highest previous offering price to the public for our shares, after adjustment to reflect all return of capital distributions (such highest previous offering price the “Highest Prior NAV per share”, and such return the “Preferred Return”). The subordinated participation fee is only due to our advisor if the Preferred Return is achieved and is equal to the sum of:	Not determinable at this time.

(i) 30.0% of the product of (a) the difference of (x) the Preliminary NAV per share (as defined in “Valuation Policies—Calculation of our NAV Per Share,” below), minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, but only if this results in a positive number, plus

(ii) 30.0% of the product of (a) the amount by which aggregate cash distributions to stockholders during the annual period, excluding return of capital distributions, divided by the weighted average number of shares outstanding for the annual period, calculated on a monthly basis, exceed the Preferred Return (the “Excess Return”); multiplied by (b) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis.

The Preferred Return is measured by all distributions to stockholders, except for the distribution of sale or financing proceeds which would act to reduce the stockholders’ investment basis, which are referred to herein as “return of capital” distributions.

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Type of Compensation	Liquidation Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

Disposition Fee	For substantial assistance in connection with the sale of properties, we will pay our advisor or one of its affiliates 3.0% of the contract sales price of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor, or its affiliates together with the fees paid to unaffiliated third parties may not exceed 6.0% of the contract sales price. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis, and rent rolls) or such other substantial services performed by our advisor in connection with a sale. If we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.	Not determinable at this time.

Liquidation Fee	We will pay our advisor a Liquidation Fee calculated from the value per share resulting from a liquidation event, including but not limited to a sale of all of the properties, a public listing, or a merger with a public or non-public company, equal to 30.0% of the increase in the resultant value per share as compared to the Highest Prior NAV per share, if any, multiplied by the number of outstanding shares as of the liquidation date, subordinated to payment to stockholders of the Preferred Return, pro-rated for the year in which the liquidation event occurs.	Not determinable at this time.

Other non-exchange listed public REITs may charge lower performance fees than we will pay to our advisor. In many cases, non-exchange listed public REITs pay subordinated performance fees equal to 15% of the amounts by which asset sale proceeds exceed the amounts paid to purchase shares and a return of their invested capital plus a 6% cumulative, non-compounded annual return on invested capital. In contrast, our advisor’s performance fee, or the subordinated participation fee, is a fee calculated as of December 31 of each year which is subordinated to payment to stockholders of at least a 6.5% cumulative, non-compounded return and equal to the sum of:

(i)	30% of the product of (a) the difference of (x) the Preliminary NAV per share (as defined in “Valuation Policies—Calculation of our NAV Per Share,” below), minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, but only if this results in a positive number, plus

(ii)	30% of the product of: (a) the amount by which aggregate cash distributions to stockholders during the annual period, excluding distributions that constitute a return of investor capital contributions, divided by the weighted average number of shares outstanding for the annual period, calculated on a monthly basis, exceed the Preferred Return (the “Excess Return”), multiplied by (b) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis.

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Will you use leverage?

Yes. We expect that our debt financing and other liabilities, excluding the use of any acquisition lines of credit, will be up to 75% of the cost of all of our real estate investments and other tangible assets (before deducting depreciation or other non-cash items). This is our target leverage, and we intend to limit our leverage to 75% of the cost of acquiring our tangible assets (excluding the use of any acquisition line of credit and before deducting depreciation or other non-cash items). This is an overall target. Our borrowings on one or more individual properties may exceed 75% of their individual cost, so long as our overall leverage does not exceed 75% of the cost of all of its real estate investments and other tangible assets, before deducting depreciation and other non-cash items and without taking into account borrowings relating to properties that are initially acquired under a revolving credit facility or similar agreement. We may exceed the 75% limit if a majority of our conflicts committee approves each borrowing in excess of this limitation and we disclose such borrowing to our stockholders in our next current, semi-annual or annual report with an explanation from our conflicts committee of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single asset.

Except with respect to the 75% borrowing limit referenced above, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through wholly-owned special purpose subsidiaries. We intend to present our financial statements on a consolidated basis.

The following chart illustrates our ownership structure:

Our Stockholders |
BrixInvest, LLC— (Sponsor)	BRIX REIT, Inc. | | | | (Residential, Retail and Commercial Property Entities)	—Brix Student Housing Operator, LLC (Advisor)

What conflicts of interest does your sponsor face?

Our sponsor and its affiliates will experience conflicts of interest in connection with the management of our business. Mr. Wirta is chairman and a manager of our sponsor and Mr. Halfacre is chief executive officer of our advisor and a manager of our sponsor. Messrs. Wirta and Halfacre are also significant stockholders in our sponsor. Some of the material conflicts that our sponsor and its affiliates will face include the following:

•	Our sponsor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	The negotiation of any fees paid to our advisor, sponsor or any of their affiliates will not be at arm’s length, although the REIT’s board of directors, a majority of which are independent directors, must approve our advisor’s fees; and

•	Either our conflicts committee (by majority vote) or our advisor may terminate the advisory agreement without penalty upon 60 days’ written notice. Upon termination of the advisory agreement, other than by our conflicts committee for cause, our advisor may be entitled to a termination fee equal to the Liquidation Fee payable to the advisor (based upon an independent appraised value of the portfolio) had the portfolio been liquidated on the termination date. See “Conflicts of Interest.” Any termination of the advisory agreement for cause, would involve a difficult and lengthy process in concluding that the for cause standard had been met, which conclusion would be subject to challenge by our advisor and could result in a protracted legal process.

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If I buy shares, will I receive distributions and how often?

We intend to pay distributions on a monthly basis. The rate is determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Generally, our policy is to pay distributions from operations. Our advisor or sponsor, at their sole election, may defer reimbursements and fees otherwise due. A deferral of any fee or reimbursement owed to our advisor or sponsor will have the effect of increasing the cash available to make distributions to our stockholders because we will not have to use cash to pay any fee or reimbursement that was deferred during the relevant period. Any such deferred reimbursements and fees will not be interest-bearing and will be paid as and when determined by our board of directors. We will not use the proceeds from sales of our common stock or borrowed money to pay distributions but rather will pay distributions from cash flow from operations and, as elected solely by our advisor, from deferred reimbursements and fees. Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Risk Factors” in this offering circular. If our cash flow from operations decreases in the future, the level of our distributions may also decrease. In addition, our board of directors could elect to pay future distributions in excess of then-current cash flow from operations, to the extent that our advisor or sponsor pays fees and reimbursements that were previously deferred.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles, or GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of our REIT — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Will the distributions I receive be taxable as ordinary income?

Unless your investment is held in an IRA or other qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our common stock will be treated as sales proceeds from the sale of our common stock for U.S. federal income tax purposes. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates for U.S. federal income tax purposes. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor.

May I reinvest my distributions in shares of BRIX REIT?

Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. Common stockholders may elect to have all or a portion of their dividends and other distributions reinvested in additional shares of our common stock in lieu of receiving cash distributions.

Participants in the distribution reinvestment plan will acquire our common stock at a price per share equal to $5.00 per share or the most recently published net asset value, or “NAV,” per share.

We may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (i) in documents publicly filed with the SEC or, (ii) in a separate mailing to the participants in the plan.

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Will you register as an investment company?

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. In furtherance of this objective, we have applied to the SEC for an exemptive order from Investment Company Act registration for up to one year during which time we believe we will be able to increase and stabilize our portfolio of acquisitions and investments and be classified as a real estate operating company. We are currently in the process of completing the acquisition of a fitness center property that, if acquired, will classify us as an operating company not required to register under the Investment Company Act and will allow us to withdraw our SEC exemptive order application. See “Properties and Investments—Pending Property Acquisition.” While we expect to complete this property acquisition within the next 60 days and then withdraw the SEC application, there can be no assurance in that regard or that the SEC will grant us the exemptive order under our application in order to grow and stabilize our portfolio as required to avoid Investment Company Act registration. See “Risk Factors — Risks Related to Our Corporate Structure.”

What kind of offering is this?

We are offering up to 10,000,000 shares of common stock on a “best efforts” basis including pursuant to our distribution reinvestment plan at a price currently equal to $5.00 per share or at a price equal to a later-determined NAV. 9,400,0000 shares are being offered in the primary offering and 600,000 shares will be sold through our distribution reinvestment plan. The shares are being offered through our sponsor’s online investment platform www.richuncles.com, or the Online Platform. When shares are offered on a “best efforts” basis, the offeror is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, as a Tier 2 or “Reg A+” offering, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering. Further, the acceptance of subscriptions may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

How exact will the calculation of the NAV per share be?

Our goal is to provide a reasonable estimate of the net asset value, or NAV, per share of our common stock as of the end of each calendar year, commencing at the end of the year that we have acquired a sufficient number of properties that would allow the calculation of a meaningful NAV, which we anticipate will occur after we have owned greater than a 50% interest in a property, directly or indirectly through a joint venture or other investment vehicle, for a period of 12 months. Our independent valuation firm and internal accountants’ valuation of our real estate assets is subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per share on an annual basis following the initial calculation, our NAV per share may fluctuate daily, so that the NAV per share in effect for any calendar year may not reflect the precise amount that might be paid for your shares in a market transaction on any given day of that year. Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. See “Valuation Policies.”

Our board of directors will adjust the offering price of the shares during the course of the offering on an annual basis, to equal NAV per share.

How is an investment in your common stock different from investing in shares of a listed REIT?

The fundamental difference between our common stock and that of a listed REIT is the daily liquidity available with a listed REIT. Although we intend to adopt a redemption plan that generally allows investors to redeem shares, for investors with a short-term investment horizon, a listed REIT may be a better alternative than investing in our common stock. However, we believe our shares are an alternative way for investors to deploy capital into a diversified pool of real estate assets, with a lower correlation to the general stock market than listed REITs.

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How is an investment in your common stock different from investing in shares of a traditional non-exchange traded REIT?

We neither charge nor pay any broker-dealer distribution fees, saving investors in both upfront and so-called trailing commissions as compared to a traditional non-exchange traded REIT. Traditional non-exchange traded REITs use a highly manpower-intensive method with hundreds to thousands of sales brokers calling on investors to sell their offerings. Our sponsor has pioneered the low cost digital Online Platform, which we intend to leverage in conducting this offering, thus reducing the financial burdens to us of offering our common stock.

How is an investment in your common stock different from investing in shares of other real estate investment opportunities offered on similar online investment platforms?

We expect to be one of the few non-exchange traded REITs offered directly to all potential investors primarily over the internet. Currently, the Online Platform and other similar online investment platforms typically offer individual property investments as private placements to accredited investors only. We intend to own a more diversified portfolio, with certain tax advantages unique to REITs, that is accessible to both accredited and non-accredited qualified investors at a low investment minimum.

How will you use the proceeds raised in this offering?

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell the maximum of 10,000,000 shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We will use no less than 97% of the gross proceeds from this offering for investments, including costs and fees associated with such investments a portion of which may be payable to our advisor. We may also use proceeds to pay down principal on indebtedness. We will use the remainder of the gross proceeds from this primary offering to pay offering expenses. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to: the repurchase of shares under our share repurchase program; capital expenditures, tenant improvement costs and leasing costs related to our real estate properties; reserves required by any financings of our real estate investments; the acquisition of real estate investments, which would include payment of acquisition fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our distribution reinvestment plan are used for investments in real estate properties and real estate-related assets, sales under our distribution reinvestment plan will result in greater fee income for our advisor because of acquisition fees and other fees. See “Compensation.”

	Per Share	Total Maximum	Percent
Public Offering Price	$5.00	$40,159,975	100	%(1)(2)
Underwriting Discounts and Commissions (3)	$—	$—	—%
Proceeds to Us from this Offering to the Public (Before Expenses)	$5.00	$40,159,975	100%
Organization and Offering Expenses (4)	$0.15	$1,204,799	3%
Amount Available for Investment (After Organization and Offering Expenses and Before Acquisition Expenses)	$4.85	$38,955,176	97%

(1)	This is a “best efforts” offering of $37,359,270 through the primary offering and $2,800,705 through or distribution reinvestment plan. We started operations in April 2018.

(2)

On April 17, 2018, we qualified up to $50,000,000 in shares of our common stock for issuance. As of March 31, 2019, we have sold 1,968,005 shares, for total gross offering proceeds of approximately $9,840,025. Accordingly, as of March 31, 2019, the total maximum number of shares available for issuance is 8,031,995.

(3)	Investors will not pay upfront selling commissions in connection with the purchase of our common stock.

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(4)	We will reimburse our sponsor for organization and offering costs. Reimbursement payments will be made monthly, but the aggregate amount reimbursed can never exceed 3% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months, calculated on an accumulated basis, until our sponsor has been reimbursed up to a maximum of $1,500,000. See “Compensation” for a description of additional fees and expenses that we will pay our advisor and sponsor.

How long will this offering last?

We expect to sell the shares of common stock offered in our primary offering and pursuant to our distribution reinvestment plan until we raise the $50,000,000 maximum amount being offered, unless terminated by us at an earlier time. We reserve the right to terminate this offering and our distribution reinvestment plan offering for any reason at any time. We also reserve the right to reallocate the shares offered between our primary offering and our distribution reinvestment plan.

Who can buy shares?

Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

•	“accredited investors” under Rule 501(a) of Regulation D; and

•	all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, our shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor”.

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this offering circular, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, and seek to obtain the benefits of potential long-term capital appreciation. However, investing in our common stock involves certain risks, and you should carefully consider the investment risks contained in “Risk Factors” before deciding whether to invest.

Is there any minimum investment required?

No. You may initially invest in any amount of our shares to participate in this offering.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

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Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this offering circular entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read that section of the offering circular.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account. See “Plan of Distribution—Purchases by Retirement Accounts.”

In making these investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA, plan or other account; (iii) whether the investment will generate an unacceptable amount of UBTI for your IRA, plan or other account; (iv) whether you will be able to comply with the requirements under ERISA and the Internal Revenue Code that you value the assets of the IRA, plan or other account annually; and (v) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement on our website, www.richuncles.com, or alternatively in the form attached to this offering circular as Appendix A for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I sell them later?

We provide a share repurchase program for stockholders who wish to sell their shares. No requests for repurchase under the share repurchase program will be accepted until 30 days after the shares have been issued to the applicable stockholder. The share repurchase price at any given time will equal 97% of the most recently published NAV (and if none, then $5.00 per share) if the shares are owned for less than one year; 98% of the most recently published NAV if the shares are owned less than two years but greater than one year; 99% of the most recently published NAV if the shares are owned for less than three years but greater than two years; and 100% of the most recently published NAV if the shares are held for at least three years. Stockholders who wish to avail themselves of the share repurchase program must notify us by three business days before the end of the month for their shares to be repurchased by the third business day of the following month. The share repurchase program provides that share repurchases may be funded by (a) distribution reinvestment proceeds, (b) the prior or future sale of shares, (c) indebtedness, including a line of credit and traditional mortgage financing, and (d) asset sales.

However, we will only repurchase shares if, in the opinion of our advisor, we have sufficient available cash with which to repurchase shares and at the same time maintain our then-current plan of operation. Our board may amend, suspend or terminate our share repurchase program upon 30 days’ notice to stockholders, provided that we may increase the funding available for the repurchase of shares pursuant to our share repurchase program upon ten business days’ notice to our stockholders.

Our articles of incorporation do not require us to pursue a transaction to provide liquidity to our stockholders by a specified date, nor do our articles require us to list our shares for trading by a specified date. Our articles do not require us to ever provide a liquidity event to our stockholders. No public market currently exists for our shares, and we have no plans to list our shares on a national securities exchange. Consequently, you must be prepared to hold your shares for an indefinite length of time and, if you are able to sell your shares, you may have to sell them at a discount to their then-current market value.

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Will there be any limits on my ability to sell my shares in the repurchase program?

Yes. While we designed our share repurchase program to allow stockholders to request the repurchase of their shares on a monthly basis, we need to impose limitations on the total amount of net repurchases during any 12-month period. Therefore, the share repurchase program currently provides that the number of shares that may be redeemed is limited to 20% of the weighted average number of shares of common stock outstanding during the prior 12 months. In addition, no requests for repurchase under the share repurchase program will be accepted until 30 days after the shares have been issued to the applicable stockholder. See “Description of Shares—Share Repurchase Program” for more details.

Will I be charged upfront selling commissions?

No. Investors will not pay upfront selling commissions as part of the price per share purchased in this offering. Additionally, there is no dealer manager fee or other service-related fee in connection with the offering and sale of our common stock through the Online Platform.

Who will pay our organization and offering costs?

Our sponsor will pay on our behalf all costs incurred in connection with our organization and the offering of our shares. We will reimburse our sponsor for actual organization and offering expenses up to 3% of gross offering proceeds. See “Compensation” for more information about the types of costs that may be incurred.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	current periodic reports;

•	semi-annual financial reports;

•	an annual financial report; and

•	supplements or amendments to the offering circular.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: posting on our website and on your personal dashboard on our website at www.richuncles.com, U.S. mail or other courier; electronic delivery; or in a filing with the SEC. Additional information can also be found on our website or on the SEC’s website, www.sec.gov.

When will I get my detailed tax information?

Your Form 1099-DIV tax information will be mailed by January 31 of each year.

Who can help answer my questions about this offering?

If you have more questions about this offering, please contact:

BRIX REIT, INC.

3090 Bristol Street, Suite 550
Costa Mesa, CA 92626
(855) 742-4862
https://www.richuncles.com

You can also submit your inquiries to us at info@richuncles.com.

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RISK FACTORS

Investing in our common stock involves certain risks. You should carefully consider the following risk factors, and those contained in any supplement to this offering circular, and all other information contained in this offering circular as supplemented before purchasing our common stock. If any of the following risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In these circumstances, the value of our common stock may decline, and you could lose some or all of your investment.

High Risks Related to the Start-up Nature of our Business

As a newly established business, investing in our common stock involves high risks that are not present in other companies, including other real estate investment trusts, that have an established investment portfolio and operating history. These high-risk factors include the following.

We have a limited operating history and established financing sources, and the prior performance of real estate investment programs advised or sponsored by affiliates of our advisor will not be an indication of our future results.

This is an initial public offering; we have limited operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by our sponsor to predict our future results. We were incorporated in the State of Maryland on October 30, 2017. As of the date of this offering circular, we have made four minority investments in real estate entities and do not own any properties that we control and have limited independent financing. All of our advisor’s employee and financial resource needs in connection with performing its management services to us, are provided from or through our sponsor.

Our sponsor has no prior experience in the purpose-built student housing or multi-family housing, QSR, or GC-Stores markets and acquired one FC for NNN REIT, an affiliated REIT, but will call upon its substantial commercial real estate market knowledge and experience and will retain such experienced residential housing market advisors as it deems necessary or appropriate. Therefore, the prior performance of real estate investment programs sponsored by our sponsor will not be indicative of our future results. We anticipate that day-to-day property management of our student housing and residential properties will be performed by experienced recognized property management companies that provide services in the areas where our properties are located. Therefore, we will be dependent upon the services of these third-party management companies.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the “Brix” name within the investment products market;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose money.

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This is a “best efforts” offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, meaning that we are only required to use our best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that we make, and the geographic regions in which our investments are located. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain relatively fixed third party expenses such as legal, tax and audit, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds could increase our fixed third party expenses as a percentage of gross income, potentially reducing our net income and cash flow and potentially limiting our ability to make distributions.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we began to invest net proceeds from this offering in April 2018. Further, under Regulation A, we are only allowed to raise up to $50,000,000 in any 12-month period (although we may raise capital in other ways). We expect the size of the investments that we will make will average about $5 million to $40 million per asset. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of properties and investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of the investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of properties and investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Because our stockholders will not have the opportunity to evaluate the investments we may make before we make them, we are considered to be a blind pool. We may make investments with which our stockholders do not agree.

As of the date of this offering circular, we have acquired minority interests in four (4) real estate investments; however, other that the fitness center property that is described below in “Properties and Investments— Pending Property Acquisition,” we do not have any other properties or investments under contract that are reasonably probable of being acquired or originated with the proceeds from this offering. As a result, we are not able to provide you with any information to assist you in evaluating the merits of any specific future assets that we may acquire. We will seek to invest substantially all of the net proceeds from our primary public offerings, after the payment of fees and expenses, in real estate investments. Our board of directors and the management of our advisor has broad discretion when identifying, evaluating and making such investments. You will have no opportunity to evaluate the transaction terms or other financial or operational data concerning specific investments before we invest in them. As a result, you must rely on our board of directors and on our advisor to identify and evaluate our investment opportunities, and they may not be able to achieve our business objectives, may make unwise decisions or may make investments with which you do not agree.

Because we are selling our shares directly to the public, our stockholders will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty our stockholders face.

Because there is no independent third-party underwriter selling our shares or managing the sales effort, there will be no outside independent review of our finances and operations in connection with the preparation of this offering, other than the attached independent audit of our financial statements. Other REITs who use a licensed broker-dealer to sell shares are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act of 1933 and the rules of FINRA or the national securities exchange where the REIT securities are listed. Therefore, our stockholders must rely on the information in this offering circular and will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

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Due diligence reviews typically include an independent investigation of the background of our sponsor, advisor and their affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. A licensed broker-dealer also has “know your customer” obligations to determine whether the REIT investment is suitable for each individual investor. We intend to perform these tasks ourselves, but our investors do not benefit from a third party review of these facts and considerations.

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. See “Federal Income Tax Considerations.”

Risks Related to Our Properties, Our Business and the Real Estate Industry

Student Housing Risks

Our results of operations will be subject to the following risks inherent in the student housing industry: leasing cycles, concentrated lease-up period, seasonal cash flows and increased risk of student defaults during the summer months of 11.5 month leases.

We generally expect to lease our acquired student housing properties under 11.5 month leases, but we may also lease for terms of nine months or less. Furthermore, all of our properties must be entirely re-leased each year, exposing us to increased leasing risk. We may not be able to re-lease the property on similar terms, if we are able to re-lease the property at all. The terms of renewal or re-lease (including the cost of required renovations) may be less favorable to us than the prior lease.

Because all of our properties will need to be entirely re-leased each year during a limited leasing season, we are highly dependent on the effectiveness of our third-party property managers’ marketing and leasing efforts and personnel during this season, exposing us to significant leasing risk. In addition, we are subject to increased leasing risk on properties that we acquire that we have not previously managed due to our lack of experience leasing those properties and unfamiliarity with their leasing cycles. If we are unable to lease a substantial portion of our properties, or if the rental rates upon such leasing are significantly lower than expected rates, our cash flow from operations and our ability to make distributions to stockholders and service indebtedness could be adversely affected.

Additionally, prior to the commencement of each new lease period, generally during the first two weeks of August, we will need to prepare the student housing units for new incoming residents. During this period (referred to as “turn”), we will incur significant expenses making our units ready for occupancy, which we will recognize as incurred. We will therefore experience seasonally decreased operating results and cash flows during the third quarter of each year as a result of expenses we will incur during the turn period.

In addition, students leasing under 11.5 month leases may be more likely to default on their rental payments during the summer months. Although we will typically require a student’s parents to guarantee the student’s lease, we may have to spend considerable effort and expense in pursuing payment upon a defaulted lease, and our efforts may not be successful.

We intend to engage third-party experienced student housing property management companies and will be dependent upon their performance.

We anticipate that day-to-day student housing property management will be performed by experienced recognized property management companies that provide services in the areas where our properties are located. Therefore, our success will depend upon the performance of any such property managers and the failure of any of them to adequately perform will adversely impact our per-property operations.

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We will rely on our property managers’ relationships with universities, and changes in university personnel and/or policies could adversely affect our operating results.

In some cases, our property managers will rely on their relationships with colleges and universities for referrals of prospective student-tenants or for mailing lists of prospective student-tenants and their parents. Many of these colleges and universities own and operate their own competing on-campus facilities. Any failure to maintain good relationships with these colleges and universities could therefore have a material adverse effect on us. If colleges and universities refuse to make their lists of prospective student-tenants and their parents available to us or increase the costs of these lists, there could be a material adverse effect on us.

Changes in university admission policies could adversely affect us. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshmen, live in a university-owned facility, the demand for our properties may be reduced and our occupancy rates may decline. While we may engage in marketing efforts to compensate for such change in admission policy, we may not be able to affect such marketing efforts prior to the commencement of the annual lease-up period or at all.

It is also important that the universities from which our properties draw residents maintain good reputations and are able to attract the desired number of incoming students. Any degradation in a university’s reputation could inhibit its ability to attract students and reduce the demand for our properties.

A decrease in enrollment at the universities and colleges at which our properties are located could adversely affect our financial results.

University and college enrollment can be affected by a number of factors including, but not limited to, the current macroeconomic environment, students’ ability to afford tuition and/or the availability of student loans, competition for international students, the impact of visa requirements for international students, higher demand for distance education, and budget constraints that could limit a university’s ability to attract and retain students.  If a university’s enrollment were to significantly decline as a result of these or other factors, our ability to achieve our leasing targets and thus our properties’ financial performance could be adversely affected.

We will face significant competition from university-owned student housing and from other private student housing communities located within close proximity to universities.

On-campus student housing traditionally has certain inherent advantages over off-campus student housing because of, among other factors, closer physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes, while we and other private sector owners are subject to full real estate tax rates. Also, colleges and universities may be able to borrow funds at lower interest rates than those available to us and other private sector owners. As a result, universities may be able to offer more convenient and/or less expensive student housing than we can, which may adversely affect our occupancy and rental rates.

We will also compete with other national and regional owner-operators of off-campus student housing in a number of markets as well as with smaller local owner-operators. There may also be a number of purpose-built student housing properties that compete directly with us located near or in the same general vicinity of our student housing properties. Such competing student housing communities may be newer than our student housing properties, located closer to campus, charge less rent, possess more attractive amenities, or offer more services, shorter lease terms or more flexible leases. The construction of competing properties or decreases in the general levels of rents for housing at competing properties could adversely affect our rental income.

There have recently been a number of large new entrants in the student housing business and there may be additional new entrants with substantial financial and marketing resources. The entry of these companies has increased and may continue to increase competition for students and for the acquisition and management of other student housing properties.

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Risks Related to Investments in QSR, FC, and GC-Stores Single Tenant Real Estate; and Other Commercial Property Risks

Most of our QSR, FC, and GC-Store properties will depend upon a single tenant for their rental income, and our financial condition and ability to make distributions may be adversely affected by a tenant’s bankruptcy or insolvency, a downturn in the business, or a tenant’s lease termination.

We expect that most of our QSR, FC, and GC-Stores properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

If a QSR, FC, or GC-Stores tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our QSR, FC, or GC-Stores tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected. Further, our lenders may have a first priority claim to any recovery under the leases, any guarantees and any credit support, such as security deposits and letters of credit.

QSR, FC, and GC-Stores net leases may not result in fair market lease rates over time.

 We expect most of our rental income to come from net leases. Net leases typically contain (1) longer lease terms; (2) fixed rental rate increases during the primary term of the lease; and (3) fixed rental rates for initial renewal options, and, thus, there is an increased risk that these contractual lease terms will fail to result in fair market rental rates if fair market rental rates increase at a greater rate than the fixed rental rate increases.

Our QSR, FC, and GC-Store real estate investments will include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

A number of our QSR, FC, and GC-Stores investments will be in special use single tenant properties. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.

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A high concentration of our QSR, FC, or GC-Stores properties in a particular geographic area, or a high concentration of QSR, FC, or GC-Stores tenants in a similar retail segment or concept, would magnify the effects of downturns in that geographic area or retail segment or concept.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain retail segment or concept, any adverse effect to that retail industry generally would have a disproportionately adverse effect on our portfolio.

If a sale-leaseback transaction is recharacterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a QSR, FC, or GC-Stores property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

We will be dependent on our QSR, FC, and GC-Stores tenants to fulfill their lease obligations to us, and franchisees will be required to fulfill their franchise agreement obligations to their QSR, FC and GC-Stores franchisors, and an event that materially and adversely affects any tenant’s business, financial position or results of operations could materially and adversely affect our business, financial position or results of operations.

Our leases with QSR, FC, and GC-Stores tenants will be net leases, where we depend on tenants to pay all insurance, taxes, utilities, common area maintenance charges, maintenance and repair expenses and to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities arising in connection with its business, including any environmental liabilities. There can be no assurance that our tenants will have sufficient assets, income and access to financing to enable them to satisfy their payment obligations to us under their leases. The inability or unwillingness of tenants to meet their rent obligations to us under any of their leases could materially adversely affect our business, financial position or results of operations, including our ability to pay dividends to our stockholders as required to maintain our status as a REIT. The inability of tenants to satisfy their other obligations under their leases with us, such as the payment of insurance, taxes and utilities could materially and adversely affect the condition of our properties.

In addition, we expect to have numerous QSR, FC and GC-Stores tenants who operate their businesses under franchise agreements with third-party franchisors. Franchisee tenants will depend on the provision of services to them by their QSR, FC or GC-Stores franchisors pursuant to their respective franchise agreements. Franchise agreements generally provide for the franchisor to provide certain franchising services to our franchisee tenants. The franchising services include licensing the right to use and display certain trademarks, utilize trade secrets and purchase proprietary products from the franchisor in connection with the operation of the franchisee tenant’s QSR, FC or GC-Stores business. Other services may include marketing services, training and access to certain operating procedures and technical support. The failure of a franchisor to provide its franchisee with adequate services or any breach of a franchise agreement by a franchisee could have a material adverse effect on the QSR, FC or GC-Stores business of our franchisee tenants.

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We will be dependent on our QSR tenants successfully operating their restaurant businesses, and a failure do so could have a material adverse effect on our business, financial position or results of operations.

Factors which may impact the QSR business, financial position or results of operations of our tenants include the following:

•	food safety and food-borne illness concerns throughout the supply chain; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases;

•	litigation, including allegations of illegal, unfair or inconsistent employment practices;

•	unfavorable publicity, or a failure to respond effectively to adverse publicity;

•	labor and insurance costs;

•	insufficient guest or employee facing technology, or a failure to maintain a continuous and secure cyber network, free from material failure, interruption or security breach; and

•	the impact of shortages or interruptions in the delivery of food and other products from third-party vendors and suppliers.

Risks related to QSR, FC, and GC-Stores real estate ownership could reduce the value of our properties, which could materially and adversely affect us.

Ownership of QSR, FC, and GC-Stores real estate that is leased to tenants on a net basis is subject to risks inherent to the ownership of real estate, including:

•	inability to collect rent from tenants due to financial hardship, including bankruptcy;

•	changes in consumer trends and preferences that reduce demand for the products or services of our tenants;

•	inability to lease at or above the current rental rates, or at all, or sell properties upon expiration or termination of existing leases;

•	making capital expenditures to renovate vacant properties;

•	environmental risks related to the presence of hazardous or toxic substances or materials on our properties;

•	subjectivity of real estate valuations and changes in such valuations over time;

•	illiquid nature of real estate compared to most other financial assets;

•	changes in laws and regulations, including those governing real estate usage and zoning;

•	changes in interest rates and the availability of financing; and

•	changes in the general economic and business climate.

The occurrence of any of the risks described above may cause the value of our QSR, FC, or GC-Stores real estate to decline, which could materially and adversely affect us.

Our pursuit of investments in, and acquisitions of QSR, FC, and GC-Stores properties may be unsuccessful or fail to meet our expectations.

Investments in and acquisitions of QSR, FC, grocery store and C-Store properties and other properties we might seek to acquire entail risks associated with real estate investments generally, including that the investment’s performance will fail to meet expectations, that the cost estimates for necessary property improvements will prove inaccurate or that the tenant, operator or manager will underperform or become insolvent.

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Inflation may materially and adversely affect us and our QSR, FC, and GC-Stores tenants.

Increased inflation could have a negative impact on variable-rate debt we currently have or that we may incur in the future. Our leases will typically contain provisions, such as rent escalators, designed to mitigate the adverse impact of inflation on our results of operations. Because tenants will typically be required to pay all property operating expenses, increases in property-level expenses at our leased properties generally do not affect us. However, increased operating expenses at vacant properties and the limited number of properties that are not subject to full triple-net leases could cause us to incur additional operating expenses, which could increase our exposure to inflation. Additionally, the increases in rent provided by many of our leases may not keep up with the rate of inflation. Increased costs may also have an adverse impact on our tenants if increases in their operating expenses exceed increases in revenue, which may adversely affect the tenants’ ability to pay rent owed to us.

Bankruptcy laws will limit our remedies if a QSR, FC, or GC-Stores tenant becomes bankrupt and rejects its leases.

If a tenant becomes bankrupt or insolvent, that could diminish the income we receive from that tenant’s leases.  We may not be able to evict a tenant solely because of its bankruptcy.  On the other hand, a bankruptcy court might authorize the tenant to terminate its leasehold with us.  If that happens, our claim against the bankrupt tenant for unpaid future rent would be an unsecured pre-petition claim subject to statutory limitations, and therefore any amounts received in bankruptcy are likely to be substantially less valuable than the remaining rent we otherwise were owed under the leases.  In addition, any claim we have for unpaid past rent could be substantially less than the amount owed.

The failure of any of our QSR, FC, or GC-Stores tenants to fulfill its maintenance obligations may have a materially adverse effect on our ability to operate and grow our business.

The failure of any of our tenants to fulfill their maintenance obligations may cause us to incur significant and unexpected expenses to remediate any resulting damage to the property. Furthermore, the failure by any QSR, FC, or GC-Stores tenant to adequately maintain a leased property could adversely affect our ability to timely re-lease the property to a new tenant or otherwise monetize our investment in the property if we are forced to make significant repairs or changes to the property as a result of the tenant’s neglect. If we incur significant additional expenses or are delayed in being able to pursue returns on our real estate investments, it may have a materially adverse effect on our ability to operate and grow our business and our ability to achieve our strategic objectives.

We may be dependent on the QSR, FC and GC-Stores industries and may be susceptible to the risks associated with them, including competition and consumer spending preferences, which could materially adversely affect our business, financial position or results of operations.

To the extent that we become an owner of properties serving the QSR, FC, grocery store and GC-Stores industries, we will be impacted by the risks associated with those industries. Therefore, our success will to some degree be dependent on the QSR, FC, and GC-Stores industries, which could be adversely affected by economic conditions in general, changes in consumer trends and preferences and other factors over which we and any of our other tenants have no control.

The QSR, FC, and GC-Stores industries are characterized by a high degree of competition among a large number of participants. Competition is intense between national and regional franchise chains and locally-owned QSR, FC, and GC-Stores businesses in most of the markets. As competing properties are constructed, the lease rates we assess for our properties may be negatively impacted upon renewal or new tenant pricing events.

In addition, our QSR, FC, and GC-Stores tenants may encounter significant macroeconomic forces including adverse changes in consumer spending or consumer preferences for particular foods, goods, services or restaurant/store-based retailing, which could severely impact our tenants’ ability to pay rent. Shifts from in-restaurant and in-store to online takeout and delivery ordering and shopping could increase due to changing consumer dining and shopping patterns as well as the increase in consumer adoption and use of mobile electronic devices. This expansion of e-commerce could have an adverse impact on our QSR, FC and C-Store tenants' ongoing viability.

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Our QSR, FC, and GC-Stores tenants’ businesses will be subject to government regulations and changes in current or future laws or regulations could restrict their ability to operate both their and our business in the manner currently contemplated.

We cannot predict what laws or regulations will be enacted in the future, how future laws or regulations will be administered or interpreted, or how future laws or regulations will affect our QSR, FC, and GC-Stores tenants and properties, including, but not limited to environmental laws and regulations. Compliance with new laws or regulations, or stricter interpretation of existing laws, may require us or our tenants to incur significant expenditures, impose significant liability, restrict or prohibit business activities and could cause a material adverse effect on our results of operation.

In particular, the QSR industry is subject to extensive federal, state and local regulations. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to building, zoning, land use, environmental, traffic and other regulations and requirements. Our QSR tenants will be subject to licensing and regulation by state and local authorities relating to wages and hours, healthcare, health, sanitation, safety and fire standards and the sale of alcoholic beverages. Our QSR tenants will also be subject to, among other laws and regulations, laws and regulations relating to the preparation and sale of food, including regulations regarding product safety, nutritional content and menu labeling. The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or an insufficient or ineffective response to significant regulatory or public policy issues, could have an adverse effect on our QSR tenants’ results of operations, which could also adversely affect our business, results of operations or financial condition.

Environmental compliance costs and liabilities associated with real estate properties owned by us may materially impair the value of those investments.

As an owner and operator of real property, we are subject to various federal, state and local environmental, health and safety laws and regulations. We may be held primarily or jointly and severally liable for costs relating to the investigation and clean-up of any of our then-current or former properties at or from which there has been a release or threatened release of hazardous materials as well as other affected properties, regardless of whether we knew of or caused the contamination.

In addition to these costs, which are typically not limited by law or regulation and could exceed the property’s value, we or our tenants could be subject to other liabilities, including governmental penalties for violation of environmental, health and safety laws, liabilities for injuries to persons for exposure to hazardous materials, and damages to property or natural resources. Furthermore, some environmental laws can create a lien on the contaminated site in favor of the government for damages and the costs the government incurs in connection with such contamination or can restrict the manner in which a property may be used because of contamination. We also could be liable for the costs of remediating contamination at third party sites, e.g., landfills, where we or our tenants send waste for disposal without regard to whether we comply with environmental laws in doing so.

The presence of contamination or the failure to remediate contamination may adversely affect our ability to sell, develop or lease the real estate or to borrow using the real estate as collateral.

While QSR, FC, and GC-Stores tenants under our leases will generally indemnify, defend and hold us harmless for the foregoing liabilities, there can be no assurance that the respective tenant will have sufficient assets, income or access to financing to enable it to satisfy its payment obligations to us under its lease.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unanticipated expenditures that materially adversely impact our cash flow.

All of our properties will be required to comply with Title III of the Americans with Disabilities Act, or the ADA. The ADA generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require, for example, removal of access barriers and non-compliance could result in the imposition of fines by the U.S. Government or an award of damages to private litigants, or both. While the tenants to whom we lease properties are obligated by law to comply with the ADA provisions, under the law we are also legally responsible for our properties’ ADA compliance. If required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of our tenants to cover costs could be adversely affected and we could be required to expend our own funds to comply with the provisions of the ADA, which could have an adverse effect on our financial condition and our ability to make distributions. State and local laws may also require modifications to our properties related to access by disabled persons. In addition, we will be required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on our cash flow and ability to make distributions to our stockholders.

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While QSR, FC, and GC-Stores tenants under our leases generally will indemnify, defend and hold us harmless for the foregoing liabilities, there can be no assurance that the respective tenant will have sufficient assets, income or access to financing to enable it to satisfy its payment obligations to us under its lease.

Active management and operation of a restaurant business by our QSR tenants may expose them to potential liabilities beyond those traditionally associated with commercial property tenants.

Managing and operating an active restaurant business will expose our QSR tenants to potential liabilities associated with the operation of restaurants. Such potential liabilities not typically associated with other businesses include potential liabilities for wage and hour violations, guest discrimination, food safety issues including poor food quality, food-borne illness, food tampering, food contamination, workplace injury, and violation of “dram shop” laws (providing an injured party with recourse against an establishment that serves alcoholic beverages to an intoxicated party who then causes injury to himself or a third party). In the event that one or more of the potential liabilities associated with managing and operating an active restaurant business materializes, such liabilities could adversely affect our QSR tenants’ financial position and results of operations and their ability to pay us rent, which could have a material adverse effect on our cash flow and ability to make distributions to our stockholders.

FC Tenants may be unable to attract and retain members, which could have a negative effect on their ability to pay rent.

The success of FC tenant business will depend on its ability to attract and retain members. There are numerous factors that could lead to a decline in membership levels or sales of in-center services in mature centers or that could prevent a tenant from increasing membership and in-center service revenue at newer centers where membership is generally not yet at a targeted capacity. Any decrease in a tenant’s average dues, reduction in enrollment fees or higher membership acquisition costs could adversely impact its ability to pay rent.

FC tenants will be subject to extensive government regulation, and changes in these regulations could have a negative effect on their ability to pay rent.

FC tenant operations will be subject to various federal and state laws and regulations, including but not limited to the following:

•	federal and state consumer protection laws related to the advertising, marketing and sale of their products and services;

•	state statutes that regulate the sale and terms of their membership contracts;

•	state and local health or safety regulations related to various center operations, such as child centers, food service or aquatics;

•	federal and state regulation of ancillary health and fitness-related products and services; and

•	state licensing or other regulation of service providers, such as cosmetologists, massage therapists and registered dietitians.

Any changes in such laws or regulations could have an adverse effect on the financial condition of FC tenants and their ability to pay rent.

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General Risks

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturers financial condition and disputes between our co-venturers and us.

We may co-invest, and may continue in the future to co-invest, with our affiliates or those of our sponsor or with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. In connection with these investments, we may not have sole decision-making control regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third-party not involved, including the possibility that our partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Our partners or co-venturers also may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our preferences, policies or objectives. Such investments also will have the potential risk of impasses on decisions, such as a sale, because neither we nor our partners or co-venturers would have full control over the partnership or joint venture. Disputes between us and our partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort exclusively on our business. Consequently, actions by or disputes with our partners or co-venturers might result in subjecting properties owned by the partnership, joint venture or other entity to additional risk. In addition, we may in certain circumstances be liable for the actions of our partners or co-venturers.

Our growth will be dependent upon our ability to acquire, lease, integrate and manage properties successfully.

We cannot assure you that we will be able to identify real estate investments, including joint ventures, that meet our investment criteria, that we will be successful in completing any acquisition we identify or that any acquisition we complete will produce a return on our investment.

Our future growth will be dependent upon our ability to successfully acquire new properties and enter into joint ventures on favorable terms, which may be adversely affected by the following significant risks:

•	we may be unable to acquire a desired property at all or at a desired purchase price because of competition from other purchasers;

•	many of our future acquisitions are likely to be dependent on external financing, and we may be unable to finance an acquisition on favorable terms or at all;

•	we may be required to incur significant capital expenditures to improve or renovate acquired properties;

•	we may incur an increase in operating costs or may not have the proceeds available to implement renovations or improvements at acquired properties which are necessary to attract and retain tenants;

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our then-existing operations;

•	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

•	we may acquire properties subject to liabilities but without any recourse, or with only limited recourse, to the sellers, or with liabilities that are unknown to us, such as liabilities for undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties and claims for indemnification by members, directors, officers and others indemnified by the former owners of the properties.

As we acquire properties, we will be subject to risks associated with managing new properties, including lease-up and integration risks. Newly acquired properties may not perform as expected, and newly acquired properties may have characteristics or deficiencies unknown to us at the time of acquisition.

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We have limited time to perform due diligence on our acquired properties, which could subject us to significant unexpected liabilities and under-performance of the acquired properties.

When we enter into an agreement to acquire a property, we will often have limited time to complete our due diligence prior to acquiring the property. Because our internal resources are limited, we may rely on third parties to conduct a portion of our due diligence. To the extent these third parties or we underestimate or fail to identify risks and liabilities associated with the properties we acquire, we may incur unexpected liabilities, or the property may fail to perform in accordance with our projections. If, during the due diligence phase, we do not accurately assess the value of and liabilities associated with a particular property, we may pay a purchase price that exceeds the current fair value of the assets. As a result, material goodwill and other intangible assets would be recorded, which could result in significant charges to earnings in future periods. These charges, in addition to the financial impact of significant liabilities that we may assume, could materially and adversely impact our financial and operating results, as well as our ability to pay distributions.

We may be unable to invest our capital resources on acceptable terms or at all.

Our ability to achieve our desired levels of financial performance will depend significantly upon our ability to invest efficiently our available capital resources in accretive properties transactions, and we have limited experience in the student housing, multi-family housing, QSR, GC-Stores and FC markets. Although we seek to maintain a pipeline of suitable investment opportunities, we cannot assure you that we will be able to identify any acquisition opportunities or other investments that meet our investment objectives or that any investment that we make will produce a positive return. Moreover, our investment pipeline is generally subject to numerous uncertainties and conditions that make it difficult to predict if or when any such potential transactions will be consummated. Accordingly, we may be unable to invest our available capital resources on acceptable terms within the time period that we desire, or at all, and these delays could result in additional dilution and may cause our financial results to fall short of our expectations. Moreover, we have significant flexibility in investing our capital resources, and we may use the resources in ways with which our stockholders may not agree or for purposes other than those that we originally contemplated.

Difficulties in selling real estate could limit our flexibility.

We intend to evaluate the potential disposition of assets that may no longer meet our investment objectives. When we decide to sell an asset, we may encounter difficulty in finding buyers in a timely manner as real estate investments generally cannot be disposed of quickly, especially when market conditions are poor. This may limit our ability to vary our portfolio promptly in response to changes in economic or other conditions. In some cases, we may also determine that we will not recover the carrying value of the property upon disposition and might recognize an impairment loss. In addition, in order to maintain our status as a REIT, the Internal Revenue Code imposes restrictions on our ability to sell properties held fewer than two years, which may cause us to incur losses thereby reducing our cash flows and adversely impacting distributions to equity holders.

Our ownership of properties through ground leases may expose us to the loss of such properties upon the exercise by the lessors of purchase options or the breach or termination of the ground leases.

We may acquire an interest in certain of our properties by acquiring a leasehold interest in the property on which the building is located. We could lose our interests in a property if the ground lease is terminated, if a purchase option is exercised by the lessor or if we breach the ground lease, which could adversely affect our financial condition or results of operations.

We are subject to numerous laws and regulations, changes to which could increase our costs and individually or in the aggregate adversely affect our business.

We will be subject to laws and regulations affecting our operations in a number of areas. Changes in these laws and regulations, including, among others, healthcare reform such as the repeal or significant amendment of the Affordable Care Act, employment law reform such as the enactment of federal overtime exemption regulations, and financial and disclosure reform such SEC rulemaking, including executive compensation regulations, or the enactment of new laws or regulations, may increase our costs. Also, compliance with these laws, regulations and similar requirements may be onerous and expensive, and they may be inconsistent from jurisdiction to jurisdiction, which may further increase the cost of compliance and doing business.

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In addition, we are subject to tax laws and regulations, which are under constant review by persons involved in the legislative process, at the Internal Revenue Service and the U.S. Department of the Treasury, and at various state tax authorities. Changes to tax laws, regulations, or administrative interpretations, which may be applied retroactively, could adversely affect us in a number of ways, including the following:

•	making it more difficult or more costly for us to qualify as a REIT;

•	decreasing real estate values generally; and

•	lowering effective tax rates for non-REIT “C” corporations, which may cause investors to perceive investments in REITs to be less attractive than investments in the stock of non-REIT “C” corporations.

We cannot predict whether, when, in what forms, or with what effective dates, laws, regulations, and administrative interpretations applicable to us or our stockholders may be changed. Any such change may significantly affect our liquidity and results of operations, as well as the value of our shares.

We may be adversely impacted by new accounting pronouncements.

Accounting policies are fundamental to how we record and report our financial condition and results of operations. From time to time, the Financial Accounting Standards Board (“FASB”) and the SEC, entities that create and interpret accounting standards, may issue new accounting pronouncements or change their interpretation and application of these standards that govern the preparation of our financial statements. These changes could have a material impact on our reported financial condition and results of operations, and could also affect the comparability of our financial results to previous periods. In some cases, we could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements. The adoption of new accounting pronouncements could also affect the calculation of our debt covenants, and we cannot be assured that we will be able to work with our lenders to amend our debt covenants in response to such changes.

Cybersecurity risks and cyber incidents could adversely affect our business, disrupt operations and expose us to liabilities to tenants, employees, capital providers, and other third parties.

Cyber incidents can result from deliberate attacks or unintentional events. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. The result of these incidents could include, but are not limited to, disrupted operations, misstated financial data, liability for stolen assets or information, increased cybersecurity protection costs, litigation and reputational damage adversely affecting customer or investor confidence. These cyber incidents could negatively impact us, our tenants and/or the capital markets.

We use computers in substantially all aspects of our business operations. We also use mobile devices, social networking and other online activities to connect with our employees, suppliers and our tenants. Such uses give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including tenants' and suppliers' personal information, private information about employees, and financial and strategic information about us. Further, as we pursue our strategy to grow through acquisitions and to pursue new initiatives to improve our operations, we are also expanding our information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. As our reliance on technology has increased, so have the risks posed to our systems, both internal and those we have outsourced to third party service providers. In addition, information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. The theft, destruction, loss, misappropriation or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third-parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of tenants, potential liability and competitive disadvantage, any of which could result in a material adverse effect on our financial condition or results of operations.

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Acts of violence, terrorist attacks or war may affect the results of our operations.

Terrorist attacks or other acts of violence may negatively affect our operations. There can be no assurance that there will not be terrorist attacks against businesses within the United States. These attacks may directly or indirectly impact our physical facilities or the businesses or the financial condition of our tenants. The United States is engaged in armed conflict, which could have an impact on these parties. The consequences of armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or be insured for such.

More generally, any of these events or threats of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. They also could result in, or cause a deepening of, economic recession in the United States or abroad. Any of these occurrences could have an adverse impact on our financial condition or results of operations.

Our performance and value are subject to risks associated with real estate assets and with the real estate industry.

Our ability to satisfy our financial obligations and make expected distributions to our stockholders will depend on our ability to generate cash revenues in excess of expenses and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of our properties. These events include:

•	general economic conditions;

•	rising level of interest rates;

•	local oversupply, increased competition or reduction in demand for our properties;

•	inability to collect rent from tenants;

•	vacancies or our inability to rent our properties on favorable terms;

•	inability to finance property acquisitions on favorable terms;

•	increased operating costs, including insurance premiums, utilities, and real estate taxes;

•	costs of complying with changes in governmental regulations;

•	the relative illiquidity of real estate investments; and

•	changing student demographics.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect us.

Potential losses may not be covered by insurance.

We will carry fire, earthquake, terrorism, business interruption, vandalism, malicious mischief, boiler and machinery, commercial general liability and workers' compensation insurance covering all of the properties in our portfolio under various policies we deem appropriate under the circumstances. We hope that these policy specifications and insured limits will be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. There are, however, certain types of losses, such as property damage from generally unsecured losses such as riots, wars, punitive damage awards or acts of God that may be either uninsurable or not economically insurable. Some of our properties may be insured subject to limitations involving large deductibles and policy limits that may not be sufficient to cover losses. In addition, we may discontinue any earthquake, terrorism or other insurance on some or all of our properties in the future if the cost of premiums from any of these policies exceeds, in our judgment, the value of the coverage discounted for the risk of loss.

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If we experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged and require substantial expenditures to rebuild or repair. In the event of a significant loss at one or more of our properties, the remaining insurance under our policies, if any, could be insufficient to adequately insure our other properties. In such event, securing additional insurance, if possible, could be significantly more expensive than our current policies.

We could incur significant costs related to government regulation and private litigation over environmental matters.

Under various environmental laws, including the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), a current or previous owner or operator of real property may be liable for contamination resulting from the release or threatened release of hazardous or toxic substances or petroleum at that property, and an entity that arranges for the disposal or treatment of a hazardous or toxic substance or petroleum at another property may be held jointly and severally liable for the cost to investigate and clean up such property or other affected property. Such parties are known as potentially responsible parties (“PRPs”). Such environmental laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the costs of any required investigation or cleanup of these substances can be substantial. PRPs are liable to the government as well as to other PRPs who may have claims for contribution. The liability is generally not limited under such laws and could exceed the property's value and the aggregate assets of the liable party. The presence of contamination or the failure to remediate contamination at our properties may expose us to third-party liability for personal injury or property damage, or adversely affect our ability to sell or lease the real property or to borrow using the real property as collateral.

Environmental laws also impose ongoing compliance requirements on owners and operators of real property. Environmental laws potentially affecting us address a wide variety of matters, including, but not limited to, asbestos-containing building materials (“ACBM”), storage tanks, storm water and wastewater discharges, lead-based paint, wetlands, and hazardous wastes. Failure to comply with these laws could result in fines and penalties or expose us to third-party liability. Some of our properties may have conditions that are subject to these requirements and we could be liable for such fines or penalties or liable to third parties.

Existing conditions at some of our properties may expose us to liability related to environmental matters.

Some of the properties we acquire may contain asbestos-containing building materials, or ACBMs. Environmental laws require that ACBMs be properly managed and maintained, and may impose fines and penalties on building owners or operators for failure to comply with these requirements. Also, some of the properties in our portfolio may have contained, or be adjacent to or near other properties that have contained or currently contain storage tanks for the storage of petroleum products or other hazardous or toxic substances. These operations would create a potential for the release of petroleum products or other hazardous or toxic substances. Third parties may be permitted by law to seek recovery from owners or operators for personal injury associated with exposure to contaminants, including, but not limited to, petroleum products, hazardous or toxic substances, and asbestos fibers.

Insurance carriers have reacted to awards or settlements related to lawsuits against owners and managers of residential properties alleging personal injury and property damage caused by the presence of mold in residential real estate by excluding mold related programs designed to minimize the existence of mold in any of our properties as well as guidelines for promptly addressing and resolving reports of mold to minimize any impact mold might have on tenants or the property.

Environmental liability at any properties we acquire, including those related to the existence of mold, may have a material adverse effect on our financial condition, results of operations, cash flow, or our ability to satisfy our debt service obligations and pay dividends or distributions to our security holders.

We may incur significant costs complying with the Americans with Disabilities Act and similar laws.

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Additional federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate our properties. For example, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the ADA or FHAA could result in the imposition of fines or an award or damages to the government or private litigants and also could result in an order to correct any non-complying feature. Also, discrimination on the basis of certain protected classes can result in significant awards to victims. We cannot predict the ultimate amount of the cost of compliance with the ADA, FHAA or other legislation. If we incur substantial costs to comply with the ADA, FHAA or any other legislation, we could be materially and adversely affected.

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We may incur significant costs complying with other regulations.

The properties in our portfolio will be subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards. Furthermore, existing requirements could change and require us to make significant unanticipated expenditures that would materially and adversely affect us.

The impact of climate change may adversely affect our financial condition or results of operations.

To the extent that climate change does occur, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including destruction of our properties, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of properties we acquire and could also require us to spend more on our properties without a corresponding increase in revenue.

Risks Related to Compliance and Regulation

We are offering our common stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common stock less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common stock less attractive to investors as compared to a traditional initial public offering, which may make an investment in our common stock less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty with regard to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common stock, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of properties and related investments, which could severely affect the value of our common stock.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11 .

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to regulatory sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

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As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our and the Online Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could negatively impact our ability to acquire rental properties and real estate equity investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the Online Platform.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require our advisor or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common stock to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective stockholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective stockholder to produce any information required for verification purposes, an application for, or transfer of, our common stock may be refused. We will not have the ability to reject a transfer of our common stock where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Risks Related to an Investment in Our Common Stock

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash generated from our operations. The amount of cash available for distribution will be affected by many factors, such as our ability to buy properties as offering proceeds become available and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time, nor can we give any assurance that rents from the properties will increase, or that future acquisitions of real properties will increase our cash available for distribution to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders. See “Description of Shares — Distributions.”

We face significant competition for real estate investment opportunities, which may limit our ability to acquire suitable investments and achieve our investment objectives or pay distributions.

We face competition from various entities for investment opportunities, including other REITs, pension funds, banks and insurance companies, private equity and other investment funds and companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of student tenant parents or the geographic location of their investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit markets and a potential lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.

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If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. We are also subject to competition in seeking to acquire real estate-related investments. The more shares we sell in this offering, the greater our challenge will be to invest the net offering proceeds on attractive terms. Our investors must rely entirely on the management abilities of our advisor and the oversight of our board of directors. We can give no assurance that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our stockholders to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more shares we sell in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the offering process increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor and the real estate and debt finance professionals that our advisor retains to identify suitable investments for us at times when such persons are simultaneously seeking to identify suitable investments for other Brix-affiliated programs or Brix-advised investors could also delay the investment of the proceeds of this offering. See “Risks Related to Conflicts of Interest.” Delays we encounter in the selection, acquisition of income-producing properties or the acquisition of other related real estate investments would likely limit our ability to pay distributions to you and reduce your overall returns.

We may change our targeted investments without stockholder consent.

We currently intend to invest in student housing, multi-family residential, QSR, FC, and GC-Stores properties and related real estate investments; however, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. In the event that we are unable to find properties that meet our investment criteria, we will consider investments in other types of properties.

Any change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will consider the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different investments.

The offering price per share of our common stock may not reflect the value that stockholders will receive for their investment.

As with any valuation methodology, the methodologies we use are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different estimated NAV per share of our common stock, and these differences could be significant. The estimated NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, nor does it represent a liquidation value of our assets and liabilities or the price at which our shares of common stock would trade on a national securities exchange. The estimated NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.

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Accordingly, with respect to our estimated NAV per share and our annually updated offering price, we can give no assurance that:

•	a stockholder would ultimately realize distributions per share equal to our estimated NAV per share upon a sale of our company;

•	our shares of common stock would trade at our estimated NAV per share on a national securities exchange;

•	a third party would offer our estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated NAV per share; or

•	the methodology used to determine our estimated NAV per share would be acceptable for compliance with ERISA reporting requirements.

The NAV of our shares will fluctuate over time in response to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio, the management of those assets, and the real estate and finance markets.

Disruptions in the financial markets and uncertain economic conditions could adversely affect market rental rates, real estate values and our ability to secure debt financing, service future debt obligations, or pay distributions to our stockholders.

Currently, environments for the types of properties we are targeting for investment are highly competitive. While there has been an increase in the amount of capital flowing into the U.S. real estate markets, which resulted in an increase in real estate values in certain markets, the uncertainty regarding the economic environment has made businesses reluctant to make long-term commitments or changes in their business plans.

We plan to rely on debt financing to finance our real estate properties and we may have difficulty refinancing some of our debt obligations prior to or at maturity or we may not be able to refinance these obligations at terms as favorable as the terms of our initial indebtedness and we also may be unable to obtain additional debt financing on attractive terms or at all. If we are not able to refinance our initial indebtedness on attractive terms at the various maturity dates, we may be forced to dispose of some of our assets. Recent financial market conditions have improved significantly from the bottom of the economic cycle, but material risks are still present. Market conditions can change quickly, which could negatively impact the value of our assets.

Disruptions in the financial markets and continued uncertain economic conditions could adversely affect the values of our investments. It remains uncertain whether the capital markets can sustain the current transaction levels. Furthermore, declining economic conditions could negatively impact real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing our loan investments, which could have the following negative effects on us:

•	the values of our investments in properties could decrease below the amounts paid for such investments; and/or

•	revenues from our properties could decrease due to fewer students and/or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations.

All of these factors could reduce our stockholders’ return and decrease the value of an investment in us.

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If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, industries, student enrollment or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.

While we intend to diversify our portfolio of investments in the manner described in this offering circular, we are not required to observe specific diversification criteria. Therefore, our investments may at times be concentrated in a limited number of geographic locations, or secured by assets concentrated in a limited number of geographic locations. Our ability to diversify is also constrained by the $50,000,000 maximum offering amount and our ability to leverage off of that amount. To the extent that our properties portfolio is concentrated in limited geographic regions, downturns relating generally to such region, industry, student enrollment or business sector may result in declining values and defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly limit our ability to pay distributions to our stockholders. In order to diversify our investment portfolio, we may co-invest or joint venture with affiliates or third parties including through exchanges of ownership interests in respective properties, which could result in the loss of control over a given property.

Any adverse economic or real estate developments in our target markets could adversely affect our operating results and our ability to pay distributions to our stockholders.

Because we depend upon our advisor and its affiliates to conduct our operations, adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

We depend on our advisor to manage our operations and our portfolio of properties. Our advisor depends upon the fees and other compensation that it receives from us and other affiliated REITs in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes to our relationship with, or the financial condition of, our advisor and its affiliates, could hinder their ability to successfully manage our operations and our portfolio of investments.

We may not be successful in conducting this offering, which would adversely impact our ability to implement our investment strategy.

The success of this offering and our ability to implement our business strategy depend upon our ability to sell our shares to investors. All investors have a choice of numerous competing real estate investment trust offerings, many with similar investment objectives, which may make selling our shares to such investors more difficult. If we are not successful in growing, operating and managing this process, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.

The loss of or the inability to retain or obtain key real estate professionals at our advisor or sponsor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our shares.

Our success depends to a significant degree upon the contributions of Messrs. Halfacre and Wirta, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with these individuals and they may not remain associated with us, our advisor, sponsor or their affiliates. There is also no exclusivity with regard to the services of our sponsor or its employees and we will compete for their services with other current and future affiliated real estate programs, including future programs with similar investment objectives to ours. If any of these persons were to cease their association with us, our advisor, sponsor or their affiliates, we may be unable to find suitable replacements and our operating results could suffer as a result. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon the ability of our advisor, sponsor and their affiliates to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor, sponsor and their affiliates may be unsuccessful in attracting and retaining such skilled professionals. If we lose or are unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

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Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce our stockholders’ and our recovery against our independent directors if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our bylaws provide that none of our independent directors shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

Risks Related to Conflicts of Interest

Our advisor and its affiliates, including all of our executive officers and our affiliated directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us and with other Brix-affiliated programs, which could result in actions that are not in the long-term best interests of our stockholders.

Most of our executive officers and our affiliated directors and other key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor and/or other Brix-affiliated entities. Our advisor and its affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	sales of real estate investments, which entitle our advisor to disposition fees;

•	acquisitions of real estate investments, which entitle our advisor to acquisition fees and asset management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other Brix-affiliated programs, which might entitle affiliates of our advisor to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire real estate investments, which borrowings will increase the acquisition fees, financing fees and asset management fees payable to our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange, which listing may make it more likely for us to become self-managed or internalize our management and which could also adversely affect the sales efforts for other Brix-affiliated programs, depending on the price at which our shares trade; and

•	whether we seek to sell the company, which sale could terminate the asset management fee.

Our advisor, sponsor and their affiliates face conflicts of interest relating to the acquisition of assets due to their relationship with other Brix-affiliated programs and Brix-advised investors, which could result in decisions that are not in our best interest or the best interests of our stockholders.

We rely on our advisor, sponsor and their key real estate professionals, including Messrs. Halfacre and Wirta, to identify suitable investment opportunities for us. NNN REIT and REIT I are advised by affiliates of our sponsor and rely on many of the same real estate professionals, as will future Brix-affiliated programs advised and/or sponsored by our sponsor. As such, we and the other Brix-affiliated programs, and Brix-advised investors rely on many of the same real estate professionals, as will future Brix-affiliated programs and Brix-advised investors. While these existing investment programs are focused on commercial properties, our advisor is not limited in the sponsorship of future programs, including the types of properties we intend to acquire and invest in. Many investment opportunities that are suitable for us may also be suitable for other future Brix-affiliated programs and Brix-advised investors. When these real estate professionals direct an investment opportunity to any Brix-affiliated program or Brix-advised investor they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Our acquisition stage may overlap with future Brix-affiliated programs and Brix-advised investors.

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We and other Brix-affiliated programs and Brix-advised investors also rely on these real estate professionals to supervise the management of investments. If the Brix team of real estate professionals directs prospective tenants to properties owned by a future Brix-affiliated program or Brix-advised investor when it could direct such tenants to our properties, our tenant base may have more inherent risk and our properties’ occupancy may be lower than might otherwise be the case.

Further, existing and future Brix-affiliated programs and Brix-advised investors, and Messrs. Halfacre and Wirta generally, are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate-related investments.

There is a risk that stockholders could sue us and the directors involved if they determine that fiduciary duties to our stockholders were violated in connection with an internalization transaction, causing us to incur high litigation costs.

Conflicts of interest risk in the termination of the advisory agreement.

Either our conflicts committee (by majority vote) or our advisor may terminate the advisory agreement without penalty upon 60 days’ written notice. Upon termination of the advisory agreement, other than by our conflicts committee for cause, our advisor may be entitled to a termination fee equal to the Liquidation Fee payable to the advisor (based upon an independent appraised value of the portfolio) had the portfolio been liquidated on the termination date. See “Conflicts of Interest.” Any termination of the advisory agreement for cause, would involve a difficult and lengthy process in concluding that the for cause standard had been met, which conclusion would be subject to challenge by our advisor and could result in a protracted legal process.

Our officers, our advisor and the real estate, debt finance, management and accounting professionals assembled by our advisor face competing demands on their time and this may cause our operations and our stockholders’ investment in us to suffer.

We rely on our officers, our advisor and the real estate, debt finance, management and accounting professionals that our advisor retains, including Messrs. Halfacre and Wirta, to provide services to us for the day-to-day operation of our business. NNN REIT and REIT I are also advised and or sponsored by our sponsor and they rely on it and many of the same real estate, debt finance, management and accounting professionals, as will future Brix-affiliated programs and Brix-advised investors. Further, our officers and affiliated directors are also officers and/or affiliated directors of some or all of the other Brix-affiliated programs. Messrs. Halfacre and Wirta are also executive officers of NNN REIT and REIT I. As a result of their interests in other Brix-affiliated programs, their obligations to Brix-advised investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, Messrs. Halfacre and Wirta face conflicts of interest in allocating their time among us, NNN REIT and REIT I, other Brix-affiliated programs and other Brix-advised investors, as well as other business activities in which they are involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Furthermore, some or all of these individuals may become employees of another Brix-affiliated program in an internalization transaction or, if we internalize our management, our advisor’s or sponsor’s employees may not become our employees as a result of their relationship with other Brix-affiliated programs. If these events occur, the returns on our investments, and the value of your investment in us, may decline.

All of our executive officers, our affiliated directors and the key real estate professionals assembled by our advisor face conflicts of interest related to their positions and/or interests in our advisor and its affiliates, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

Most of our executive officers, our affiliated directors and the key real estate professionals assembled by our advisor are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor and/or other Brix-affiliated entities. As a result, they owe fiduciary duties to each of these entities, their members and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Further, Messrs. Halfacre and Wirta and existing and future Brix-affiliated programs and Brix-advised investors generally are not and will not be prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

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Because other Brix-affiliated programs may conduct offerings concurrently with our offering, our advisor may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

NNN REIT is seeking to raise capital through a public offering being conducted concurrently with this offering and future Brix-affiliated programs may as well. As a result, our sponsor may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsor generally seeks to avoid simultaneous offerings by programs that have a substantially similar mix of investment characteristics, including key investment objectives. Nevertheless, there may be periods during which one or more Brix-affiliated programs will be raising capital and may compete with us for investment capital, as is the case with NNN REIT whose investors may choose its commercial real estate investment platform over ours. Such conflicts may not be resolved in our favor and our stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making an investment in our shares.

 Our board of directors’ loyalties to NNN REIT, REIT I and possibly to future Brix-affiliated programs could influence its judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to another Brix-affiliated program at our expense.

Most of our directors are also directors of NNN REIT and trust managers (the equivalent of trustees) of REIT I. The loyalties of our directors serving on the boards of these investment programs, or possibly on the boards of directors of future Brix-affiliated programs, may influence the judgment of our board of directors when considering issues for us that also may affect other Brix-affiliated programs, such as the following:

•	Our conflicts committee must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other Brix-affiliated programs or if our advisor is giving preferential treatment to other Brix-affiliated programs in this regard, our conflicts committee may not be well-suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•	We could enter into transactions with other Brix-affiliated programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle our advisor or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other Brix-affiliated programs might entitle our advisor or its affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller in addition to acquisition fees and other fees that we might pay to our advisor in connection with such transaction. Similarly, property sales to other Brix-affiliated programs might entitle our advisor or its affiliates to acquisition fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to our advisor in connection with such transaction. Decisions of our board or our conflicts committee regarding the terms of those transactions may be influenced by our board’s or our conflicts committee’s loyalties to such other Brix-affiliated programs.

•	A decision of our board or our conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with offerings of other Brix-affiliated programs.

•	A decision of our board or our conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Brix-affiliated programs.

•	A decision of our board or our conflicts committee regarding whether and when we seek to list our common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts of other Brix-affiliated programs, depending on the price at which our shares trade.

Because one of our conflicts committee members is also an independent director of NNN REIT, he receives compensation for service on that other affiliated program. In addition, like us, NNN REIT reimburses independent directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of their board.

If we ever decided to become self-managed, the terms of the management arrangement may not be negotiated in an arms-length transaction.

If we ever decided to become self-managed by acquiring employees of our advisor or sponsor and/or entities affiliated with our advisor or sponsor, there is a risk that internalization of management would not be fair to stockholders because it may not be negotiated in an arms-length transaction. Our articles of incorporation require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that such internalization transaction is fair and reasonable to us and any fees or other compensation due by virtue of the internalization transaction to our advisor and/or affiliated entities are also fair and reasonable to us.

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Risks Related to Our Corporate Structure

Our charter limits the number of shares a person may own and permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our amended and restated articles of incorporation prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. In addition, our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. In furtherance of this objective, we have applied to the SEC for an exemptive order from Investment Company Act registration for up to one year during which time we believe we will be able to increase and stabilize our portfolio of acquisitions and investments and be classified as a real estate operating company. We are currently in the process of completing the acquisition of a fitness center property that, if acquired, will classify us as an operating company not required to register under the Investment Company Act and will allow us to withdraw our SEC exemptive order application. See “Properties and Investments—Pending Property Acquisition.” While we expect to complete this property acquisition within the next 60 days and then withdraw the SEC application, there can be no assurance in that regard or that the SEC will grant us the exemptive order under our application in order to grow and stabilize our portfolio as required to avoid Investment Company Act registration.

If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we will not be required to register as an investment company based on the following analysis. With respect to the 40% test, the entities through which we intend to own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we are a holding company and do not intend to invest or trade in securities ourselves. Rather, through majority-owned subsidiaries, we are primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

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We believe that most of our subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that each of our subsidiaries relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

We do not have a separately appointed audit committee composed of independent directors, which could increase the risk of a financial reporting failure.

Our three independent members of the board of directors all serve on the conflicts committee, which addresses issues requiring independent review of management decisions of the board of directors, such as oversight of our advisor, which are required to be made by a majority of our independent directors under state regulatory requirements or under our charter documents. We have not appointed a separate audit committee composed of independent directors because of the demands already placed on the independent directors by their conflicts committee duties. Instead, responsibilities addressed by audit committees of other REITs are handled by the full board of directors including the independent directors.

Because we have no separately appointed audit committee, no special committee has been assigned to devote special attention to understanding our financial statements and financial condition, dealing regularly with our auditors, and setting corporate policy on financial controls and reporting. The absence of a specially appointed audit committee may increase the possibility of failures to properly supervise our financial controls and reporting requirements in the management of our business.

Our stockholders will have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our amended and restated articles of incorporation, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

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Our stockholders will have only limited liquidity and may not be able to immediately sell their shares under our share repurchase program.

Our charter documents do not require our advisor to seek stockholder approval to liquidate our assets by a specified date, nor do they require our advisor to list our shares for trading by a specified date. No public market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares other than in limited circumstances. If you are able to sell your shares, you may have to sell them at a substantial loss.

While we do not expect that a secondary market for resale of our stock will develop, we intend to provide a monthly share repurchase program for stockholders who wish to sell their shares. Our ability to repurchase shares depends upon the levels of our cash reserves (including distribution reinvestment proceeds), availability under any line of credit that we might have, the pace of new share sales, and various other aspects of our operations that generate cash flow. If we must wait for sufficient cash flow in order to meet all then-pending repurchase requests, we intend to honor such repurchase requests in the order they are received and as corresponding cash flow is received.

Our board may amend, suspend or terminate our share repurchase program upon 30 days’ notice to stockholders, provided that we may increase or decrease the funding available for the repurchase of shares pursuant to our share repurchase program upon ten business days’ notice to our stockholders. See “Description of Shares — Share Repurchase Program,” for more information about the program.

We may, at some future date, seek to list our shares on a national securities exchange to create a secondary market for our stock, but we have no current plan to do so, and for the foreseeable future stockholders should assume that the only available avenue to sell their shares will be our share repurchase program, described above.

Our investors’ interest in us could be diluted if we issue additional shares, which could reduce the overall value of their investment.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 10,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our board of directors has no present intention to issue preferred stock but may do so at any time it determines circumstances warrant such issuance, including in connection with property acquisitions and maintaining our qualified REIT status. Our board of directors may increase the number of authorized shares of common and preferred stock without stockholder approval. After our investors purchase shares in this offering, our board may elect to (i) sell additional shares in this or in future public offerings, including through our distribution reinvestment plan; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor or its successor, in payment of outstanding fee obligations; (iv) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests; or (v) otherwise issue additional shares of our capital stock. To the extent we issue additional equity interests after our investors purchase shares, whether in this or future primary offerings, pursuant to our distribution reinvestment plan or otherwise, our investors’ percentage ownership interest in us would be diluted. In addition, depending upon the terms and pricing of any additional issuance of shares, the use of the proceeds and the value of our real estate investments, our investors could also experience dilution in the book value and NAV of their shares and in the earnings and distributions per share.

Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution to our stockholders and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.

Our advisor and its affiliates perform services for us in connection with the selection and acquisition of our real estate investments, the management and leasing of our real estate properties through third party property management companies, the administration of our real estate-related investments and the disposition of our real estate investments. We pay them substantial fees for these services, which results in immediate dilution of the value of our stockholders’ investment and reduces the amount of cash available for investment or distribution to stockholders. Compensation to be paid to our advisor may be increased subject to approval by our conflicts committee and the other limitations in our charter, which would further dilute our stockholders’ investment and reduce the amount of cash available for investment or distribution to stockholders. See “Compensation.”

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If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their units, we may need to expend substantial funds for renovations to the vacated space in order to attract replacement tenants. If we need additional capital in the future to renovate or maintain our properties or for any other reason, we may have to obtain funding from sources other than our cash flow from operations or proceeds from our distribution reinvestment plan, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investment in us.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see Description of Shares — Business Combinations, — Control Share Acquisitions and — Subtitle 8.

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offering stockholder must provide our company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to repurchase that stockholder’s shares and any shares acquired in such tender offer. In addition, the noncomplying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent our stockholders from receiving a premium price for their shares in such a transaction.

We are subject to risks relating to litigation and regulatory liability.

We face legal risks in our businesses, including risks related to the securities laws and regulations across various state and federal jurisdictions. In March, April and May 2016, our affiliate, REIT I, sold shares of its stock in excess of the amount which it had registered for sale in California, resulting in a violation of the registration requirements of the California Securities Law of 1968. To remedy this, REIT I reported the sales in excess of the California permit to the Department of Business Oversight and made a repurchase offer pursuant to Section the California securities law to those investors who had purchased shares in excess of the permit.

The SEC is conducting an investigation related to, among other things, the advertising and sale of securities by REITs affiliated with us in connection with the early stage of their stock offerings and compliance with broker-dealer regulations. The investigation is a non-public fact-finding inquiry. At this stage of the investigation, the SEC has not made an allegation of wrongdoing nor a finding that violations of law have occurred. In connection with the investigation, these affiliates have received and responded to subpoenas from the SEC including requests for various documents related to these affiliates, their sponsor and their offerings. The SEC’s investigation is ongoing and our affiliates have cooperated and intend to continue to cooperate with the SEC in this matter. These affiliates are presently in discussion with the SEC about potential outcomes resulting from the investigation. We are unable to predict whether the SEC will commence any legal actions or launch additional investigations, inquiries or other actions related thereto.

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Risks Associated with Debt Financing

We obtain lines of credit, mortgage indebtedness and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we intend to acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties, to fund property improvements and other capital expenditures, to pay distributions and for other purposes. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). However, we can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms or at all.

If we do mortgage a property and there is a shortfall between the cash flow generated by that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distribution to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investment in us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage or other debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of all or a part of the debt or other amounts related to the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a mortgage secured by a single property could affect mortgages secured by other properties.

We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratios. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and our stockholders could lose money.

High mortgage rates or changes in underwriting standards may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash available for distribution to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on a property, we run the risk of being unable to refinance part or all of the debt when it becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance properties subject to mortgage debt, our income could be reduced. We may be unable to refinance or may only be able to partly refinance properties if underwriting standards, including loan to value ratios and yield requirements, among other requirements, are more strict than when we originally financed the properties. If any of these events occurs, our cash flow could be reduced and/or we might have to pay down existing mortgages. This, in turn, would reduce cash available for distribution to our stockholders, could cause us to require additional capital and may hinder our ability to raise capital by issuing more stock or by borrowing more money.

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We may use leverage in connection with any real estate investments we make, which increases the risk of loss associated with this type of investment.

We may finance the acquisition of our properties and real estate-related investments with warehouse lines of credit and repurchase agreements. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. The return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Our debt service payments will reduce our cash available for distribution. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. If we utilize repurchase financing and if the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the required loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuances of mortgage-backed securities and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase agreements may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements into which we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives and limit our ability to pay distributions to our stockholders.

Increases in interest rates would increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We may incur variable rate debt. Increases in interest rates will increase the cost of that debt, which could reduce our cash flow from operations and the cash we have available for distribution to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment in us.

We may incur debt until our total liabilities would exceed 75% of the cost of our tangible assets (before deducting depreciation or other noncash reserves) and we may exceed this limit with the approval of the majority of our conflicts committee. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to our stockholders and could result in a decline in the value of our stockholders’ investment in us.

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To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective.

From time to time, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. There is no assurance that our hedging strategy will achieve our objectives. We may be subject to costs, such as transaction fees or breakage costs, if we terminate these arrangements.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. As a result of the global credit crisis, there is a risk that counterparties could fail, shut down, file for bankruptcy or be unable to pay out contracts. The failure of a counterparty that holds collateral that we post in connection with an interest rate swap agreement could result in the loss of that collateral.

Federal Income Tax Risks

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.

We expect to operate in a manner that will allow us to continue to qualify as a REIT for federal income tax purposes. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless our stockholders are tax-exempt entities, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received. See “Description of Shares — Distribution Reinvestment Plan — Tax Consequences of Participation.”

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Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on the gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

•	If we sell an asset that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and reduce the value of our stockholders’ investment.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If a tax-exempt stockholder has incurred debt to purchase or hold our common stock, then a portion of the distributions to and gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code.

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If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for dividends paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distribution must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

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Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and some entities such as private foundations. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which our stockholders might receive a premium for their shares over the then prevailing market price or which our stockholders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure our stockholders that we will be able to comply with the 25% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “Federal Income Tax Considerations — Taxation of our REIT — Income Tests.” Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Distributions payable by REITs do not qualify for the reduced tax rates.

The maximum tax rate for distributions payable to domestic stockholders that are individuals, trusts and estates is 23.8%. Distributions payable by REITs, however, are generally not eligible for the reduced rates. While this tax treatment does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock.

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Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an individual retirement account (“IRA”)) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we will provide an estimated value for our shares annually. We can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934 about our business, including, in particular, statements about our plans, strategies and objectives.

You should carefully review the “Risk Factors” section of this offering circular, and those contained in any supplement to this offering circular, for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecast in the forward-looking statements.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned not to place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	Risks and uncertainties related to the start-up and “blind pool” nature of our business;
•	Risks and uncertainties related to the national and local economies and the real estate industry in general and in our specific markets;
•	Volatility in the capital markets;
•	Rising interest and insurance rates;
•	Competition from other properties and our inability to obtain new tenants on favorable terms, or at all, upon the expiration of existing leases;
•	Availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures;
•	Legislative or regulatory changes, including changes to laws governing tenant businesses, construction and real estate investment trusts;
•	Changes in student housing or other policies adopted by the colleges and universities or changes in the residential, multi-family housing, QSR, FC, and GC-Stores property markets;
•	Our possible failure to qualify as a real estate investment trust and the risk of changes in laws affecting real estate investment trusts;
•	Our dependence upon key personnel whose continued service is not guaranteed;
•	Our ability to identify, hire and retain highly qualified executives in the future;
•	Availability of appropriate property acquisition targets;
•	Failure to integrate acquisitions successfully;
•	The financial condition and liquidity of, or disputes with, any joint venture partners;
•	Impact of ad valorem, property and income taxes;
•	Changes in U.S. generally accepted accounting principles ("GAAP");
•	Repair or renovation delays, increasing costs or exceeding completion time estimates;
•	Changes in our credit ratings;
•	Potential liability for uninsured losses and environmental liabilities;
•	Lease-up risks; and
•	Potential need to fund improvements or other capital expenditures out of operating cash flow.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the “Risk Factors” section of this offering circular below. New factors may also emerge from time to time that could materially and adversely affect us.

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ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum of $50,000,000 (10,000,000 shares of common stock). There is no minimum offering amount, and we will accept subscriptions upon the first sale and begin to invest proceeds as soon as practicable after sales commence. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We estimate that we will use 97% of the gross proceeds from this offering for investments after fees and expenses. We may also use proceeds to pay down principal on indebtedness. We will use the remainder of the gross proceeds from this primary offering to pay organization and offering expenses.

We may use a portion of the net proceeds from the sale of shares under our distribution reinvestment plan for the repurchase of shares under our share repurchase program. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes. See “Compensation.”

	Per Share	Total Maximum	(1)	Percent
Public Offering Price	$5.00	$40,159,975		100	%(2)
Underwriting Discounts and Commissions(3)	$—	$—		—%
Proceeds to Us from this Offering to the Public (Before Expenses)	$5.00	$40,159,975		100%
Organization and Offering Expenses(4)	$0.15	$1,204,799		3%
Amount Available for Investment (After Organization and Offering Expenses and Before Acquisition Expenses)	$4.85	$38,955,176		97%

(1)

On April 17, 2018, we qualified up to $50,000,000 in shares of our common stock for issuance. As of March 31, 2019, we have sold 1,968,005 shares, for total gross offering proceeds of approximately $9,840,025. Accordingly, as of March 31, 2019, the total maximum number of shares available for issuance is 8,031,995.

(2)	This is a “best efforts” offering of $47,000,000 of shares in the primary offering and $3,000,000 of shares through our distribution reinvestment plan. We will immediately start operations after we begin to admit investors as stockholders.

(3)	Investors will not pay upfront selling commissions in connection with the purchase of our common stock.

(4)	We will reimburse our sponsor for organization and offering costs. Reimbursement payments will be made monthly, but the aggregate amount reimbursed can never exceed 3% of the aggregate gross offering proceeds from this offering. If the sum of the total unreimbursed amount of such organization and offering costs, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly payment, the excess will be eligible for reimbursement in subsequent months, calculated on an accumulated basis, until our sponsor has been reimbursed in full. See “Compensation” for a description of additional fees and expenses that we will pay our sponsor and advisor.

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MANAGEMENT

Internal Management

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board is responsible for the management and control of our affairs. In addition, our board has a fiduciary duty to our stockholders to supervise our relationship with our advisor, who shall manage our day-to-day operations and our portfolio of real estate investments. Our board will approve our investments in the properties, communicate with our advisor, and oversee our operations. Because of the conflicts of interest created by our relationships with our advisor and various affiliates, many of the responsibilities of our board have been delegated to our conflicts committee. Major responsibilities assigned to our conflicts committee are discussed below and under “Conflicts of Interest, Certain Conflict Resolution Measures — Responsibilities of Our Conflicts Committee.”

We operate under articles of incorporation and bylaws which act as our governing documents. Our directors, including our independent directors approved the provisions of our articles of incorporation and bylaws by resolutions adopted at our first meeting of the board of directors.

The term of office of each director is one year. Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares entitled to vote and present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time. Any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for that purpose. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director(s) shall be removed.

Unless otherwise provided by Maryland law, our board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the independent directors nominate replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on our board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of any appointed committees of the board, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although we expect our conflicts committee would act on these matters.

Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and our advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

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Selection of Our Board of Directors; Independent Directors

In determining the composition of our board of directors, our board of directors’ goal was to assemble a group of persons whose individual skills, character, judgment, leadership experience, real estate experience and business acumen would complement each other and bring a diverse set of skills and experiences to our board as a whole. As provided in the NASAA REIT Guidelines, directors must have had at least three years of relevant experience in these fields, and at least one director must have had at least three years of relevant real estate experience. Two principals in our sponsor, Messrs. Halfacre and Wirta, serve as our directors together with three independent directors. Our independent directors are Jeffrey Randolph, Jeffrey Cyr, and Caroline Harkins. Messrs. Randolph, Cyr and Ms. Harkins have three years’ relevant experience in the real estate business.

Our articles of incorporation provide that a majority of our board of directors must be independent directors. Our articles of incorporation define an independent director as someone who has not been associated within the past two years, directly or indirectly, with our advisor. See Section 3.1.11 of our articles of incorporation.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name(1)	Age(2)	Positions
Aaron Halfacre	46	Chief Executive Officer, President, Co-Secretary and Director (3)
Raymond Wirta	75	Chairman of the Board and Director (3)
Raymond J. Pacini	63	Chief Financial Officer (3)
Sandra G. Sciutto	59	Chief Accounting Officer (3)
Jean Ho	51	Chief Operating Officer, Chief Compliance Officer and Co-Secretary (3)
David A. Perduk	52	Chief Investment Officer (3)
Jeffrey Cyr	58	Independent Director (4)
Caroline Harkins	63	Independent Director (4)
Jeffrey Randolph	62	Independent Director (4)

(1)	The address of each executive officer and director listed is 3090 Bristol Street, Suite 550, Costa Mesa, California 92626.
(2)	As of March 31, 2019.
(3)	None of our executive officers will receive any compensation from us in connection with the performance of their executive officer services. Our advisor will pay all executive officer compensation expenses, and we will not reimburse our advisor for these expenses.
(4)	Member of the conflicts committee.

Mr. Aaron Halfacre. Mr. Halfacre has served as our Chief Executive Officer and President and a member of our board of directors since he succeeded Mr. Hofer on January 1, 2019. Since January 1, 2019, Mr. Halfacre also serves as Chief Executive Officer and a Manager of our sponsor and our advisor where he previously served as President since August 2018; the Chief Executive Officer, President and a Trust Manager of affiliated REIT I; and the Chief Executive Officer, President and a Director of affiliated NNN REIT. From January 2018 to July 2018, Mr. Halfacre served as President of Realty Mogul, Co., a real estate crowdfunding platform and its affiliates, MogulREIT I, LLC, a non-traded public real estate investment trust that invests in and manages a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets; and MogulREIT II, LLC, a non-traded public real estate investment trust that owns and manages a diversified portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States. From April 2016 to the present, Mr. Halfacre serves as a Co-Founder of Persistent Properties, LLC which manages a multi-family portfolio focused on workforce housing. From July 2014 to March 2016, Mr. Halfacre served as president and chief investment officer of Campus Crest Communities, Inc., a publicly-traded real estate investment trust focusing on the ownership, development, building and management of student housing properties throughout the United States. From October 2012 to May 2014, Mr. Halfacre served as senior vice president and head of strategic relations at Cole Real Estate Investments, Inc., a publicly traded REIT focused on net lease real estate investments, where he oversaw all investor and strategic capital relationships. From November 2005 to December 2010, Mr. Halfacre served as the chief of staff and head of product development of the real estate group at BlackRock, a global investment management corporation. From June 2004 to November 2005, Mr. Halfacre served as director of investor relations for Green Street Advisors, a premier independent research and advisory firm concentrating on the commercial real estate industry in North America and Europe. Mr. Halfacre holds both Chartered Financial Analyst® and Chartered Alternative Investment Analyst® designations and received a Master of Business Administration from Rice University. Our board directors has concluded that Mr. Halfacre is qualified to serve as a Director and as our President and Chief Executive Officer by reason of his extensive industry and leadership experience. Mr. Halfacre is also a director and executive officer of two commercial property public REITs that are affiliates of our sponsor: NNN REIT and REIT I.

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Mr. Raymond Wirta. Our board of directors has concluded that Raymond Wirta is qualified to serve as one of our directors and as our chairman of the board by reason of his expertise with real estate-related investments. Mr. Wirta is a sponsor of our REIT. Together with Messrs. Halfacre and Mr. Harold Hofer, our former Chief Executive Officer, he indirectly owns and controls our advisor and our sponsor. Mr. Wirta was Chairman of the Board of CBRE Group (NYSE:CBG), a global real estate services firm, from 2014 to 2018, Vice Chair of the board of directors of CBRE from 2013 to 2014, a Director since 2001 and served as the Chief Executive Officer of CBRE from 2001 to 2005 and Chief Executive Officer of its predecessor company, CBRE Services, from 1999 to 2001. From 2009 through the present, he has been Chief Executive Officer of the Koll Company, a West Coast-based real estate investment and development company. He previously served as Chief Executive Officer for Koll Management Services and Bolsa Chica Company during time frames when both were publicly traded real estate companies. Based on these experiences, Mr. Wirta offers insights and perspective with respect to our real estate portfolio. From 2010 through March 2019, he served as a full time advisor to the Irvine Company and president from 2016 to 2019. The Irvine Company is a privately held California based real estate development company with ownership of 120 million square feet of apartments, office, retail and resorts primarily in California. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A from Golden State University. As one of our executive officers and a principal of our advisor and our sponsor, Mr. Wirta is also able to direct our board of directors to the critical issues facing our company. Mr. Wirta is also a director and chairman of the board of two commercial property public non-traded REITs that are affiliates of our sponsor: NNN REIT and REIT I.

Mr. Raymond J. Pacini. Mr. Pacini has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2018. From June 2013 to April 2018, Mr. Pacini was the Chief Financial Officer of Northbound Treatment Services, a privately held company which treats drug and alcohol addictions. From 1998 to 2011, Mr. Pacini served as President, Chief Executive Officer and a Director of California Coastal Communities, Inc. (“CALC”), a residential land development and homebuilding company. From 1992 until 1998, Mr. Pacini was the Chief Financial Officer of CALC’s predecessor companies Koll Real Estate Group, Inc., The Bolsa Chica Company and Henley Properties, Inc. On October 27, 2009, CALC and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Central District of California. On March 1, 2011, CALC emerged from bankruptcy and became a privately held company. Mr. Pacini has served as an independent director and audit committee chair for Cadiz, Inc since 2005. Mr. Pacini also has seven years of experience as a certified public accountant with the accounting firm of Coopers & Lybrand (now known as PricewaterhouseCoopers LLP). Mr. Pacini has been a National Association of Corporate Directors (NACD) Board Leadership Fellow since 2014. Mr. Pacini received his B.A. in Political Science from Colgate University in 1977 and his M.B.A. from Cornell University in 1979. Mr. Pacini has also served as an independent director, audit committee chair and the financial expert for Cadiz Inc. (NASDAQ: CDZI), a land and water resource development public company, since 2005.

Ms. Sandra G. Sciutto. Ms. Sciutto has served as our Senior Vice President and Chief Accounting Officer since July 2018 and was an independent director of our Company from April to June 2019. Ms. Sciutto also serves as Senior Vice President and Chief Accounting Officer of affiliated REITs: REIT I and NNN REIT. From October 2016 to June 2018, Ms. Sciutto served as Chief Financial Officer for Professional Real Estate Services Inc., a privately held, full-service commercial real estate investment and operating company based in Orange County, California. From November 2012 to April 2016, Ms. Sciutto served as Chief Financial Officer and Investment Committee Member for Shopoff Realty Investments, L.P., a real estate developer and real estate fund sponsor. From 1998 to 2012, Ms. Sciutto served as Chief Financial Officer of California Coastal Communities, Inc. (“CALC”), a residential land development and homebuilding company. From 1993 until 1998, Ms. Sciutto was the Controller of CALC and its predecessor companies Koll Real Estate Group, Inc., The Bolsa Chica Company and Henley Properties, Inc. On October 27, 2009, CALC and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Central District of California. On March 1, 2011, CALC emerged from bankruptcy and became a privately held company. Ms. Sciutto also has five years of experience as a certified public accountant with the accounting firm of KPMG LLP. Ms. Sciutto received her. B.S. in Business Administration with a concentration in Accounting from Cal Poly State University, San Luis Obispo in 1982. She also holds an active CPA license in the state of California.

Ms. Jean Ho. Ms. Ho is our chief operating officer, chief compliance officer and secretary having joined our sponsor in January 2016. Ms. Ho is also an adjunct professor of taxation at California State University, Fullerton's Graduate School of Accounting. From 2010 through 2015, Ms. Ho served as the Chief Operating Officer and Chief Financial Officer of Soteira Capital, LLC, a southern California-based, registered investment adviser with approximately $250 million under management that serves investment companies, pooled investment vehicles, pension and profit sharing plans, high net worth individuals, private foundations, and charitable organizations. Prior to her service at Soteira Capital, LLC, Ms. Ho served as the Chief Financial Officer of MKA Capital Advisors, LLC, a sponsor and manager of an approximately $750 million private real estate investment fund, and, prior to that, as a Director at BridgeWest, LLC, a $500 million family office. Prior to entering private practice, she was employed by KPMG, specializing in real estate, financial services, and personal financial planning. Ms. Ho has also been a member of the California State Bar since 1996 and a licensed Certified Public Accountant in California since 1992. Ms. Ho is also an executive officer of two commercial property public REITs that are affiliates of our sponsor: NNN REIT and REIT I. Ms. Ho is also an executive officer of two commercial property non-traded public REITs that are affiliates of our sponsor: NNN REIT and REIT I.

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Mr. David A. Perduk. Mr. Perduk has served as our Chief Investment Officer since April 2018, having joined our sponsor in January 2016. Mr. Perduk also serves as Chief Investment Officer of affiliated REIT programs; REIT I and NNN REIT. Mr. Perduk founded and is the president of Newport Net Lease, Inc., a corporation that specialized in the acquisition and disposition of single tenant net lease investment properties nationwide, including office, industrial and retail properties. Prior to Newport Net Lease, Inc., Mr. Perduk was a senior executive and member of the National Net Lease Property Group of CBRE from October 2005 through December 2014. During his tenure with CBRE, Mr. Perduk was a lead member in writing the strategic plan for the national group and a speaker on multiple net-lease panels. CBRE is the world’s largest commercial real estate services and investment company and the largest commercial property developer in the United States with more than 90,000 employees serving clients in over 100 countries. Prior to joining CBRE, he was a Vice President at JP Morgan Chase in the Treasury and Security Services Division, where he managed properties in 11 states in the northwestern United States. David’s area of expertise included fixed income investment management, debt management and cash management portfolio services assisting the public sector and private corporations. Mr. Perduk has his State of California real estate brokers license and is a member of the International Council of Shopping Centers. Mr. Perduk received his B.S. in industrial technology from California Polytechnic State University San Luis Obispo- Orfalea College of Business.

 Mr. Jeffrey Cyr. Our board of directors has concluded that Jeffrey Cyr is qualified to serve as an independent director by reason of his expertise with real estate-related investments. Mr. Cyr has spent the majority of his career in the commercial real estate industry. From 1988 to 2008 with the world’s leading commercial brokerage company CB Richard Ellis and from 2009 to present as an independent advisor, broker and manager to some of the nation’s largest and most respected landlords and to Fortune 500 owner/users. Mr. Cyr is highly regarded for his strategic solutions, experience and execution expertise with direct involvement to more than 1,000 lease and sale transactions as broker and principal with value in excess of $1 billion over his 29 year real estate career. He has extensive acquisition, disposition, leasing, marketing and underwriting experience that can assist, guide and fiduciary troubleshoot for REIT stakeholders. A 1985 San Diego State University (SDSU) Finance graduate, Mr. Cyr is a guest lecturer to SDSU B-School students and an active SDSU B-School mentor. He been a local charitable real estate advisor and board member to SoCal charities including the Lakewood YMCA and Greater Long Beach YMCA Camp Oaks benefiting local and regional children and their families.

Ms. Caroline Harkins. Our board of directors has concluded that Caroline Harkins is qualified to serve as an independent director by reason of her extensive experience in banking and finance. Since 2014, Caroline Harkins has been the Southern California Region Director for Bridge Bank, a division of Western Alliance Bank. From 2012 to 2013, Ms. Harkins served as First Vice President & Business Center Manager of Community Bank. From 2010 to 2012 she was the Executive Vice President & Orange County Regional President of Beach Business Bank. From 2005 to 2010, Ms. Harkins served as Senior Vice President & Southern California Market President of First Financial Bank, which was the successor to Irwin Union Bank. From 1993 to 2005, Ms. Harkins served as Senior Vice President & Group Manager, Western Division of Comerica Bank, which was the successor by merger to Imperial Bank. Ms. Harkins also serves on the Executive Board of Directors for Junior Achievement – Orange County and the Association for Corporate Growth and on the Investment Advisory Board for CalOPTIMA. Ms. Harkins received her B.A. in Economics and History from Colgate University in 1977.

Mr. Jeffrey Randolph. Our board of directors has concluded that Jeffrey Randolph is qualified to serve as an independent director by reason of his extensive experience in investment management. Mr. Randolph has served as an independent member of our board of directors and chair of the conflicts committee since November 2017. Mr. Randolph has also been an independent director and audit committee chair of NNN REIT since July 2016 and was an independent trust manager of affiliated Rich Uncles Real Estate Investment Trust I from 2014 to January 11, 2019. From 2002 through 2007 and then again from 2010 through March 2017 (now retired), Mr. Randolph was a Principal and served as Chief Financial Officer and Chief Compliance Officer for Affinity Investment Advisors, LLC, a firm specializing in U.S. stock exchange investments. In 2007, Affinity was purchased by Morgan Stanley Investment Management. From 2007 through 2010, Mr. Randolph served as Managing Director for Morgan Stanley and its wholly owned subsidiary Van Kampen Investments. His role included supporting the firm’s domestic and international investment clients. Toward the end of 2010, Mr. Randolph was part of the decision to re-launch Affinity as an independent entity to capitalize on the increasing investor interest in boutique management firms. Mr. Randolph brings 25 years of investment experience to our REIT. His previous work experience includes Principal at Avalon Financial Group Inc., which specialized in the restructuring and placement of commercial real estate financings, Chief Financial Officer for Bonutto-Hofer Investments, a private real estate investment firm that specialized in acquisition and management of commercial real estate properties in the western U.S., and Vice President at Security Pacific National Bank. Mr. Randolph also serves on the board of TSJ Hope Builders, a Santa Ana, California based nonprofit dedicated to moving young men and women out of poverty through life and job skills training. He is also a cofounder of Building Blocks Foundation Fund, an organization of commercial real estate professionals dedicated to supporting Orange County’s disadvantaged youth. Mr. Randolph received his bachelor’s degree in Business Finance from California State University, Long Beach. Our board of directors has concluded that Mr. Randolph is qualified to serve as an independent director by reason of his extensive experience in real estate and investment management.

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Director Independence

We have three independent directors. An independent director is a person who meets the requirements set forth in our charter and who is not one of our officers or employees or an officer or employee of advisor, sponsor or their affiliates, and has not been so for the previous two years. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc.

Committees of Our Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors. Our board currently has appointed a conflicts committee composed of all of our independent directors.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, the board of directors has appointed a conflicts committee of our board of directors, which is composed of all of our independent directors. Our conflicts committee operates pursuant to a conflicts committee charter, which has been adopted by the board of directors to define the committee’s responsibilities. Our conflicts committee charter authorizes our conflicts committee to act on any matter permitted under Maryland law. Our conflicts committee acts by majority vote of its members. Both our board of directors and our conflicts committee must act upon those conflict of interest matters that cannot be delegated to a committee under Maryland law. Our conflicts committee is also empowered to retain its own legal and financial advisors at our expense. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our conflicts committee charter requires that our conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also discharges the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, our conflicts committee may also create stock-award plans.

Members:

Mr. Jeffrey Cyr
Ms. Caroline Harkins
Mr. Jeffrey Randolph

Compensation of Directors

We will pay independent directors 1,000 shares of our common stock for attending each board meeting, 200 shares for each committee meeting and 200 shares for review and approval of each acquired property. In addition, the chairman of our conflicts committee receives 600 share payments on a semiannual basis. The shares to be issued to directors will be restricted securities issued in private transactions in reliance on an exemption from registration requirements of the Securities Act of 1933 under Section 4(2) thereof, and the company has not agreed to file a registration statement with respect to registration of the shares to the directors. The directors will be able to resell their shares to us pursuant to our share repurchase plan. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

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Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

To the extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages, and requires us to indemnify our directors, officers, advisor, sponsor and their affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor and its affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

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External Management

Our Advisor

We are externally managed by or advisor, Brix Student Housing Operator, LLC, whose employees and resources are provided by our sponsor, BrixInvest, LLC. All of our administrative functions and operations will be managed and performed by our advisor. Certain of our directors and executive officers are also directors, managers and executive officers of our sponsor and its affiliates. We will employ associated persons who provide investor relations services to us. All costs to us related to employing associated persons will be reimbursed by our advisor. In addition, our advisor will identify all of our prospective property acquisitions and advise us with respect to them. While our advisor may manage or assist in the management of the day-to-day operations of our properties, we anticipate that day-to-day property management will be performed by experienced recognized property management companies that provide services in the areas where our properties are located.

We entered into an advisory agreement with our advisor, which was unanimously approved by our board of directors, including our conflicts committee. In connection with advising us and managing our operations, our advisor will face conflicts of interest. See “Risk Factors — Risks Related to Conflicts of Interest.” Our advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it. Our conflicts committee is responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives are being carried out.

Our Sponsor

Our sponsor, BrixInvest, LLC, provides employee resources, the Online Platform and cash resources in the form of the reimbursable organization and offering expenses of this offering to our advisor, which our advisor then utilizes in the performance of its services to us.

Our sponsor is a Delaware limited liability company formed in the State of Delaware on May 5, 2006. Our sponsor is owned by a group of investors including Messrs. Halfacre and Wirta. Its address is 3090 Bristol Street, Suite 550, Costa Mesa, CA 92626. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

Our sponsor has sponsored three previous real estate investment trusts, (i) Nexregen Firewheel Real Estate Investment Trust, to invest in a limited partnership that owned a shopping center in Garland, Texas; (ii) REIT I, organized in 2012 to invest in in single-tenant income-producing corporate properties located in California, which are leased to creditworthy tenants under long-term net leases; and (iii) NNN REIT, organized in 2015 to invest in in single-tenant income-producing corporate properties located in California, which are leased to creditworthy tenants under long-term net leases. NNN REIT is conducting a concurrent public offering which is expected to continue during the course of our public offering.

Our sponsor sold $360,500 of the Nexregen Firewheel Real Estate Investment Trust’s common stock and $1,497,222 in direct limited partnership interests to the public in a Texas-only offering registered with the Texas State Securities Board in 2007 and 2008. The trust converted to a limited partnership in 2008 and continues to hold its interest in the shopping center.

REIT I sold $83,620,156, of its common stock to the public in a California-only offering pursuant to a permit issued by the California Department of Business Oversight, which offering ended on July 20, 2016. As of March 31, 2019, REIT I has sold $95,019,701 of its common stock, including shares sold under its dividend reinvestment plan and excluding share redemptions.

As of March 31, 2019, NNN REIT has sold $155,496,984 of its common stock in an ongoing initial public offering registered with the SEC and approved in 24 states.

Our sponsor has no prior experience in the residential student housing or residential, multi-family housing, QSR, FC, or GC-Stores markets, but will call upon its substantial commercial real estate market knowledge and experience and will retain such experienced market employees, advisors or property management companies as it deems necessary or appropriate for our investment objectives. Therefore, the prior performance of real estate investment programs sponsored by our sponsor will not be indicative of our future results.

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In addition, our sponsor will advise and/or sponsor investments in prospective and existing non-exchange listed public REITs and limited partnerships and will pursue other investment strategies concerning non-exchange listed public REITs and limited partnerships. Messrs. Halfacre and Wirta have each been involved in real estate acquisition, financing, management, and disposition for more than 25 years. They have experienced multiple real estate cycles in their careers and have gained expertise through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe the experience of Messrs. Halfacre and Wirta, together with the hiring of such employees qualified in the market as is deemed necessary or appropriate, will allow us to successfully execute our business model.

Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by entering into a business combination transaction with our advisor or its affiliates or directly hiring their employees (an “Internalization Transaction”). We cannot predict whether, and on what terms, an Internalization Transaction would occur in the future. Our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that an Internalization Transaction is fair and reasonable to us.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor manages our day-to-day operations and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and co-ownerships;

•	acquiring real estate investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of our real estate investments;

•	entering into leases and management service contracts for our properties with experienced companies in the areas our properties are located;

•	reviewing and analyzing our operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our real estate investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including registrar and transfer agents; and

•	performing any other services reasonably requested by us.

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Additionally, we will reimburse our sponsor for all of the costs incurred by our advisor or its affiliates in connection with our organization and offering subject to a limit of 3% of gross offering proceeds. Organization and offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, transfer agent costs and other accountable offering-related expenses, including but not limited to: (i) amounts to reimburse our advisor and its affiliates for all marketing related costs and expenses; (ii) personnel employed to respond to inquiries from prospective stockholders; and (iii) facilities and technology costs, insurance expenses and other costs and expenses associated with this offering and marketing of our shares. The expenses and payments subject to reimbursement by us include personnel and related direct employment or overhead costs related to existing/prospective investor relations of our advisor and its affiliates.

If (i) we request that our advisor perform services that are outside of the scope of the advisory agreement; or (ii) there are changes to the regulatory environment in which we and our advisor operate that significantly increases the level of services performed by our advisor, such that the costs and expenses borne by our advisor for which it is not entitled to separate reimbursement, such services will be separately compensated at rates and in amounts as are agreed to by our advisor and our independent trust managers.

See “Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for certain expenses, including organization and offering expenses, the costs of providing services to us (other than for the employee costs in connection with services for which it earns acquisition fees or disposition fees, though we may reimburse our advisor for travel and communication expenses) and payments made by our advisor in connection with potential investments, whether or not we ultimately acquire the investment. Our advisor in its sole discretion may defer any fee or reimbursement payable to it under the advisory agreement. All or any portion of such fees or reimbursements not taken may be deferred without interest and paid when our advisor determines.

The compensation to the advisor described under the heading “Subordinated Participation Fee” is contingent upon payment to the stockholders of a 6.5% cumulative, non-compounded return. We will not use the proceeds from sales of our common stock or borrowed money to pay distributions but rather will pay distributions from cash flow from operations and, as elected solely by our advisor from deferred reimbursements and fees owed to our advisor. A deferral of any fee or reimbursement owed to our advisor or sponsor will have the effect of increasing cash for the relevant period because we will not have to use cash to pay any fee or reimbursement that was deferred during the relevant period. As a result of any such deferral, we may be able to make distributions to our stockholders in an amount that would result in our stockholders receiving a 6.5% cumulative, non-compounded return at a time when, absent such deferral, we would not have enough cash flow from operations available to pay to them a 6.5% cumulative, non-compounded return.

Because payment to our stockholders of a 6.5% cumulative, non-compounded return is a condition that must be satisfied before our advisor can receive payment of the subordinated participation fee described under the heading Subordinated Participation Fee, deferral by our advisor of any fees or reimbursements owed to them may result in the subordinated participation fee being paid to the advisor at a time when the subordinated participation fee would otherwise not be paid. It is the duty of our board of directors to evaluate the performance of our advisor before renewing the advisory agreement. The criteria used in such evaluation will be reflected in the minutes of the meeting at which the performance and criteria are discussed. Our board of directors will determine that any successor entity possesses sufficient qualifications to perform the advisory functions and that the compensation provided for in the advisory agreement is justified.

The advisory agreement has a ten-year term but may be renewed for an unlimited number of successive ten-year periods upon the mutual consent of our advisor and us. Additionally, either a majority of our conflicts committee or the advisor may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement by us without cause or by our advisor at a time when no cause for termination exists, our advisor may be entitled to a termination fee equal to the Liquidation Fee payable to the advisor (based upon an independent appraised value of the portfolio) had the portfolio been liquidated on the termination date. See “Conflicts of Interest.” Any termination of the advisory agreement for cause, would involve a difficult and lengthy process in concluding that the for cause standard had been met, which conclusion would be subject to challenge by our advisor and could result in a protracted legal process. The termination fee would be paid in the form of our shares at NAV per share, subject to reasonable limitations on the ability of our advisor to submit these shares for share repurchase. See “Compensation.”

Our advisor and its affiliates expect to engage in other business ventures and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

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Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of real estate investments to be recommended to our board of directors, the negotiation for these investments and asset management decisions, resides in Messrs. Halfacre and Wirta. All proposed investments that exceed de minimis amounts established by our board of directors, including a majority of our conflicts committee, must be approved by at least a majority of our board of directors, including a majority our conflicts committee. Unless otherwise provided by our amended and restated articles of incorporation, the independent members of our board may approve a proposed investment without action by our full board of directors if the approving members of the independent members of our board constitute at least a majority of our total board of directors.

Security Ownership of Certain Beneficial Owners and Management

As of the date of this offering circular our sponsor, BrixInvest, LLC, owns 1,007 shares of our common stock for which it paid $5,035 at the $5.00 per share offering price, including shares received under the dividend reinvestment plan. Our executive officers and board members and affiliates, and our sponsor and its affiliates, may purchase shares of common stock at the same price and terms as other investors.

COMPENSATION

We have executive officers who manage our operations. We will employ associated persons who provide investor relations services to us. All costs to us related to employing associated persons will be reimbursed by our advisor. Our advisor and the real estate professionals employed by our advisor manage our day-to-day affairs and our portfolio of real estate investments, subject to our board of directors’ supervision. The following table summarizes all of the compensation and fees that we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we pay to our independent directors, assuming the maximum offering amount of $50,000,000 is sold. The board of directors, including a majority of our conflicts committee, has the right to change the compensation arrangements with the advisor in the future without the consent of our stockholders.

Type of Compensation	Organization and Offering Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

Organization and Offering Expenses

We will reimburse our sponsor for actual organizational and offering expenses up to 3.0% of gross offering proceeds. Our sponsor is responsible for all of our organizational and offering expenses, including expenses related to personnel employed for the purpose of and in connection with the offering (e.g., salaries, payroll taxes, benefits). To the extent such expenses are initially borne by us, our sponsor will reimburse us for such expenses as they are organization and/or offering expenses. These expenses are then included in the organizational and offering expenses for which our sponsor is entitled to reimbursement, subject to a maximum of 3.0% of gross offering proceeds.

As of March 31, 2019, we have reimbursed our sponsor $289,421 in organizational and offering costs.

$1,500,000 The actual amount will depend on the number of shares sold and actual expenses incurred.
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Type of Compensation	Acquisition and Operations Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

Acquisition Fee

For each acquisition, we will pay our advisor 3.0% of the cost of the investment. The total of all acquisition fees and acquisition expenses shall be reasonable and shall not exceed 6.0% of the contract price of the property. However, a majority of the directors (including a majority of our conflicts committee) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.

As of March 31, 2019, we have reimbursed our advisor $394,651 in acquisition fees. An additional $29,591 is accrued to be paid.

$5,820,000 assuming use of our target leverage of 75.0%. The actual amount will depend on the number of shares sold and actual leverage achieved.

Type of Compensation	Acquisition and Operations Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

Asset Management Fee

We will pay our advisor and its affiliates 0.1% of the total investment value of the assets monthly. For purposes of this fee, “total investment value” means, for any period, the total of the aggregate book value of all of our assets, including assets invested, directly or indirectly, in properties, before deducting depreciation or bad debts or other similar non-cash items.

As of March 31, 2019, we have paid our advisor $0 in asset management fees. We have accrued $129,363 for which payment has been deferred.

Not determinable at this time.

Financing Coordination Fee

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if our advisor provides significant services in connection with the financing or refinancing of any debt that we obtain relative to properties, we will pay the advisor or its assignees a financing coordination fee equal to 1.0% of the amount of such financing.

As of March 31, 2019, we have paid our advisor $0 in financing coordination fees.

Not determinable at this time.

Operating Expenses	We will reimburse the expenses incurred by our advisor and its affiliates in connection with their provision of services to us, including our allocable share of their overhead, such as rent, employee costs (including salaries and benefits), utilities and IT costs. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees (other than reimbursement of travel, due diligence and other costs associated with potential investments, including investments that we do not purchase, and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.	Not determinable at this time.

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Unless our directors make a finding, based on nonrecurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, we will not reimburse our advisor and its affiliates for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.0% of average invested assets or (ii) 25.0% of net income other than any additions to depreciation, bad debt or other similar noncash items and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of six month calendar period (for the 12 months then ended) the directors must, within 60 days after the end of such six-month period, inform the stockholders of the factors the directors considered in arriving at the conclusion that such higher operating expenses were justified. If the directors do not determine the higher expenses were justified for the period, they must cause our advisor, sponsor and affiliates (as applicable) to reimburse us to the extent these limitations were exceeded. Additionally, we will not reimburse our advisor, sponsor and affiliates for personnel costs in connection with services for which any of them receives acquisition fees or disposition fees.

As of March 31, 2019, we have reimbursed our advisor $0 for operating expenses.

Type of Compensation	Acquisition and Operations Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

Independent Director Compensation	We pay each of our independent directors for attending meetings as follows: (i) 1,000 shares for each board meeting attended; (ii) 200 shares for each committee meeting attended; and (iii) 200 shares for review and approval of each acquired property. In addition, the chairman of our conflicts committee receives 600 share payments on a semiannual basis. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.	Not determinable at this time.

Disposition Fee	For significant assistance in connection with the sale of properties, we will pay our advisor or its affiliates 3.0% of the contract sales price of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor or its affiliates together with the fees paid to unaffiliated third parties may not exceed 6.0% of the contract sales price. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis and rent rolls) or such other substantial services performed by our advisor in connection with a sale. If we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.	Not determinable at this time

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Subordinated Participation Fee	The subordinated participation fee is an annually measured performance fee subordinated to payment to stockholders of at least a 6.5% cumulative, non-compounded return on the highest previous offering price to the public for our shares, after adjustment to reflect all return of capital distributions (such highest previous offering price the “Highest Prior NAV per share”, and such return the “Preferred Return”). The subordinated participation fee is only due to our advisor if the Preferred Return is achieved and is equal to the sum of:	Not determinable at this time.

(i) 30.0% of the product of (a) the difference of (x) the Preliminary NAV per share (as defined in “Valuation Policies—Calculation of our NAV Per Share,” below), minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, but only if this results in a positive number, plus

(ii) 30.0% of the product of (a) the amount by which aggregate cash distributions to stockholders during the annual period, excluding return of capital distributions, divided by the weighted average number of shares outstanding for the annual period, calculated on a monthly basis, exceed the Preferred Return (the “Excess Return”), multiplied by (b) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis.

Type of Compensation	Acquisition and Operations Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

The Preferred Return is measured by all distributions to stockholders, except for the distribution of sale or financing proceeds which would act to reduce the stockholders’ investment basis, which are referred to herein as “return of capital” distributions.

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Type of Compensation	Liquidation Stage	Estimated Amount for Maximum Offering (10,000,000 Shares)

Disposition Fee	For substantial assistance in connection with the sale of properties, we will pay our advisor or one of its affiliates 3.0% of the contract sales price of each property sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor or its affiliates together with the fees paid to unaffiliated third parties may not exceed 6.0% of the contract sales price. Substantial assistance in connection with the sale of a property includes our advisor’s preparation of an investment package for the property (including a new investment analysis and rent rolls) or such other substantial services performed by our advisor in connection with a sale. If we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.	Not determinable at this time.

Liquidation Fee	We will pay our advisor a Liquidation Fee calculated from the value per share resulting from a liquidation event, including but not limited to a sale of all of the properties, a public listing, or a merger with a public or non-public company, equal to 30.0% of the increase in the resultant value per share as compared to the Highest Prior NAV per share, if any, multiplied by the number of outstanding shares as of the liquidation date, subordinated to payment to stockholders of the Preferred Return, pro-rated for the year in which the liquidation event occurs.	Not determinable at this time.

(1)	Our sponsor is paying organizational and offering expenses and will be reimbursed by us from offering proceeds up to a maximum of 3.0% of offering proceeds received.
(2)	Several of the fees we pay our advisor are a percentage of the purchase price or value of an investment, and these fees will be greater to the extent we fund acquisitions through the incurrence of debt which, along with our other liabilities, we expect to represent 50.0% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves.
(3)	Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, registration and other fees; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) subordinated participation fees based on increases in net asset value per share, and (vi) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests or other property.

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VALUATION POLICIES

Our board of directors, including a majority of our conflicts committee, will approve the calculation of our net asset value ("NAV”) annually in January as of December 31 of the prior year, beginning with the year in which the board determines that our real estate investment portfolio has sufficiently stabilized for the purposes of a meaningful valuation, which we anticipate will occur after we have owned greater than a 50% interest in a property, directly or indirectly through a joint venture or other investment vehicle, for a period of 12 months. The NAV calculation will reflect the total value of all of our assets minus the total value of all our liabilities. Our board of directors will retain a nationally or regionally recognized independent valuation firm to perform the NAV calculation. The valuation firm will be provided with access to all of the information in our possession about our real estate investments and other financial information that it may deem relevant to the discharge of its responsibilities. The compensation we pay to the valuation firm will not be based on the estimated values of our assets and our liabilities. Our valuation firm will not be affiliated with us, or with our advisor or its affiliates. The valuation firm will discharge its responsibilities under the oversight of our board of directors and in accordance with valuation guidelines to be adopted by our board of directors prior to the engagement of the valuation firm. Our board of directors may change the valuation firm at any time by majority vote (including a majority vote of our conflicts committee).

Our board of directors, including a majority of our conflicts committee, will adopt valuation guidelines to be used by our valuation firm in connection with estimating the values of our real estate assets and liabilities. These valuations will be one of several components to be used by our valuation firm in its calculation of our NAV per share. Our valuation firm will periodically review our valuation guidelines and methodologies with our advisor and our board of directors. Any changes to our valuation guidelines will require the approval of our board of directors, including a majority of our conflicts committee. We will publicly announce any changes to the identity or role of the valuation firm or material changes to our valuation guidelines in reports we file with the SEC, offering circular supplements and/or via our website.

In making the NAV calculation, our valuation firm will take into account such accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information provided by us to the valuation firm. In connection with its review, while the valuation firm may review the information supplied or otherwise made available to it by us for reasonableness, the valuation firm will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial information and data to be provided to or otherwise to be reviewed by or discussed with our valuation firm, our valuation firm will assume that such information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and advisor, and will rely upon us to advise our valuation firm promptly if any information previously provided becomes inaccurate or was required to be updated during the period of its review.

Our valuation firm will be expected to make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and certain factual matters. For example, the valuation firm may be expected to assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shaper are pending or being considered. Any such valuations will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect the valuation firm’s analysis and conclusions.

Valuation

Valuation of Properties

Wholly Owned Properties.  Upon acquisition and for the balance of the calendar year of purchase, each of our properties will initially be carried at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs). We will amortize acquisition costs and expenses over a five year period.

Beginning with the first calendar year in which we calculate NAV, our valuation firm will annually value each of our wholly owned real estate properties held, directly or indirectly, by us. The valuation firm will collect all reasonably available material information that it deems relevant, including information about the properties from our advisor, the valuation firm’s own sources, market information from public sources, and, when deemed necessary by our valuation firm, a physical inspection. The valuation firm will also review trends in capitalization rates, discount rates, interest rates, leasing rates, as well as a variety of macro- and micro-economic factors.

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Based on available information, the valuation firm will estimate the value of each property. The valuation firm will consider, as appropriate, valuation methodologies, opinions and judgments, to the extent consistent with our valuation guidelines as adopted by our board of directors, and with the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

We will calculate our NAV per share annually as of December 31 of the prior year, beginning with the year in which our board of directors determines that our real estate portfolio has sufficiently stabilized for the purposes of a meaningful valuation, which we anticipate will occur after we have owned a majority interest in properties, directly or indirectly through a joint venture or other investment vehicle, for a period of 12 months. The NAV calculation will reflect the total value of all our assets minus the total value of all our liabilities. Our real estate properties and real estate assets will constitute a significant component of our total assets.

Properties Held Through Joint Ventures.  The estimated values of real estate properties held by joint ventures that we invest in will be determined by our valuation firm on the same basis as wholly-owned real estate properties. Once the valuation firm has estimated the value of a joint venture real estate property, the value of our interest in the joint venture will be calculated by applying a percentage based on the distribution provisions of the applicable joint venture agreements to the value of the underlying real estate property held by the joint venture. Newly acquired properties held in a joint venture will be initially carried at cost or the equity method as required by generally accepted accounting principles and subsequently valued in the manner, and at the times, described above for wholly owned properties. The real estate related liabilities relating to properties held through joint ventures will be valued as described below in “Valuation of our Properties Liabilities.”

Valuation of our Properties Liabilities

Our independent valuation firm will estimate the values of our real estate-related liabilities, such as loans where we are the borrower, by using industry accepted methodologies specific to each type of liability. Typically, mortgage loans collateralized by our real estate will be valued by comparing the differences between the contractual loan terms and current market loan terms. This comparison would generally involve the present value of the remaining contractual payments and maturity amount at a market based interest rate. The market interest rate would reflect the risks associated with the loan, such as loan-to-value ratio, remaining loan term, the quality of the underlying collateral or other security, and credit risk, among other factors. Various sources could be used to estimate market terms for a specific loan, including published materials and market information gathered by other valuation experts.

Real estate-related liabilities, such as loans, will initially be carried at cost (loan proceeds less all related costs and expenses, such as legal fees and closing costs) until the loan has been outstanding for one full calendar year following the year we enter into the loan. Thereafter, the valuation firm will estimate the value of these liabilities each year, and we will amortize the related loan costs over the remaining loan term. We will allocate the financing costs and expenses incurred in connection with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

Valuation of Non-Real Estate Related Assets and Liabilities

Our independent valuation firm will then add any other assets held by us, including cash and cash equivalents, and any accruals of income, and subtract an estimate of our accrued liabilities, which should be limited to accrued fees and reimbursements due to our advisor and sponsor, including any fees and expenses for which the advisor or sponsor have elected deferred payment and certain legal, accounting and administrative costs.

Our most significant source of income is property revenue. We accrue estimated income and expenses. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.

Calculation of our NAV Per Share

Our directors, including a majority of our conflicts committee, will use a process to calculate our annual NAV that reflects (1) annually estimated values of each of our real estate assets, including properties held through joint ventures, and related liabilities, as they may be updated upon certain material events described above, (2) other assets held by us as of the last business day of each year, (3) accrued stockholder distributions, and (4) estimated accruals of our operating revenues, expenses, debt service costs and fees. The initial annual NAV calculation will be made in the year our board of directors determines that our real estate investment portfolio has sufficiently stabilized for the purposes of a meaningful valuation.

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Our valuation firm will report to the directors on the value of our real estate assets and properties liabilities as of the last business day of the calendar year by beginning with the most recent estimated fair values of our real estate assets and related liabilities in accordance with valuation guidelines approved by our board of directors. Our valuation firm will then add other assets and subtract from the net value of our real estate and related liabilities any other liabilities, including the advisor’s estimates of accrued fees and expenses attributable to the offering, accrued operating fees and expenses and accrued distributions.

The estimates of the values of our real estate and real estate related assets and liabilities will be reviewed by our advisor for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions. Our valuation firm may consider any comments received from the advisor to its individual valuation reports, but the final estimated values of our real estate assets and related liabilities shall be determined by our board of directors, including a majority of our conflicts committee, based on the reports provided by our valuation firm and comments received from the advisor.

After our directors have received the valuation firm’s report, they have discretion to adjust the estimated value of either the assets or the liabilities associated with those assets based on their independent judgment of property values or economic conditions of individual properties, local conditions or general economic conditions. We expect that such adjustments will be infrequent, consistent with industry custom and practice, and only made to reflect events with respect to an asset or liability that our directors believe would have a material impact on the most recent estimated values and that have occurred between the time of the most recent valuation performed by our valuation firm and our calculation of NAV. These adjustments generally would occur under the same circumstances that would cause us to adjust our NAV between our regularly scheduled annual calculations of NAV, as described in “Valuation of Properties,” above. The board will determine the appropriate adjustment to be made to the estimated value of our properties based on all currently available information and on reasonable assumptions and judgments that may or may not prove to be correct. Any such adjustment will be made by the board of directors, including a majority of our conflicts committee.

Following the calculation of changes in NAV described above, NAV will be adjusted for accrued dividends. We refer to this result as the “Preliminary NAV,” which will determine whether any subordinated participation fee is due to our advisor and, if so, the amount of the subordinated participation fee. If a subordination participation fee is payable, it will be deducted from the prior calculation, and the result will be our NAV per share as of the end of the calendar year. Any advisor subordinated participation fee may be paid in cash or in shares of our common stock at the NAV per share amount.

Our NAV per share will be determined by dividing our NAV at the end of each calendar year commencing with the initial NAV calculation by the number of shares of our common stock outstanding as of the end of the last day of our calendar year, prior to giving effect to any share purchases or redemptions to be effected by the third business day of the subsequent year. Any change in NAV will be reported by us in a current report and an offering circular supplement filed with the SEC. We will also report our most recently calculated NAV in each of our semiannual and annual reports filed with the SEC.

We will use the NAV per share for several purposes, including:

•	Determining the price per share at which we will sell shares to investors;

•	Determining the price per share at which the repurchase program may repurchase shares; and

•	Determining the price per share at which distributions are reinvested pursuant to our distribution reinvestment plan.

Oversight by our Board of Directors

Between annual valuations, our advisor will monitor our real estate investments to determine whether a material event has occurred that our advisor believes may have a material impact on the most recent estimated values that were used in calculating our most recent NAV. If an event occurs that is likely to have a material impact on previously provided estimated values of the affected real estate assets or related real estate liabilities, we will determine valuation adjustments that will then be incorporated into our NAV. In making such adjustments, we may rely on the assistance of our independent valuation firm and may obtain an appraisal of the subject assets.

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For example, unexpected terminations or non-renewal of material leases, material changes in vacancies or an unanticipated structural or environmental event at our properties or capital market events may cause the value of our properties to change materially. We will determine the appropriate adjustment to be made to the estimated value of our properties based on the information available. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. Any such adjustment will be made by the board of directors, including a majority of our conflicts committee.

Any change in NAV will be reported by us in a current report file with the SEC, and we will file an offering circular supplement including the updated NAV. We will also report our most recently calculated NAV in each of our semi-annual and annual reports filed with the SEC.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments, or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate assets and, as with any real estate valuation protocol, the conclusions reached by our independent valuation firm will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate investments. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

In addition, on any given day, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. Between valuations, our advisor will monitor our real estate investments and may recommend revisions to NAV to our directors as described in “Valuation of our Properties. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information that is readily available at that time. Any potential disparity in our NAV from this estimate or from the determination by our directors, including a majority of our independent directors, that no adjustment is necessary may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders, depending on the circumstances at the time.

Calculation of Subordinated Participation Fee

As described in “Compensation,” above, the advisor is entitled to receive a subordinated participation fee in each year in which the Preferred Return is achieved, and is equal to:

(i)	30% of the product of (a) the difference of (x) the Preliminary NAV, minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, plus

(ii)	30% of the product of: (i) the Excess Return, multiplied by (ii) the weighted average number of shares outstanding for the annual period, calculated on a monthly basis.

The subordinated participation fee is paid annually, if it is due, with the initial Highest Prior NAV per share being set at the $5.00 per share offering price in this offer. The subordinated participation fee will be paid by January 31 of the subsequent year and may be paid in cash or in the form of our shares at a price equal to the NAV per share as of December 31 of the prior year (i.e., after deduction of the subordinated participation fee from Preliminary NAV). Accordingly, the advisor is eligible to receive the first payment of the subordinated participation fee in in the year when the initial NAV calculation is made, if the conditions precedent for payment of the fee are satisfied.

The advisor, at its sole election, may defer reimbursements and fees otherwise due to it. A deferral of any fees or reimbursements owed to the advisor may increase the cash available to make distributions to our stockholders. Because payment of the Preferred Return is a condition that must be satisfied before the advisor can receive the subordinated participation fee, deferral by the advisor of any fees or reimbursements owed to it may result in the subordinated participation fee being paid to the advisor at a time when the subordinated participation fee would otherwise not be paid, if the deferral results in us having enough cash available to pay the Preferred Return. However, deferral of such fees or reimbursements will also create a corresponding liability for the deferred payments which will reduce NAV for the period.

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CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Brix-sponsored Programs and Brix-advised Investors

General

All of our executive officers, our affiliated directors and other key real estate professionals at our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor and/or other Brix-affiliated investment advisors of other Brix-sponsored programs or are the advisors of Brix-advised investors; and executive officers, affiliated directors and/or key professionals of NNN REIT and REIT I, which are also public non-traded REITs advised by Brix. Through affiliates of our advisor, key real estate and debt finance professionals at our advisor also serve as investment advisors to Brix-advised investors. These individuals have legal and financial obligations with respect to those Brix-sponsored programs and Brix-advised investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our advisor may organize other Brix-sponsored programs, serve as the investment advisor to other Brix-advised investors and acquire for their own account real estate investments that may be suitable for us. Brix-sponsored programs may have investment objectives that are similar to ours. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the Brix-advised investors.

Allocation of Investment Opportunities

We rely on our advisor and the real estate professionals of our advisor to identify suitable investments. NNN REIT and REIT I are also advised by our advisor and rely on many of these same professionals. As such, other Brix-sponsored programs and Brix-advised investors that are seeking investment opportunities as of the date of this offering circular all rely on many of the same professionals, as will future Brix-sponsored programs and Brix-advised investors. Many investment opportunities that are suitable for us may also be suitable for other future Brix-sponsored programs and Brix-advised investors.

Our acquisition stage will overlap with NNN REIT and possibly future Brix-sponsored programs and Brix-advised investors.

When the Brix real estate professionals direct an investment opportunity to any Brix-sponsored program or Brix-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these Brix real estate professionals could direct attractive investment opportunities to other entities or investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us. See “Certain Conflict Resolution Measures” below.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other future Brix-sponsored programs, Brix-advised investors or Brix-affiliated entities own properties that are similar to ours. In such a case, a conflict could arise in the leasing of properties in the event that we and another Brix-sponsored program, Brix-advised investor or Brix-affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Brix-sponsored program, Brix-advised investor or Brix-affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” However, our advisor and the advisors of other Brix-sponsored programs, Brix-advised investors and Brix-affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at these different properties.

Allocation of Our Affiliates’ Time

We rely on our advisor and the key real estate, management and accounting professionals our advisor has assembled, including Messrs. Wirta and Halfacre, for the day-to-day operation of our business. NNN REIT and REIT I are also advised by our advisor and rely on our advisor and many of the same real estate, management and accounting professionals, as will future Brix-sponsored programs and Brix-advised investors. Further, our officers and affiliated directors are also officers and/or affiliated directors of all of the other Brix-sponsored programs. Mr. Halfacre is also an executive officer of NNN REIT and REIT I. As a result of their interests in other Brix-sponsored programs, their obligations to Brix-advised investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Wirta and Halfacre face conflicts of interest in allocating their time among us, our advisor, other Brix-sponsored programs, Brix-advised investors and other business activities in which they are involved. In addition, our advisor and its affiliates share many of the same key real estate, management and accounting professionals. Our executive officers and the key real estate, management and accounting professionals affiliated with our advisor who provide services to us are not obligated to devote a fixed amount of their time to us.

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Our advisor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. It is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of Brix-sponsored programs are very similar, there are significant efficiencies created by the same team of individuals at our advisor providing services to multiple programs.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our advisor and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of its affiliates, some of whom also serve as our executive officers and affiliated directors, and the key real estate, management and accounting professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of equity by us, which will may result in increased acquisition fees and asset management fees;

•	sales of real estate investments, which entitle our advisor to disposition fees;

•	acquisitions of real estate investments, which entitle our advisor to acquisition fees and asset management fees based on the cost of the investment , and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of acquisitions of investments from other Brix-sponsored programs, which might entitle affiliates of our advisor to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire real estate investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor; and

•	whether and when we seek to list our shares of common stock on a national securities exchange, which listing may make it more likely for us to become self-managed or internalize our management.

Our Board of Directors’ Loyalties to NNN REIT and REIT I and Possibly to Future Brix-sponsored Programs

Most of our directors are also directors of NNN REIT and trust managers of REIT I. The loyalties of our directors serving on the boards of directors of NNN REIT and REIT I, or possibly on the board of directors of future Brix-sponsored programs, may influence the judgment of our board when considering issues for us that also may affect other Brix-sponsored programs, such as the following:

•	Our conflicts committee must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other Brix-sponsored programs or if our advisor is giving preferential treatment to other Brix-sponsored programs in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

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•	We could enter into transactions with other Brix-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle our advisor or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other Brix-sponsored programs might entitle our advisor’s affiliates to disposition fees and possible subordinated incentive fees in connection with its services for the seller, in addition to acquisition and other fees that we might pay to our advisor in connection with such transaction. Similarly, property sales to other Brix-sponsored programs might entitle our advisor’s affiliates to acquisition fees in connection with its services to the purchaser in addition to disposition and other fees that we might pay to our advisor in connection with such transaction. Decisions of our board or our conflicts committee regarding the terms of those transactions may be influenced by our board’s or our conflicts committee members’ loyalties to such other Brix-sponsored programs.

•	A decision of our board or our conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other Brix-sponsored programs.

•	A decision of our board or our conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Brix-sponsored programs.

•	A decision of our board or our conflicts committee regarding whether and when we seek to list our shares of common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts for other Brix-sponsored programs, depending on the price at which our shares trade.

Because Mr. Randolph, one of the members of our conflicts committee, is also an independent director of NNN REIT, he receives compensation for service on the board of NNN REIT. NNN REIT pays each independent board member a quarterly retainer of $12,500 and Mr. Randolph also receives $2,500 per quarter for his service as the audit committee chair for NNN REIT. In addition, and like us, NNN REIT reimburses board members for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers, our affiliated directors and our key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in or for:

•	our advisor; and

•	other Brix-sponsored programs.

Through Brix-affiliated entities, some of these persons also serve as the investment advisors to Brix-advised investors. As a result, they owe fiduciary duties to each of these Brix-sponsored programs, their stockholders, members and limited partners and the Brix-advised investors. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Certain Conflict Resolution Measures

Responsibilities of Our Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, the board of directors has delegated certain responsibilities to our conflicts committee acting by majority vote. An independent director is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. One of our independent directors also serves as an independent director of NNN REIT.

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Both our board of directors and our conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our conflicts committee is also empowered to retain its own legal and financial advisors at our expense. Among the matters we expect to require approval of a majority of our conflicts committee are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed; and

•	whether and when we seek to sell the company or substantially all of its assets.

All proposed investments exceeding a de minimis amount established by our board of directors, including a majority of our conflicts committee, must be approved by at least a majority of our board of directors, including a majority of our conflicts committee. Unless otherwise provided by our charter, our conflicts committee may approve a proposed investment without action by the full board of directors if the approving conflicts committee constitute at least a majority of our board of directors.

Charter Provisions Relating to Conflicts of Interest

Our charter contains restrictions relating to conflicts of interest, including the following:

Advisor Compensation.  Our conflicts committee evaluates at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our conflicts committee also supervises the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by our conflicts committee:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

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Under our charter, we can only pay our advisor or its affiliates a disposition fee or commission in connection with the sale of an asset if: (i) our advisor or its affiliates provide a substantial amount of the services in the effort to sell the asset; (ii) the fee does not exceed 3% of the sales price of the asset; and (iii) if in connection with a disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the commission paid to our advisor or its affiliates does not exceed 6% when combined with the commissions paid to such unaffiliated third parties. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor or its affiliates a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us.

If we ever decided to become self-managed by acquiring our advisor and/or entities affiliated with our advisor, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the Internalization Transaction (as defined) conclude that such Internalization Transaction is fair and reasonable to us.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property. This limit may only be exceeded if a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits acquisition fees and acquisition expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 3% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of our conflicts committee.

Term of Advisory Agreement. Our conflicts committee or our advisor may terminate our advisory agreement with our advisor with or without cause or penalty on 60 days’ written notice. In such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function.

Upon termination of the advisory agreement by us without cause or by our advisor at a time when no cause for termination exists, our advisor may be entitled to a termination fee if (based upon an independent NAV per share calculation) it would have been entitled to a Liquidation Fee had the portfolio been liquidated on the termination date, if our conflicts committee does not terminate the agreement for cause. See Compensation — Liquidation Stage — Liquidation Fee.

Our Acquisitions. We will not purchase or lease assets in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) our conflicts committee determines that such transaction is fair and reasonable; (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller; (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property; and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of our board of directors, or the approval of a majority of our conflicts committee. In cases in which a majority of our conflicts committee so determines, and in all cases in which real property is acquired from our advisor, any of our directors or officers or any of their affiliates, the fair market value shall be determined by an independent expert selected by our conflicts committee not otherwise interested in the transaction.

Other Transactions Involving Affiliates. A majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transactions must conclude that all other transactions, between us and our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

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Limitation on Operating Expenses. Our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our conflicts committee have determined that such excess expenses were justified based on unusual and non-recurring factors. Average invested assets means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash items. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock on a national securities exchange; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and allowances for bad debts; (v) reasonable incentive fees based upon increases in NAV per share; and (vi) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests or other property (other than disposition fees on the sale of assets other than real property), including the costs of insurance premiums, legal services, maintenance, repair and improvement of property.

Repurchase of Our Shares. Our charter provides that we may not repurchase shares of our common stock if such repurchase would materially impair our capital or operations as determined by our board of directors. In addition, our charter prohibits us from paying a fee to our advisor, our directors or officers, or any of their affiliates in connection with our repurchase of our common stock.

Loans to Affiliates. We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our board of directors (including a majority of conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions.

Voting of Shares Owned by Affiliates. Before becoming a common stockholder, our advisor and our directors and officers and their affiliates must agree to abstain from voting their shares of common stock in any vote regarding (i) the removal of any of them or their affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and a majority of our conflicts committee reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Internalization Fee

If we ever decided to become self-managed by acquiring our advisor and/or entities affiliated with our advisor, our charter would require that a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction conclude that such Internalization Transaction is fair and reasonable to us and any fees or other compensation due by virtue of the Internalization Transaction to our advisor and/or affiliated entities are also fair and reasonable to us.

Allocation of Investment Opportunities

Investment opportunities that are suitable for us may also be suitable for other future Brix-sponsored programs, as well as for the Brix-advised investors for whom our sponsor and its affiliates serve as investment advisors. Our sponsor is the advisor to REIT I (no longer in the acquisition stage) and the sponsor of NNN REIT. When our sponsor’s real estate professionals direct an investment opportunity to any Brix-sponsored program or Brix-advised investor, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. The factors that the real estate professionals will consider when determining the Brix-sponsored program or Brix-advised investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

•	the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of property, geographic location of properties, and tenants of properties;

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•	the policy of each program or investor relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of our advisor’s real estate professionals, to be more appropriate for another Brix-sponsored program or a Brix-advised investor, they may offer the investment to such Brix-sponsored program or Brix-advised investor.

Our advisory agreement with our advisor requires that our advisor inform our conflicts committee each quarter of the investments that have been purchased by other Brix-sponsored programs and Brix-advised investors for whom our sponsor or one of its affiliates serves as an investment advisor so that our conflicts committee can evaluate whether we are receiving our fair share of opportunities. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among Brix-sponsored programs and Brix-advised investors are important factors in our conflicts committee’s determination to continue or renew our arrangements with our advisor and its affiliates. Our conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other Brix-sponsored programs or Brix-advised investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless our advisor has recommended the investment to us.

PROPERTIES AND INVESTMENTS

As of March 31, 2019, we have made the following student housing property investments:

Current Investments

Stadium View Suites

On April 23, 2018, we acquired our initial student housing real estate investment through the acquisition of 5,929.9 non-voting, Class A Beneficial Interests (the “Interests”) in ACA Stadium View Student Housing DST, a Delaware statutory trust (“ACA Stadium View”) formed by ACA Stadium View Depositor, LLC, a Delaware limited liability company (“Stadium View Depositor”). The purchase price for the Interests was $5,929,919 and we purchased the Interests for a 7.25% discount, resulting in our investment of $5,500,000 which constitutes an approximate 31.56% interest in ACA Stadium View.

ACA Stadium View owns a student housing development, known as “Stadium View Suites,” which is located at 1206, 1210, 1214, 1218, and 1222 South Fourth Street, Ames, Iowa, 50010 (the “Stadium View Property”). The implied value of the Stadium View Property in the Trust is $43,519,936 after excluding operating reserves of $490,064 and including an existing mortgage loan in the amount of $25,220,000 (the “Loan”). Our interest in the Stadium View Property is equivalent to $13,734,417. The Loan is approximately 58% of the Stadium View Property’s implied value. The Loan has a remaining term of approximately 9.5 years, bears interest at the fixed rate of 3.95% per annum, with interest only payments for the remaining term and a principal balance balloon payment due at maturity.

The Stadium View Property is rented to students who attend Big 12 Conference member Iowa State University and consists of five (5) 4-story apartment buildings and a maintenance facility building. The Property has 197 2-, 3-, and 4-bedroom units with 518 individual tenant beds that were approximately 92% leased as of December 31, 2018. Stadium View Property amenities include a clubhouse, fitness room, study and business lounge, game room, coffee bar, tanning bed, fire pit and barbeque grills. ACA Stadium View fully furnished the entire complex to compete with other properties in the market. In connection with the acquisition of the Interest, we incurred an acquisition fee of $412,033 payable to our advisor, in accordance with the terms of our advisory agreement. As of March 31, 2019, $19,631 is payable to the advisor.

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The acquisition of the Interests was approved by our board of directors. In addition, Arrimus Capital Advisors, LLC, a Delaware limited liability company (“Arrimus”), the sole member of Depositor, and Mr. Ray Wirta, the chairman of our board of directors, have a business relationship through which Mr. Wirta receives financial consideration. Mr. Wirta is also the father of one of Arrimus’ principals and, therefore, the acquisition of the Interests was also approved by the conflicts committee of our board of directors. We funded the purchase price for the Interests through a draw of $6.0 million on our line of credit with Pacific Mercantile Bank which is described in “Investment Objectives and Criteria—Our Borrowing Strategies and Policies—Line of Credit.”

AC Prado

On September 18, 2018, the Company invested $75,000 to acquire an approximate 0.5% interest in AC Prado, LLC, a limited liability company formed under the Delaware Limited Liability Company Act for the purpose of acquiring, operating, holding for long-term appreciation and ultimately selling certain improved real property located at 7114 UTSA Blvd, San Antonio, Texas, commonly known as Prado at University of Texas San Antonio (the “Prado Property”). The Prado Property was acquired by AC Prado, LLC in September 2018. AC Prado, LLC’s managing member, AC Prado Manager, LLC, a Delaware limited liability company, and Arrimus Capital LLC, a related party, are under common control and ownership. The Prado Property is a Class A student housing property located adjacent to University of Texas at San Antonio. It was built in 2014 and is comprised of 160 units (472 beds) within one four-story building with an attached parking garage. The dwelling units are fully furnished. The Prado Property has various amenities, including a modern clubhouse with media area, game room, coffee bar, community kitchen and study areas. Additionally, it has a 24-hour fitness center, a business center and luxury, resort-style pool with an outdoor grilling station and covered patio area. In connection with the acquisition of the interest in AC Prado, LLC, we paid an acquisition fee of $2,500 payable to our advisor in accordance with the terms of our advisory agreement.

212 East

On December 24, 2018, the Company invested $200,000 to acquire an approximate 1.0% interest in ACA Illinois Tier 1 Student Housing DST, a Delaware Statutory Trust (the “ACA Illinois”) formed by ACA Illinois Tier 1 Depositor, LLC (“ACA Illinois Depositor”). ACA Illinois acquired that certain student housing development, commonly known as “212 East,” located at 212 East Green Street, Champaign, Illinois, near the University of Illinois at Urbana-Champaign (the “212 East Property’) in September 2018. The implied value of 212 East is $52,065,000 after including an existing mortgage loan of $29,900,000. Our interest in ACA Illinois (the “212 Interest”) is equivalent to $512,038.

Arrimus Capital LLC, a related party, is the sole member of 212 Depositor. Therefore, the acquisition of the 212 Interest in the ACA Illinois was approved by our board of directors, including the independent directors who serve as our conflicts committee of the board. In connection with the acquisition of the 212 Interest, we owe our Advisor an acquisition fee of $6,000 in accordance with the terms of our advisory agreement, which has not yet been paid.

The 212 East Property is a Class A student housing property located in the heart of the Campustown district. It was built in 2017 and is comprised of 110 units (428 beds) within one six-story building and offers 91 parking spaces in a garage that is restricted to resident and retail use. The dwelling units are fully furnished, including smart TVs in every bedroom and living room, in-unit washer and dryer, and full-size beds. The 212 East Property has various amenities, including a state-of-the-art fitness center; shared and private study rooms/lounges; a community lounge with billiards, TVs and a kitchenette; and an outdoor courtyard featuring a fire pit, grilling areas and hammocks. The 212 East Property residents also enjoy access to onsite retail space that includes a yoga studio and two restaurants.

Villas on 26th

On January 30, 2019, the Company invested $132,000 to acquire an approximate 1.0% interest in AC Villas, LLC (“AC Villas”), an affiliate of Arrimus Capital LLC (the “Villas Interest”). AC Villas acquired a student housing development which is located at 800 West 26th Street, Austin, Texas, ¼ mile from the University of Texas campus (the “Villas on 26th Property”).

Arrimus Capital LLC is a related party; therefore, the acquisition of the Villas Interest was approved by our board of directors, including the independent directors who serve as the conflicts committee of the board. In connection with the acquisition of the Villas Interest, we owed our Advisor an acquisition fee of $3,960 in accordance with the terms of our advisory agreement, which has not yet been paid.

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The Villas on 26th Property is a Class A student housing property built in 2014 and is comprised of 49 units with three – to six – bed layouts (182 beds) within one five – story building with ample subterranean parking. The dwelling units are fully furnished, including Polk audio surround sound systems, Apple TVs and 60” flat screens in every living room, stainless steel appliances, full sized washer/dryers, wood flooring and walk-in closets. The Villas on 26th Property has various amenities, including a 24-hour fitness center, live feed security cameras throughout and a large hot tub on the mezzanine level. The Villas on 26th Property residents also enjoy access to nearby retail space that includes Starbucks, In-N-Out, Chipotle, Dunkin Donuts, Whataburger and more.

PENDING PROPERTY ACQUISITION

On May 13, 2019, we entered into an assignment and assumption agreement with NNN REIT whereby we assumed NNN REIT’s contract to purchase a retail property leased to 24 Hour Fitness from an unaffiliated company. We have no material relationship with the seller or its affiliates, other than in respect of the parties’ purchase and sale of the property. The property is a single tenant retail building totaling approximately 36,000 square feet, located in Fort Worth, Texas. The purchase price is $12,375,000 exclusive of closing costs. If acquired, we would satisfy the various assets tests under the Investment Company Act of 1940 and then withdraw our application for an exemption order from the SEC that is described in “Risk Factors—Risks Related to Our Corporate Structure” above.

The purchase and sale agreement was entered into effective April 16, 2019 with our due diligence period scheduled to expire on May 16, 2019. However, we have requested a seven-day extension of the due diligence period in order to determine estimated costs of certain deferred maintenance items. We are targeting a June 10, 2019 closing date on this acquisition with an outside closing date of June 17, 2019 under the terms of the purchase and sale agreement; however, there can be no assurance as to the exact date, if any, that the property would be acquired.

We have also entered into a term sheet with a mortgage lender that will provide a five-year loan for $6,187,500 at a fixed interest rate of 4.95% in connection with the acquisition of this property. The balance of the purchase price and closing costs will be funded with proceeds from the sale proceeds of this offering and advances under our $5,000,000 unsecured revolving credit facility.

In evaluating this property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the property, we considered a variety of factors, including the condition and financial performance of the property, the terms of the existing lease and the creditworthiness of the tenant, property location, visibility and access, age of the property, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income and neighborhood growth patterns and economic conditions. We do not currently have plans to incur any significant costs to renovate, improve or develop this property, and we believe that the property is adequately insured.

In connection with this acquisition, if completed, we expect to pay our advisor a 3% acquisition fee of $371,250.

INVESTMENT OBJECTIVES AND CRITERIA

Overview

We expect to use a substantial amount of the net proceeds from this offering to primarily invest, directly or indirectly through investments in non-affiliated entities, in properties and investments that meet our acquisition criteria that include quality student housing properties, more traditional residential, multi-family properties, single-tenant income-producing retail and commercial properties, and other investments in locations with above average concentrations of younger demographic profiles commensurate with Millennial and Generation Z related activities.

In addition to student housing and other residential properties, our investment targets may include the following retail and commercial properties located near colleges and universities or other locations with above average concentrations of younger demographic profiles commensurate with Millennial and Generation Z related activities:

•       quick service restaurants, along with other casual dining concepts (“QSR”) such as Starbucks, McDonalds, Burger King, El Pollo Loco, Chick-fil-A, Mod Pizza, Kentucky Fried Chicken, Chili’s, Applebee’s, Buffalo Wild Wings, Panera Bread, Olive Garden and BJ’s Restaurant;

•       grocery and convenience stores (“GC-Stores”) such as grocers: Albertsons; Kroger; SuperValu; Meijer; Natural Grocers; Schnucks; Winn-Dixie; Whole Foods; Sprouts Framers Market; and Aldi and convenience stores, which may or may not include a gas station component: 7-Eleven; Circle K; Speedway; Casey’s; Murphy USA; AmPm; Kwik Shop; Pilot; ExtraMile; Wawa; QuikTrip; Cumberland Farms; Sheetz; RaceTrac; and Kum

•       fitness centers (“FC”) such as LA Fitness, 24 Hour Fitness, Planet Fitness and Crossfit; and

•       youth-oriented fixed income and equity securities investments.

Our goal is to generate a relatively predictable and stable current stream of income for investors and the potential for long-term capital appreciation in the value of our properties. We may make our investments through the acquisition of individual assets, through joint venture or joint property ownership with related or third party property owners, or through acquisitions of equity interests in other REITs or real estate companies.

We plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing properties and related real estate investments that provides attractive and stable returns to our stockholders. Our investment objectives and policies may be amended or changed at any time by our board of directors. Although we have no plans at this time to change any of our investment objectives, our board of directors may change any and all such investment objectives, if it believes such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as an offering circular supplement, or through a filing under the Exchange Act, as appropriate. We cannot assure you that our policies or investment objectives will be attained or that the value of our common stock will not decrease.

Primary Investment Objectives

Our primary investment objectives are:

•	to provide you with attractive and stable cash distributions; and

•	to preserve and return your investment.

We will also seek to realize growth in the value of our investment by timing the sale of the properties to maximize asset value. We may return all or a portion of your investment in connection with the sale of the REIT or the properties. Alternatively, you may be able to obtain a return of all or a portion of your investment in connection with the sale of your shares. Though we intend to make monthly distributions to our stockholders from cash flow from our operations, we may be unable or limited in our ability to make distributions to you.

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While initial purchases of properties will be funded with funds received from the sale of shares, we anticipate incurring mortgage debt (not to exceed 75% of total value of all of our properties) and pledging such properties as security for that debt to obtain funds to acquire additional properties.

Investment Strategy

We will seek to acquire a high quality, well designed and well-located portfolio of properties and investments that meet our acquisition criteria that include quality student housing properties, more traditional residential, multi-family properties, single-tenant income-producing retail and commercial properties such as QSRs, GC-Stores, and FC, and other investments in locations with above average concentrations of younger demographic profiles commensurate with Millennial and Generation Z related activities.

We will also seek to acquire investments in properties that possess sound market fundamentals but are under-performing and would benefit from re-positioning, renovation and/or improved property management. Conversely, subject to appropriate market conditions, we may dispose of certain properties. We will continually assess all of our properties, the markets in which they are located and the communities that they serve, to determine if any dispositions are necessary or appropriate.

We cannot assure you that any of the properties we acquire will result in the benefits discussed above. See “Risk Factors — Risks Related to Our Properties, Our Business and the Real Estate Industry.”

General Acquisition and Investment Policies

We will seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of property is its potential for future appreciation and increased tenant rents, we anticipate that some properties we acquire may have the potential both for growth in value and for providing regular cash distributions to our stockholders.

Although this is our current focus, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with what we believe to be good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Our advisor has substantial discretion with respect to the selection of specific properties. However, acquisition parameters will be established by our board of directors and potential acquisitions outside of these parameters will require approval by our board of directors. In selecting a potential property for acquisition, we and our advisor consider a number of factors, including, but not limited to, the following:

•	tenant creditworthiness;

•	lease terms, including length of lease term, scope of landlord responsibilities, and frequency of contractual rental increases;

•	projected demand in the area;

•	a property’s geographic location and type;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	a property’s physical location, visibility, curb appeal and access;

•	construction quality and condition;

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•	potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;

•	potential capital reserves required to maintain the property;

•	the potential for the construction of new properties in the area;

•	evaluation of title and obtaining of satisfactory title insurance; and

•	evaluation of any reasonable ascertainable risks such as environmental contamination.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds of this offering. We expect to acquire properties valued at from $5 million to $40 million in the early years of our operations, in order to achieve diversity in our lease portfolio.

Property Operations

Management Philosophy.

Our management philosophy is based upon meeting the following objectives:

•	Satisfying the specialized needs of tenants by providing the highest levels of customer service;

•	Maintaining each property in top condition;

•	Maximizing revenue through the development and implementation of a strategic annual marketing plan and leasing administration program;

•	Maximizing cash flow through maximizing revenue coupled with prudent control of expenses; and

•	Market surveys to stay abreast of changing market trends and to tailor leasing of our properties.

Our Borrowing Strategy and Policies

We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly or privately placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to fund repurchases of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt.

There is no limitation on the amount we can borrow for the purchase of any individual property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets, and we intend to utilize up to 75% leverage in connection with our acquisition strategy. Our charter limits our borrowing to 75% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our conflicts committee and is disclosed to our stockholders in our next periodic financial report, along with the justification for such excess. When calculating our use of leverage, we will not include temporary, unsecured borrowing for property acquisitions under a revolving credit facility (or similar agreement).

We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our directors, including a majority of our conflicts committee, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

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Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Line of Credit

Effective April 11, 2018, we entered into a business loan agreement with Pacific Mercantile Bank for a $6 million line of credit with a maturity date of April 11, 2019, which was extended to June 11, 2019 on March 4, 2019. Under the terms of the related promissory note, borrowings under the line of credit bear accrue interest at a floating rate of prime plus 1%, which is currently 5.75% per annum, with interest only payable monthly and the principal loan amount balloon payment due at maturity. Borrowings under the line of credit are personally guaranteed by Mr. Wirta, our chairman of the board and a manager of our sponsor and Mr. Hofer, our former chief executive officer and a manager of our sponsor; and they will not be compensated by us for providing such guarantee. The line of credit may be used for our business operations.

On April 17, 2018, we drew the full amount of the facility, which was used primarily to acquire an approximate 31.6% interest in ACA Stadium View Student Housing DST, a Delaware statutory trust. See Properties and Investments—Current Investments—Stadium View Suites. As of March 31, 2019, there was $0 drawn under the line of credit. In connection with the credit agreement, we incurred $21,500 of deferred financing costs, which are being amortized over the term of the agreement and are included as a component of interest expense in the condensed statement of operations. Pursuant to the terms of the credit facility, the Company is subject to certain loan covenants. The Company was in compliance with such covenants as of March 31, 2019.

Acquisition Structure

Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in entities that own and operate properties that meet our investment criteria.

We will make acquisitions of our real estate investments directly or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Real Property Investments

Our advisor will be continually evaluating various potential property investments and engaging in discussions and negotiations with sellers regarding the purchase of properties for us. At such time while this offering is being conducted, if we believe that a reasonable probability exists that we will acquire a specific property, this offering circular will be supplemented to disclose the negotiations and pending material acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this offering circular will also describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this offering circular, if appropriate. The disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase. We expect to possess what we believe will be adequate insurance coverage for all properties in which we invest.

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Conditions to Closing Acquisitions

Our advisor performs a diligence review on each property that we purchase. As part of this review, our advisor in most if not all cases of direct property acquisitions, obtains an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I environmental assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller. Such documents include, where available and appropriate:

•	property surveys and site audits;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	student tenant leases and parental guaranties;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.

Co-Ownership Investments

We may acquire some of our properties in the form of a co-ownership, including but not limited to tenants-in-common and joint ventures, some of which may be entered into with future affiliates of our advisor. See “Conflicts of Interest.” Among other reasons, we may want to acquire properties through a co-ownership structure with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Co-ownership structures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price or through the exchange for an interest in our existing properties. In addition, certain properties may be available to us only through co-ownership structures. In determining whether to recommend a particular co-ownership structure, our advisor will evaluate the subject real property under the same criteria described elsewhere in this offering circular.

We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only provided that:

•	a majority of our directors, including a majority of our conflicts committee, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investments by us and such affiliate are on substantially the same terms and conditions.

To the extent possible and if approved by our board of directors, including a majority of our conflicts committee, we will attempt to obtain a right of first refusal or option to buy the property held by the co-ownership structure and allow such co-owners to exchange their interest for interests in our other properties. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. See “Conflicts of Interest.”

Government Regulations

Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

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Disposition Policies

We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. All transactions between us and our advisor and its affiliates must be approved by a majority of our conflicts committee.

Investment Limitations in Our Charter

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. We will not:

•	Invest in commodities or commodity future contracts;

•	Invest more than 10% of total assets in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property;

•	Invest in indebtedness (“junior debt”) secured by a mortgage on real property which is subordinate to the lien of other indebtedness (“senior debt”), except where the amount of such junior debt, plus the outstanding amount of the senior debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments (as shown on our the books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets. The value of all investments in our junior debt which does not meet the aforementioned requirements would be limited to 10% of our tangible assets (which would be included within the 25% limitation);

•	Invest in contracts for the sale of real estate;

•	Engage in any short sale, or borrow, on an unsecured basis unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

•	Engage in trading, as compared with investment activities;

•	Acquire securities in any entity holding investments or engaging in activities prohibited by this section; or

•	Engage in underwriting or the agency distribution of securities issued by others.

Affiliate Transaction Policy

Our conflicts committee will review and approve all matters the board believes may involve a conflict of interest. A majority of our conflicts committee will approve all transactions between us and our advisor and its affiliates. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

We will not acquire any properties in which our advisor, or its executive officers, owns an economic interest unless approved by our conflicts committee.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Management’s discussion and analysis of financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates. These estimates are based on management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances.

Results of Operations

We obtained our notice of qualification from the SEC on April 16, 2018 and, on April 23, 2018, we made our initial investment of $5,500,000 to acquire an approximate 31.6% interest in ACA Stadium View Student Housing DST, a Delaware statutory trust. We also made two smaller investments consisting of $75,000 to acquire an approximate 0.5% interest in AC Prado, a limited liability company formed under the Delaware Limited Liability Company Act, and $200,000 to acquire an approximate 1.0% interest in ACA Illinois, a Delaware statutory trust, on September 18, 2018 and December 24, 2018, respectively.

The following is a discussion of our results of operations for the year ended December 31, 2018:

Fees to affiliates

Fees to affiliates amounted to $86,853, reflecting our asset management fees incurred for our advisor for the investments discussed above. This amount excludes $28,779 which was waived to support distributions.

General and administrative

General and administrative expenses of $489,285 primarily represents payroll for investor relations personnel, board of directors’ stock compensation, directors and officers’ insurance premiums and legal fees.

Interest expense

Interest expense of $112,557 reflects interest incurred related to our $6.0 million of borrowings under our credit agreement (the “Line of Credit”) which we used to acquire our 31.56% interest in ACA Stadium View in April 2018. The Line of Credit was fully repaid in November 2018.

Expenses reimbursed by affiliates

Expenses reimbursed by affiliates of $295,190 primarily relates to payroll associated with investor relations personnel. These reimbursed expenses are recorded in general and administrative expenses as discussed above (see Note 5 to our financial statements).

Other expense (income), net

Loss from investments in unconsolidated entities totaled $266,837 and interest income amounted to $240. The loss from investments in unconsolidated entities primarily reflects depreciation on the Stadium View Property, along with interest expense and other expense in excess of revenue. However, the Stadium View Property generated sufficient cash flow to pay distributions to us of $226,798.

We are not aware of any other material trends or uncertainties, other than national economic conditions affecting real estate properties in general, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operations of our properties.

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Liquidity and Capital Resources

Our proceeds from shares of common stock sold in this offering will be used primarily for (i) property acquisitions; (ii) capital expenditures; (iii) payment of principal on our outstanding indebtedness; and (iv) payment of fees to our advisor. Our cash needs for the purchase of real estate properties and other real estate investments will be funded primarily from shares sold, including those offered for sale through our distribution reinvestment plans, or from debt proceeds including from our Line of Credit.

Through December 31, 2018, the Company had sold 1,520,013 shares of common stock in this offering, including 22,138 shares of common stock sold under its distribution reinvestment plan for aggregate offering proceeds of $7,600,059.

As of December 31, 2018, the Line of Credit has zero outstanding principal balance (see Note 5 to our financial statements). The Line of Credit, which was scheduled to mature on March 30, 2019, was extended to June 11, 2019 on March 4, 2019.

The following table summarizes our cash flow activity for the year ended December 31, 2018:

Net cash used in operating activities	$(9,619)
Net cash used in investing activities	$(6,176,318)
Net cash provided by financing activities	$7,057,199

Cash Flows from Operating Activities

During the year ended December 31, 2018, net cash used in operating activities was $9,619. This amount reflects our net loss of $660,102, largely offset by non-cash charges of $359,068 related to our non-cash loss from investments in unconsolidated entities, stock compensation expense and amortization of deferred financing costs; distributions of $226,798 from investments in unconsolidated entities; and net changes in working capital of $64,617 resulting from increases in accounts payable and due to affiliates, offset in part by the increase in prepaid and other assets. Going forward, we expect to achieve positive cash flows from operating activities as a result of our anticipated future acquisitions of student housing real estate, other multi-tenant residential properties; quick service restaurants, along with other casual dining concepts; convenience stores, which may or may not include a gas station component; fitness centers; and youth-oriented fixed income and equity securities investment, and from the operations of such related investments.

Cash Flows from Investing Activities

Net cash used in investing activities was $6,176,318 for the year ended December 31, 2018 and consisted of the following:

•	$5,781,667 for the investments in unconsolidated entities, including $6,667 of capitalized legal fees incurred for the investment; and
•	$394,651 for the payment of acquisition fees to our Advisor.

Cash Flows from Financing Activities

Net cash provided by financing activities was $7,057,199 for the year ended December 31, 2018 and consisted primarily of the following:

•	$6,000,000 of proceeds from our Line of Credit, offset in full by principal payments aggregating $6,000,000;
•	$21,500 in deferred financing costs paid for our Line of Credit;
•	$7,489,372 of proceeds from issuance of common stock and investors deposits;
•	$225,053 for payments of offering costs;
•	$136,228 for repurchases of common stock;
•	$14,731 for payments of investors deposits; and
•	$34,661 of cash distributions paid to common stockholders.

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Organization and Offering Costs

Our organizational and offering costs are paid by our sponsor on our behalf. Offering costs include all expenses incurred in connection with this offering, including investor relations payroll expenses. Other organizational and offering costs include all expenses incurred in connection with our formation, including, but not limited to legal fees, federal and state filing fees, and other costs to incorporate. During this offerings, we are obligated to reimburse our sponsor for organizational and offering costs related to the offering paid by them on our behalf provided such reimbursement does not exceed 3% of gross offering proceeds raised in the offering as of the date of the reimbursement.

As of December 31, 2018, we had not incurred any organization and offering costs related to the offering as all such costs had been funded by our sponsor, other than a pending reimbursement for the payroll expense mentioned below. As a result, these organization and offering costs related to the offering are not recorded in our financial statements as of December 31, 2018 other than to the extent of 3% of the gross offering proceeds. Through December 31, 2018, our sponsor had incurred organization and offering costs on our behalf in connection with our offerings of $1,471,872. Through December 31, 2018, we had recorded $225,768 of organizational and offering costs, of which $715 was payable to our Sponsor or affiliates as of December 31, 2018.

Distributions

While we are under no obligation to do so, we have in the past and expect in the future to declare and pay distributions to our stockholders monthly in arrears; however, our board of directors may declare other periodic distributions as circumstances dictate. In order that stockholders may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates. During our offering stage, when we may raise capital more quickly than we acquire income producing assets, and from time-to-time during our operational state, we may not pay distributions solely from our cash flow from operating activities, in which case distributions may be paid in whole or in part from the deferral of fees otherwise due to our advisor, if so elected by our Advisor.

Going forward, we expect our board of directors to continue to declare cash distributions based on daily record dates and to pay these distributions on a monthly basis, and after our offering to continue to declare stock distributions based on a single record date as of the end of the month and to pay these distributions on a monthly basis. Cash distributions will be determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has no pre-established percentage rate of return for stock distributions or cash distributions to stockholders. We have not established a minimum distribution or distribution level, and our charter does not require that we make distributions or distributions to our stockholders other than as necessary to meet IRS REIT qualification standards.

On May 19, 2018, we declared our first distribution to stockholders of record as of the close of business on each day of the period commencing on April 23, 2018 and ending on April 30, 2018. Since then, we have declared monthly distributions for stockholders of record as of the close of business for each day from May 1, 2018 through December 31, 2018. The distributions are payable to stockholders of record as of the close of business on each day of the distribution period.

Since cash flows from operating activities have not been sufficient to cover distributions during our offering stage, our advisor agreed to defer asset management fees of $86,853 and waived the amount totaling $28,779 through December 31, 2018 to fund distributions and operating activities.

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Distributions declared, distributions paid and cash flow used in operations were as follows for the period April 23, 2018 to December 31, 2018:

					Cash Flows
					(Used in)
		Distributions			Provided by
	Distributions	Declared Per	Cash Distributions Paid(b)(c)		Operating
Period	Declared(a)	Share	Cash	Reinvested	Activities
April 23 to June 30, 2018	$7,272	$0.0567	$1,902	$5,370	$(63,990)
July 1 to December 31, 2018	173,868	0.1500	32,759	105,317	54,371
Total	$181,140	$0.2067	$34,661	$110,687	$(9,619)

(a)	Distributions declared includes $35,767 of distributions for January which were declared on December 21, 2018. Total accrued distributions payable amounted to $35,792 as of December 31, 2018. The source of our distribution payments was our Advisor’s deferral of asset management and acquisition fees, along with distributions received from our investments in unconsolidated entities totaling $226,798 for the period May 1, 2018 to December 31, 2018.
(b)	Distributions are paid on a monthly basis. In general, distributions for record dates as of the end of a given month are paid on or about the 21st of the following month.
(c)	See details of distributions declared in the chart below.

The following chart details the distributions that we have declared since we commenced operations:

	Rate Per	Declaration	Payment	Annualized
Distribution Period	Share Per Day	Date	Date (1)	Yield (2)
2018:
April 23-30 2018	$0.00083333	May 19, 2018	May 21, 2018	6.0%
May 1-31, 2018	$0.00080645	May 31, 2018	June 21, 2018	6.0%
June 1-30, 2018	$0.00083333	May 31, 2018	July 23, 2018	6.0%
July 1-31, 2018	$0.00080645	June 28, 2018	August 21, 2018	6.0%
August 1-31, 2018	$0.00080645	July 30, 2018	September 21, 2018	6.0%
September 1-30, 2018	$0.00083333	September 4, 2018	October 22, 2018	6.0%
October 1-31, 2018	$0.00080645	September 25, 2018	November 26, 2018	6.0%
November 1-30, 2018	$0.00083333	October 29, 2018	December 21, 2018	6.0%
December 1-31, 2018	$0.00080645	November 29, 2018	January 21, 2019	6.0%
2019:				6.0%
January 1-31, 2019	$0.00080645	December 21, 2018	February 21, 2019	6.0%
February 1-28, 2019	$0.00089286	January 31, 2019	March 21,2019	6.0%
March 1-31-2019	$0.00080645	February 27, 2019	April 16, 2019	6.0%
April 1-30 2019	$0.00082190	March 28, 2019	May 21, 2019 (3)	6.0%
May 1-31, 2019	$0.00082190	March 28, 2019	June 21, 2019 (3)	6.0%
June 1-30, 2019	$0.00082190	March 28, 2019	July 22, 2019 (3)	6.0%

(1)	Distributions are paid on a monthly basis. In general, distributions for record dates as of the end of a given month are paid on or about the 21st of the following month.
(2)	Annualized yield numbers represent the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $5.00 per share purchase price. While the board of directors is under no obligation to do so, each annualized basis return assumes that the board of directors would declare distributions in the future which are similar to the distributions for each period presented. There can be no assurance that the board of directors will declare such distributions in the future or, if declared, that such distributions would be of a similar amount.
(3)	Expected payment date.

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PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The information presented in this section represents the historical experience of the three real estate programs managed and sponsored over the last ten years by Mr. Wirta. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of the real estate investment programs sponsored by affiliates of Mr. Wirta may not be indicative of our future results.

The three prior programs discussed below, Nexregen Firewheel Real Estate Investment Trust (“Firewheel”), REIT I and NNN REIT each had or has as their advisor BrixInvest, LLC (formerly named Nexregen, LLC) or an affiliate, which is our sponsor. Firewheel sold its property in June 2018 and paid final distributions to its limited partners. REIT I and NNN REIT are still in existence and operating, and neither has ever sold or transferred any of the properties they have acquired except for the sales by REIT I in March 2016 of a 29.86% interest in its Chevron Roseville, California property, in April 2017 of a 100% interest in its Chevron Rancho Cordova property, and the Foreclosure Sale of its Antioch, California property in March 2019. REIT I had also, in January 2016, disposed of its interests in the four limited partnership interests it held. On February 8, 2019, the purchaser of the Chevron Roseville property gave notice of exercise to require REIT I to repurchase the 29.86% interest in the property and REIT I is proceeding under the terms of the contract to acquire the 29.86% interest in the property for $1,000,000 by May 9, 2019.

The information in the following tables shows relevant summary information concerning real estate programs sponsored by our sponsor and its affiliates, including (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) operating results of prior programs (Table III), (4) results of completed programs (Table IV); (5) sales or disposals of properties (Table V); and (6) acquisitions of property by program (Table VI). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our sponsor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

All three prior programs were deemed to be similar in nature to our objectives because they raised funds from offerings for the purpose of acquiring income producing real estate as long term investments for eventual sale. Two of the offerings, i.e., Firewheel and REIT I, were exempt from registration requirements under the Securities Act of 1933 because they were intra-state offerings sold pursuant to SEC Rule 147. Each of them was registered with the state securities administrator in the state where each offering was sold and the real estate properties were acquired and operated. While both programs conducted a public offering of securities, of the two only REIT I was registered with the SEC. NNN REIT was also registered with the SEC and therefore two of the programs are considered to be “public programs” under the SEC’s rules related to real estate investment programs. The registered programs each filed their respective Annual Report on Form 10-K with the SEC while Firewheel did not file any annual reports or other reports with the SEC.

Our sponsor sold $360,500 of the Nexregen Firewheel Real Estate Investment Trust’s common stock and $1,497,222 in direct limited partnership interests to the public in a Texas-only offering registered with the Texas State Securities Board in 2007 and 2008. Firewheel was formed in 2007 as a Texas real estate investment trust to make a public, intra-state offering of common stock registered with the Texas State Securities Board. The proceeds were used by Firewheel to invest in the Firewheel Village Shopping Center, an existing shopping center located in Garland, Texas. In 2008, Firewheel converted from a real estate investment trust to a limited partnership. The partnership sold the shopping center in June 2018. Firewheel did not make additional sales of securities or investments in properties since 2008. Its offering of common stock to investors closed in 2008.

REIT I sold $83,620,156, of its common stock to the public in a California-only offering pursuant to a permit issued by the California Department of Business Oversight, which offering ended on July 20, 2016. As of December 31, 2018, REIT I has sold $93,971,536 of its common stock, including shares sold under its dividend reinvestment plan and excluding share redemptions.

REIT I was formed in 2012 as a California real estate investment trust to make a public, intra-state offering of common stock registered with the California Department of Business Oversight. REIT I’s current operations consist primarily of acquiring and operating single tenant business properties, similar to our business plan. All of its properties now consist of buildings which were in existence and subject to long term leases to tenants at the time of purchase.

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In March 2016, REIT I applied to the California Department of Business Oversight to increase the number of shares authorized to be sold under its permit issued pursuant to Section 25113 of the California Corporate Securities Law of 1968 from $50 million to $100 million. The Department of Business Oversight granted the amendment increasing the number of shares on May 19, 2016, but in the meantime, from March 18, 2016, through April 15, 2016, REIT I sold shares which were not registered under the California Corporate Securities Law of 1968, because Rich Uncles I had exceeded the number of shares registered for sale under its permit, prior to granting the increase on May 19, 2016. To remedy this, REIT I reported the sales in excess of the California permit to the Department of Business Oversight and made a repurchase offer pursuant to the California securities law to those investors who had purchased shares in excess of the permit. By letter dated April 15, 2016, REIT I made the statutory repurchase offer to 693 investors who had purchased 561,207 shares of the Trust’s stock for $5,612,066 between March 18, 2016, and April 15, 2016. Investors who accepted the repurchase offer were paid their initial purchase price of $10 per share plus interest at the rate of 7% per annum from the date of purchase, less the amount of any distributions made to them in respect of their shares. A total of six investors elected to accept the repurchase offer, and they received total consideration of $33,500 for repurchase of their shares. Additionally, REIT I submitted an application with the Department of Business Oversight to similarly present a repurchase offer to 453 investors who purchased 546,158 shares of the Trust’s stock for $5,461,577 from April 16 through May 13, 2016. Investors who accepted the repurchase offer were paid their initial purchase price of $10 per share plus interest at the rate of 7.5% per annum from the date of purchase, less the amount of any distributions made to them in respect of their shares. A total of 13 investors elected to accept the repurchase offer, and they received total consideration of $54,838, inclusive of $321 of interest, for repurchase of their shares. On May 19, 2016, the California Department of Business Oversight granted REIT I’s application to increase sales to $100,000,000. REIT I subsequently ceased all sales of securities, with the exception of its dividend reinvestment program, on July 20, 2016.

NNN REIT was originally formed on May 14, 2015 as a Maryland corporation. The company was formed to primarily invest, directly or indirectly through investments in real estate owning entities, in single-tenant income-producing corporate properties located in the United States, which are leased to creditworthy tenants under long-term net leases.

On July 15, 2015, NNN REIT filed a registration statement on Form S-11 with the SEC to register an initial public offering of its common stock to offer a maximum of $900,000,000 in shares of common stock for sale to the public and a maximum of $100,000,000 of common stock pursuant to its dividend reinvestment plan. The SEC declared the Company’s registration statement effective on June 1, 2016. On July 20, 2016, the Company began offering shares to the public, and through December 31, 2018, the Company had sold 14,027,968 shares of common stock in the offering, for aggregate gross offering proceeds of approximately $140,507,461.

The three programs have raised an aggregate of $236,354,306 from a total of 9,046 investors from their inceptions through December 31, 2018. A total of 46 properties and property interests were purchased by Firewheel, REIT I and NNN REIT consisting of the following:

•	The property purchased by Firewheel consisted of one shopping center located in Garland, Texas.

•	All of the properties purchased by REIT I consist of single tenant triple net commercial leased properties located in California, Georgia and Texas, which were in existence and subject to existing long-term leases when acquired except for the Chase Bank & Great Clips property in Antioch, CA, which is structured for two tenants. REIT I owned 21 individual properties as of December 31, 2018 and relinquished its Antioch, California property during March 2019 in a foreclosure sale.

•	All of the properties purchased by NNN REIT consist of single tenant triple net commercial leased properties located in Arizona, Florida, Georgia, Illinois, Maine, Nevada, North Carolina, Ohio, Pennsylvania, Virginia, Tennessee, Texas and Washington, which were in existence and subject to existing long-term leases when acquired. NNN REIT had acquired 24 individual operating properties as of March 31, 2019.

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The shopping center purchased by Firewheel comprises 3.5% of the purchase price of all properties purchased by these three programs, the commercial properties purchased by REIT I comprise 36% of the purchase price of all properties purchased by the programs; and the commercial properties purchased by NNN REIT comprise 60.5% of the purchase price of all properties purchased by the programs

In January 2016, REIT I’s interest in the four Del Taco limited partnership interests were dissolved. In March 2016, REIT I sold a 29.86% interest in its Chevron Roseville property to an unrelated private investor who now holds such interest as tenant in common with REIT I. On February 8, 2019, the purchaser of the Chevron Roseville property gave notice of exercise to require REIT I to repurchase the 29.86% interest in the property and REIT I is proceeding under the terms of the contract to acquire the 29.86% interest in the property for $1,000,000 by May 9, 2019. In April 2017, REIT I sold a 100% interest in its Chevron Rancho Cordova property. In addition, it relinquished its Antioch, California property in March 2019 in a foreclosure sale.

All information in the following tables is as of December 31, 2018.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (On a Percentage Basis)
December 31, 2018
(Unaudited)

The following table shows the experience of the two prior real estate programs in raising and investing funds.

	NNN REIT	REIT I (1)
Dollar amount offered	$1,000,000,000	$100,000,000
Dollar amount raised	140,507,461	93,971,536
Less offering expenses
Selling commissions and discounts retained by affiliates		—
Organizational and offering expenses payable/paid to affiliates	4,215,004	2,796,198
Percent available for investment	97%	97%
Acquisition Costs
Total acquisition costs	231,193,408	137,592,151
Percentage leverage (mortgage financing divided by total acquisition cost)	53%	45%
Date offering began	July 2016	April 2012
Length of offering (in months)	N/A	51	(2)
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A	56	(3)

(1)	REIT I ceased its offering July 20, 2016.
(2)	April 2012 through July 2016 when the Offering ceased.
(3)	REIT I acquired one property in June 2017 but has since ceased acquiring properties.

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TABLE II
COMPENSATION TO SPONSOR
(Unaudited)

This table shows the compensation paid in the prior programs sponsored by our sponsor through December 31, 2018. Both of these programs continue in operation. Firewheel has not disposed of any of its properties. REIT I’s interest in four real estate limited partnerships dissolved in January 2016 it disposed of a 29.86% interest in one of its properties in March 2016 and it sold 100% of another property in April 2017. In 2008, Firewheel was converted from a REIT into a limited partnership, which continues to own and operate the property which Firewheel acquired. Fee totals for Firewheel include fees paid by both the REIT during its existence and the limited partnership since its formation.

	NNN REIT	REIT I (1)	Firewheel
Date offering commenced	July 2016	April 2012	September 2007
Dollar amount raised	$140,507,461	$93,971,536	$1,857,722
Amount paid to sponsor from proceeds of offering (2)
Underwriting fees	—	—	—
Organization and offering expenses	4,215,004	2,796,198
Acquisition fees (3)	6,747,160	2,575,000	10,815
Dollar amount of cash generated from operations before deducting payments to sponsor	13,023,445	16,874,277
Amount paid to sponsor from operations
Management / advisory fees (4)	3,282,294	2,057,844	275,520
Reimbursements (5)	—	472,266	—
Leasing commissions (5)	—	—	—
Other (6)	588,650	483,946	—
Dollar amount of property sales and refinancing before deducting payments to sponsor	—	4,530,358	—
Amount paid to sponsor from property sales (7)
Real estate commissions	—	133,020	—
Incentive fees	—	—	—
Other	—	—	—

(1) REIT I ceased its offering in July 2016.

(2) The program pays no underwriting fees and no other fees during the offering stage except for an acquisition fee to the advisor paid of 2% of the property purchase price (REIT I) and 3% of the property purchase price (NNN REIT).

(3) Prior to 2016, in lieu of the REIT paying acquisition fees, seller paid the acquisition fees through escrow.

(4) REIT I incurred and paid asset management fees of $2,057,844 through December 31, 20178. NNN REIT incurred asset management fees of $3,137,533 for the three years ended December 31, 2018, of which the Advisor waived $171,041. An additional $315,802 was accrued in 2017 and paid in 2018 for subordinated participation

(5) Although the advisory agreement between REIT I and the advisor provides for payment of leasing commissions and operating expense reimbursements, no such fees or reimbursements were paid in 2016, 2015, 2014 or 2013. Total operating expense reimbursements paid during the years ended December 31, 2018 and 2017 aggregated $472,266 and no leasing commissions were paid. NNN REIT made no payments for operating expense reimbursements through December 31, 2018.

(6) Post acquisition financing fees paid to advisor.

(7) In 2015, the Del Taco partnerships sold their underlying partnerships and dissolved the partnerships as of December 31, 2015. In 2016, REIT I received the final distribution of $1,230,858 from these partnerships. No fees were paid to the Advisor from the settlement of REIT I’s 3% partnership interest. In March 2016, REIT I sold a 29.86% interest in its Chevron Roseville property for $1,000,000 which did not qualify for sale recognition and earned a disposition fee of $30,000 from the transaction. On February 8, 2019, the purchaser of the Chevron Roseville property gave notice of exercise to require REIT I to repurchase the 29.86% interest in the property and REIT I is proceeding under the terms of the contract to acquire the 29.86% interest in the property for $1,000,000 by May 9, 2019. REIT I sold a 100% interest in its Chevron Rancho Cordova property for $3,196,480 in April 2017 and earned a disposition fee of $103,020 from the transaction.

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TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Unaudited)

REIT I

	2012	2013	2014	2015	2016	2017	2018
Gross Revenues	$28,543	$83,066	$113,171	$978,187	$6,414,592	$12,837,754	$13,166,631
Profit on sale of properties (1)(2)	—	—	—	456,991	—	747,957	—
Gain and income from discontinued operations	—	—	78,676	—	—	—	—
Net Income (Loss) – GAAP Basis	728	11,710	(275,293)	(842,181)	(1,891,388)	1,395,047	(896,595)
Taxable Income (Loss)
– from operations	15,375	13,882	(227,050)	(200,191)	(529,350)	(412,703)	1,652,449	*
– from gain on sale	—	—	—	—	168,836	—	—
Cash generated from operations	50,655	31,974	125,464	600,734	3,328,927	5,161,616	5,293,591
Cash generated from sales (2)	—	—	—	—	—	3,196,480	—
Cash generated from refinancing (3)	—	—	—	—	—	—	—
Cash generated from operations, discontinued operations, sales and refinancing	50,655	31,974	125,464	600,734	3,328,927	8,358,096	5,293,591
Less: Cash distributions to investors
– from operating cash flow (4)	15,809	29,300	78,985	158,439	1,132,380	1,856,954	2,028,181
– from sales and refinancing (2)	—	—	—	—	—	—	—
– from discontinued operations	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	34,846	2,674	46,479	442,295	2,196,547	6,501,142	3,265,410
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	34,846	2,674	46,479	442,295	2,196,547	6,501,142	3,265,410
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:*
Ordinary Income (Loss)
– from operations	41.554	32.208	(82.504)	(5.7682)	(6.2073)	(5.006)	19.915	*
– from recapture	—	—	—	—		—
Capital gain (loss)	—	—	—	—	1.9798	—	—
Cash Distributions to Investors – Source
– from operations	75.00	75.00	75.00	75.00	75.00	75.00	75.00
– from discontinued operations	—	—	—	—	—	—
– from offering proceeds	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties	100%	100%	100%	100%	100%	100%	100%

* Estimated amount pending completion of the tax return for 2018.

(1)	In January 2016, REIT I’s interest in four Del Taco limited partnerships where dissolved.

(2)	In April 2017, REIT I sold an undivided 100% interest in Chevron Rancho Cordova Gas Station located in Rancho Cordova, CA for $3,434,000.
(3)	As of December 31, 2016, the program has not refinanced any properties.
(4)	Does not include non-cash reinvested dividends.

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NNN REIT

	2015 (1)	2016	2017	2018
Gross Revenues	$—	$861,744	$7,390,206	$147,984,625
Profit on sale of properties	—	—	—	—
_Gain and income from discontinued operations	—	—	—	—
Net Income (Loss) – GAAP Basis	(6,185)	(1,237,444)	(868,484)	(1,801,724)
Taxable Income (Loss)	—
– from operations	(185)	(293,743)	451,017	(513,732	)*
– from gain on sale	—	—	—	—
Cash generated from (used in) operations	815	(672,132)	3,790,837	5,881,889
Cash generated from sales		—	—	—
Cash generated from refinancing	—	—	—	—
Cash generated from (used in) operations, discontinued operations, sales and refinancing	815	(672,132)	3,790,837	5,881,889
Less: Cash distributions to investors
– from operating cash flow	—	46,165	731,209	1,656,073
– from sales and refinancing		—	—	—
– from discontinued operations		—	—	—
Cash generated (deficiency) after cash distributions	815	(718,297)	3,059,628	4,225,816
Less: Special items (not including sales and refinancing)	—	—	—
Cash generated (deficiency) after cash distributions and special items	815	(718,297)	3,059,628	4,225,816
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
– from operations	—	(12.423)	5.285	(4.308	)*
– from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash Distributions to Investors – Source
– from operations	—	14.00	58.90	66.83
– from discontinued operations	—	—	—	—
– from offering proceeds	—	—	11.10	3.52
Amount (in percentage terms) remaining invested in program properties (2)

*         Estimated amount pending completion of the tax return for 2018.

(1)       For the period May 14, 2015 to December 31, 2015

(2)       Amount (in percentage terms) remaining invested in “program properties” cannot be determined at this time as the offering has not been closed or fully subscribed.

TABLE IV

ACQUISITIONS OF PROPERTIES BY PROGRAM
(Unaudited)

This section describes the experience of the sponsor’s management in acquiring properties by their two prior programs.

Firewheel

The offering proceeds were used by Firewheel to invest in the Firewheel Village Shopping Center located in Garland, Texas. Firewheel’s investment in the shopping center was made by purchasing a limited partnership interest in Nexregen Firewheel, L.P., a partnership formed by the sponsors of Firewheel for the purpose of acquiring the shopping center. In December 2008, Firewheel was converted from a real estate investment trust to a Texas limited partnership. The property consists of 14.5 acres upon which sits a 148,870 square foot building. The total purchase price paid by the limited partnership for the shopping center was $13,343,000. When the shopping center was purchased in May 2007, total mortgage indebtedness of $10,400,000 was incurred by the limited partnership. Firewheel paid acquisition fees of $10,815 in connection with the purchase of the shopping center.

Investors in Firewheel received distributions of $235,572 in respect of the $360,500 of investments originally made in Firewheel. The property was sold on June 5, 2018.

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REIT I

As of December 31, 2018, REIT I had invested in 23 commercial real estate properties, described below, and four real estate limited partnerships.

Property and Location	Rentable square feet	Date acquired	Property type	Mortgage financing at date of purchase	Cash down payment	Contract purchase price plus acquisition fee	Other cash expenditures expensed	Other cash expenditures capitalized	Total acquisition cost
Chase Bank, Antioch, CA (3)	5,600	8/22/2014	Retail	$2,000,000	$1,775,010	$3,775,010	$23,657	$-	$3,798,667
Great Clips, Antioch, CA	1,348	8/22/2014	Retail	-	32,352	32,352	-	-	32,352
Chevron Gas Station, San Jose, CA	1,060	5/29/2015	Retail	-	2,775,000	2,775,000	21,879	-	2,796,879
Levins, Sacramento, CA	76,000	8/19/2015	Industrial	-	3,750,000	3,750,000	24,467	-	3,774,467
Chevron Gas Station, Rancho Cordova, CA (1)	2,000	2/6/2015	Retail	-	2,600,000	2,600,000	(18,789)	-	2,581,211
Chevron Gas Station, Roseville, CA (2)	3,300	9/30/2015	Retail	-	2,800,000	2,800,000	14,943	-	2,814,943
Island Pacific Supermarket	13,963	10/1/2015	Retail	-	3,720,000	3,720,000	12,983	-	3,732,983
Dollar General, Bakersfield, CA	18,827	11/11/2015	Retail	-	4,575,000	4,575,000	35,414	-	4,610,414
Rite Aid, Lake Elsinore, CA	17,272	12/7/2015	Retail	-	7,905,000	7,905,000	67,907	-	7,972,907
PMI Preclinical, San Carlos, CA	20,800	12/9/2015	Retail	-	8,920,000	8,920,000	84,259	-	9,004,259
EcoThrift, Sacramento, CA	38,536	3/17/2016	Retail	-	4,750,000	4,750,000	5,850	-	4,755,850
GSA (MSHA), Vacaville, CA	11,014	4/5/2016	Office	-	3,175,000	3,175,000	5,850	-	3,180,850
PreK San Antonio, San Antonio, TX	50,000	4/8/2016	Retail	-	10,850,000	10,850,000	8,450	-	10,858,450
Dollar Tree	10,906	4/22/2016	Retail	-	1,455,000	1,455,000	4,600	-	1,459,600
Dinan Cars	27,296	6/16/2016	Retail	-	5,306,000	5,306,000	(22,535)	-	5,283,465
Amec Foster	26,036	7/21/2016	Office	-	5,870,916	5,870,916	39,524	-	5,910,440
Solar Turbines	37,449	7/21/2016	Office	-	6,182,935	6,182,935	26,706	-	6,209,641
ITW Rippey	38,500	8/18/2016	Industrial	-	6,441,000	6,441,000	-	-	6,441,000
Dollar General Big Spring	9,026	11/4/2016	Retail	-	1,274,605	1,274,605	8,521	15,331	1,298,457
Gap	40,110	12/1/2016	Office	-	7,886,820	7,886,820	-	32,820	7,919,640
L-3 Communications	46,214	12/23/2016	Office	-	10,171,564	10,171,564	-	121,036	10,292,600
Sutter Health	106,592	3/15/2017	Office	14,850,000	12,690,000	27,540,000	-	82,523	27,622,523
Walgreens	14,490	6/29/2017	Retail	-	5,218,000	5,218,000	-	22,554	5,240,554
Total				$16,850,000	$120,124,202	$136,974,202	$343,685	$274,264	$137,592,151

(1) Sold on April 27, 2017.

(2) REIT I owns an undivided 70.14% interest through a tenancy-in-common agreement that was entered into in March 2016. On February 8, 2019, the purchaser of the Chevron Roseville property gave notice of exercise to require REIT I to repurchase the 29.86% interest in the property and REIT I is proceeding under the terms of the contract to acquire the 29.86% interest in the property for $1,000,000 by May 9, 2019.

(3) Relinquished in a foreclosure sale on March 13, 2019.

In 2012, REIT I invested in four real estate limited partnerships which owned properties in California. During the 1980s, Del Taco formed four limited partnerships which raised equity capital from approximately 3,000 investors to buy land and build Del Taco fast-food restaurants. Once these properties were built, they were leased to Del Taco under long-term net leases. The partnerships collectively owned 22 Del Taco fast-food restaurants. Del Taco is the general partner of these partnerships and the tenant under the long-term net leases. The lease terms expire from 2020 to 2024.

REIT I purchased an approximate 3% interest in each of these partnerships in 2012 by way of tender offers directed to existing limited partners of the partnerships. The total cost of the interests purchased by REIT I was $773,867. The properties and the partnerships had no mortgage or other indebtedness.

During 2014 and 2013, REIT I realized income from the partnerships of $93,147, $78,676 and $83,066, respectively. During 2015, 2014 and 2013, REIT I received distributions of $1,116,239, $29,300 and $52,788, respectively from the partnerships. In December 2015, the four limited partnerships that REIT I had invested in were liquidated through the sale of all of the properties they had invested in. In January 2016, REIT I received a distribution of operating cash flow of $21,193 and a distribution of sales proceeds of $1,230,858.

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NNN REIT

As of December 31, 2018, NNN REIT had invested in 24 commercial real estate properties and one land parcel, described below.

	Rentable square feet	Date acquired	Property type	Mortgage financing at date of purchase		Cash down payment	Contract purchase price plus acquisition fee	Other cash expenditures expensed	Other cash expenditures capitalized	Total acquisition cost
Accredo
Stockbridge GA	63,000	6/15/2016	Office	$3,885,000		$6,825,500	$10,710,500	$-	$193,191	$10,903,691
Walgreens
Orlando, FL	15,120	6/21/2016	Retail	2,259,000		2,761,000	5,020,000	-	-	5,020,000
Dollar General
Litchfield, ME	9,026	11/4/2016	Retail	-		1,398,114	1,398,114	-	-	1,398,114
Dollar General
Wilton, ME	9,100	11/4/2016	Retail	-		1,684,428	1,684,428	-	-	1,684,428
Dollar General
Thompsontown, PA	9,100	11/4/2016	Retail	-		1,306,590	1,306,590	-	-	1,306,590
Dollar General
Mt. Gilead, OH	9,026	11/4/2016	Retail	-		1,286,035	1,286,035	-	-	1,286,035
Dollar General
Lakeside, OH	9,026	11/4/2016	Retail	-		1,213,729	1,213,729	-	-	1,213,729
Dollar General
Castalia, OH	9,026	11/4/2016	Retail	-		1,188,494	1,188,494	-	-	1,188,494
Dana
Cedar Park, TX	45,465	12/27/2016	Industrial	-		9,452,171	9,452,171	-	-	9,452,171
Northrop Grumman
Melbourne, FL	107,419	3/7/2017	Office	-		13,724,190	13,724,190	-	-	13,724,190
exp US Services
Maitland, FL	33,118	3/27/2017	Office	-		6,924,854	6,924,854	-	-	6,924,854
Harley
Bedford, TX	70,960	4/13/2017	Retail	-		13,178,288	13,178,288	-	-	13,178,288
Wyndham
Summerlin, NV	41,390	6/22/2017	Office	5,970,000	(1)	4,146,502	10,116,502	-	-	10,116,502
Williams Sonoma
Summerlin, NV	35,867	6/22/2017	Office	4,740,000	(1)	2,491,767	7,231,767	-	491,970	7,723,737
Omnicare
Richmond, VA	51,800	7/20/2017	Industrial	-		7,324,370	7,324,370	-	-	7,324,370
EMCOR
Cincinnati, OH	39,385	8/29/2017	Office	-		6,138,537	6,138,537	-	-	6,138,537
Husqvarna
Charlotte, NC	64,637	11/30/2017	Industrial	-		12,003,048	12,003,048	-	-	12,003,048
AvAir
Chandler, AZ	162,714	12/28/2017	Industrial	12,000,000		15,353,125	27,353,125	-	-	27,353,125
3M
DeKalb, IL	410,400	3/29/2018	Industrial	8,360,000		7,341,697	15,701,697	-	-	15,701,697
Cummins
Nashville, TN	87,230	4/4/2018	Office	8,530,000		7,472,488	16,002,488	-	-	16,002,488
Northrop Grumman Parcel
Melbourne, FL	-	6/21/2018	Land	-		329,410	329,410	-	-	329,410
24 Hour Fitness
Las Vegas, NV	45,000	7/27/2018	Retail	4,842,500		12,658,311	12,658,311	-	-	12,658,311
Texas Health
Dallas, TX	38,794	9/13/2018	Office	-		2,847,424	7,689,924	-	-	7,689,924
Bon Secours
Richmond, VA	72,890	10/31/2018	Office	-		10,842,907	10,842,907	-	-	10,842,907
Costco
Issaquah, WA	97,191	12/20/2018	Office	18,850,000		11,178,768	30,028,768	-	-	30,028,768
	1,536,684			$69,436,500		$161,071,747	$230,508,247	$-	$685,161	$231,193,408

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(1)	The loans on each of the Williams-Sonoma and Wyndham properties (collectively, the Property) located in Summerlin, Nevada were originated by Nevada State Bank (Bank). The loans are collateralized by a deed of trust and a security agreement with assignment of rents and fixture filing. In addition, the individual loans are subject to a cross collateralization and cross default agreement whereby any default under, or failure to comply with the terms of any one loan is an event of default under the terms of both loans. The value of the Property must be in an amount sufficient to maintain a loan to value ratio of no more than 60%. If the loan to value ratio is ever less than 60%, the borrower shall, upon the Bank’s written demand, reduce the principal balance of the loans so that the loan to value ratio is no less than 60%.

TABLE V
RESULTS OF COMPLETED PROGRAMS

Investors in the Firewheel program discussed above purchased a shopping center consisting of 14.5 acres upon which sits a 148,870 square foot building in Garland, Texas. The shopping center was sold in June 2018. Investors in Firewheel received distributions of $235,572 in respect of the $360,500 of investments originally made in Firewheel.

TABLE VI
SALES OR DISPOSALS OF PROPERTIES

In March 2016, REIT I entered into a tenancy in common agreement and sold an undivided 29.86% interest in the Chevron Gas Station located in Roseville, CA for $1,000,000. The purchaser has the right to require REIT I to repurchase its interest in the property during the period from March 1, 2018 through March 1, 2019. Therefore, the sale does not qualify for sales recognition under ASC 360 for financial reporting purposes and the transaction is accounted for as a financing transaction. The proceeds received from the purchaser were recorded as a sales deposit liability and the payments to the purchaser were recorded as interest expense. On February 8, 2019, the purchaser of the Chevron Roseville property gave notice of exercise to require REIT I to repurchase the 29.86% interest in the property and REIT I is proceeding under the terms of the contract to acquire the 29.86% interest in the property for $1,000,000 by May 9, 2019. In April 2017, REIT I sold a 100% interest in Chevron Rancho Cordova Gas Station located in Rancho Cordova, CA for $3,434,000. In addition, REIT I relinquished its Antioch, California property in March 2019 in a foreclosure sale.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. For purposes of this section, references to “the REIT,” “we,” “our” and “us” mean only BRIX REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this offering circular. The summary is also based upon the assumption that we will operate our REIT and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	dealers in securities;

•	traders in securities that elect to use a mark-to market method of accounting for their securities holdings;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

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•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of our REIT

We have elected to be taxed as a REIT commencing with our taxable year ended December 31, 2018. We believe that we have been organized and will operate in such a manner as to remain qualified for taxation as a REIT.

While we intend to operate so that we continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by us that we will qualify as a REIT for any particular year.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “Requirements for Qualification — General.” While we intend to operate so that we continue to qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “Failure to Qualify.”

Provided that we continue to qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

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For taxable years beginning after December 31, 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 23.8% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 43.4%. See “Taxation of Stockholders — Taxation of Taxable Domestic Stockholders.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Taxation of Stockholders.”

If we continue to qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “Prohibited Transactions.”

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described in “Taxation of our REIT — Requirements for Qualification — General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS (as discussed below), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

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In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

The Internal Revenue Code defines a REIT as a corporation, trust or association which has seven main attributes:

(1)	it is managed by one or more trustees or directors;

(2)	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	it would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	it is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	its beneficial ownership is held by 100 or more persons;

(6)	during the last half of each taxable year, not more than 50% in value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	it meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT.

We believe that we will issue common stock in this offering with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying and continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares — Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described under Income Tests, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (See “Asset Tests”) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

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Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our subsidiaries, all of the subsidiaries’ assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “Asset Tests” and “Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

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Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of certain instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “Income Tests.” A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (which we refer to as a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

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We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, to the extent that any of our mezzanine loans do not meet all safe harbor requirements set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

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Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitutes, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

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No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests. If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends-paid deduction, minus

(b)	the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. In order for distributions to be counted for this purpose, and to provide a tax deduction for us, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “Taxation of Stockholders — Taxation of Taxable Domestic Stockholders.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries and (b) our inclusion of items in income for federal income tax purposes.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

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Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “Income Tests and Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

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Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Definitions. In this section, the phrase “domestic stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more
U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 23.8% maximum federal rate) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of our REIT — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 23.8% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares with respect to which the distributions were made. Rather, the distributions will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

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To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of our REIT — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 23.8% if the stock is held for more than one year, and will be taxed as ordinary income rates (of up to 43.4%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Tax rates. The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is 23.8% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 28.8% rate) and (2) “qualified dividend income” is 23.8%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year) or are properly designated by the REIT as “capital gain dividends.”

Medicare tax on unearned income. For taxable years beginning after December 31, 2012, certain domestic stockholders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. Domestic stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A non-U.S. holder is any person other than:

•	a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

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If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits; (2) which is not attributable to our capital gains; and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest, or USRPI, distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the stockholder’s proportionate share of our earnings and profits, plus (2) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See “— Taxation of Foreign Stockholders — Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (See “Taxation of Foreign Stockholders”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

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Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market. If our stock constitutes a USRPI and we do not constitute a domestically-controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our common stock will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign Accounts. Recently-enacted legislation generally imposes a withholding tax of 30% on any dividends on our stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to, among other things, collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also generally imposes a withholding tax of 30% on any dividends on our stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either certification that such entity does not have any substantial U.S. owners or identification of the direct and indirect substantial U.S. owners of the entity. Finally, with respect to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2017, withholding of 30% generally will apply to such gross proceeds paid to a foreign financial institution or to a non-financial foreign entity unless the reporting and certification requirements described above have been met. Under certain circumstances, a non-U.S. holder of our stock may be eligible for refunds or credits of such taxes. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation on your investment in our stock.

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Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Tax Consequences of Participation in Distribution Reinvestment Plan

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. You may be subject to backup withholding if you fail to comply with certain tax requirements. See “Backup Withholding and Information Reporting.”

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

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Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account, or IRA. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code, each as amended through the date of this offering circular, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA, each a benefit plan, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of “unrelated business taxable income,” or UBTI, to the benefit plan (See “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the benefit plan annually.

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Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit benefit plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include fiduciaries and “persons providing services” to the benefit plan, employer or employee organization sponsors of the benefit plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a benefit plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (1) that such advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing benefit plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a benefit plan investor, we might be a disqualified person or party-in-interest with respect to such benefit plan investor, resulting in a prohibited transaction merely upon investment by such benefit plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Brix and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

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Plan Asset Considerations

In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. We refer to this regulation as the Plan Assets Regulation. Under the Plan Assets Regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a benefit plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that was registered under the Securities Exchange Act of 1934 within the specified period. In addition, we expect to have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”: (note there is no minimum investment in our REIT)

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

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•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. There is no minimum investment in our shares; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

As our common stock is intended to be held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and this offering takes place as described in this offering circular, shares of our common stock should constitute “publicly-offered securities.” Accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term benefit plan investors is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by benefit plan investors that may be in excess of 25%, which would be deemed to be significant, as defined above.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Brix, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

We will value our shares annually commencing on December 31 of the year that our board of directors has determined that our investment portfolio has sufficiently stabilized for a meaningful NAV calculation, and shortly thereafter publish an NAV per share, although to date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

Our board of directors has established an offering price for shares of common stock to be sold in this primary offering of $5.00 per share and an offering price for shares of common stock to be sold under our distribution reinvestment plan of $5.00 per share

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As with any valuation methodology, the methodologies used to calculate our NAV are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties using different assumptions and estimates could derive a different NAV per share of our common stock, and these differences could be significant. The NAV per share is not audited and does not represent the fair value of our assets less the fair value of our liabilities according to GAAP. The NAV per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The NAV per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale, debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of our swaps prior to expiration.

Accordingly, with respect to our NAV per share which becomes our updated offering price, we can give no assurance that:

•	a stockholder would ultimately realize distributions per share equal to NAV per share upon a sale of our company;

•	our shares of common stock would trade at our NAV value per share on a national securities exchange;

•	a third party would offer our NAV per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with our NAV per share; or

•	the methodology used to determine our NAV per share would be acceptable for compliance with ERISA reporting requirements.

The value of our shares will fluctuate over time in response to developments related to the capital raised during our offering stage, future investments, the performance of individual assets in our portfolio and the management of those assets and the real estate and finance markets. Our board of directors will update our NAV per share effective December 31 of the year that our board of directors has determined that our investment portfolio has sufficiently stabilized for a meaningful NAV calculation, which we anticipate will occur after we have owned properties, directly or indirectly through a joint venture or other investment vehicle, for a period of 12 months; and December 31 of each year thereafter.

In calculating NAV per share, our board of directors will estimate the value of our shares based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding. As a result, such NAV per share will be subject to the limitations discussed in the paragraph above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 20,000,000 shares of capital stock, of which 10,000,000 shares are designated as common stock with a par value of $0.001 per share, and 10,000,000 are designated as preferred stock with a par value of $0.001 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares without stockholder consent. As of the date of this offering circular, 1,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

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Holders of our common stock are entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor do holders of our shares of common stock have any preference, conversion, exchange, sinking fund, or appraisal rights. Our shares of common stock, when purchased and paid for and issued in accordance with the terms of the offering circular, will be legally issued, fully paid and non-assessable.

Our board of directors has authorized the issuance of shares of our capital stock with electronic certificates in so-called “PDF” format. Information regarding restrictions on the transferability of our shares appear on our share certificates.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. A majority of our conflicts committee who do not have an interest in the transaction must approve any issuance of preferred stock. Our conflicts committee is authorized by our charter to consult with company counsel or independent counsel at our expense before deciding whether to approve the issuance of preferred stock.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our conflicts committee, our chief executive officer or upon the written request of common stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary, within ten days of receipt of such request, will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days nor more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. Under our charter, a majority of the shares entitled to vote and present in person or by proxy at a meeting of stockholders at which a quorum is present is required for the election of the directors at a meeting of stockholders called for that purpose. This means that, of the shares entitled to vote and present in person or by proxy, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to our board of directors. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of our board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. Without the approval of a majority of the shares of common stock entitled to vote on the matter, our board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

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The term of our advisory agreement with our advisor is ten years but may be renewed for an unlimited number of successive ten-year periods upon the mutual consent of our advisor and us. While our stockholders do not have the ability to vote to replace our advisor or to select a new advisor, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors at any meeting of stockholders called expressly for the purpose of removing a director.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if our board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

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In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Maximum Purchase Requirements

Federal securities laws require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) maximum purchase amounts. These standards are described above at Federal and State Law Exemptions and Purchase Restrictions immediately following the Table of Contents of this offering circular. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and you may not transfer your shares in a manner that causes you or your transferee to own more than the number of shares permitted to meet the maximum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and maximum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Distributions

While we are under no obligation to do so, we have in the past and expect in the future to declare and pay distributions to our stockholders monthly in arrears; however, our board of directors may declare other periodic distributions as circumstances dictate. In order that stockholders may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates. During our offering stage, when we may raise capital more quickly than we acquire income producing assets, and from time-to-time during our operational state, we may not pay distributions solely from our cash flow from operating activities, in which case distributions may be paid in whole or in part from the deferral of fees otherwise due to our advisor, if so elected by our advisor.

Going forward, we expect our board of directors to continue to declare cash distributions based on daily record dates and to pay these distributions on a monthly basis, and after our offering to continue to declare stock distributions based on a single record date as of the end of the month and to pay these distributions on a monthly basis. Cash distributions will be determined by our board of directors based on our financial condition and such other factors as our board of directors deems relevant. Our board of directors has no pre-established percentage rate of return for stock distributions or cash distributions to stockholders. We have not established a minimum distribution or distribution level, and our charter does not require that we make distributions or distributions to our stockholders other than as necessary to meet IRS REIT qualification standards.

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On May 19, 2018, we declared our first distribution to stockholders of record as of the close of business on each day of the period commencing on April 23, 2018 and ending on April 30, 2018. Since then, we have declared monthly distributions for stockholders of record as of the close of business for each day from May 1, 2018 through September 30, 2018. The distributions are payable to stockholders of record as of the close of business on each day of the distribution period.

Since cash flows from operating activities have not been sufficient to cover distributions during our Offering stage, our Advisor agreed to defer fees totaling $142,035 through December 31, 2018 to fund distributions and operating activities.

Distributions declared, distributions paid and cash flow used in operations were as follows for the period April 23, 2018 to December 31, 2018:

					Cash Flows
					(Used in)
		Distributions			Provided by
	Distributions	Declared Per	Cash distributions Paid(b)(c)		Operating
Period	Declared(a)	Share	Cash	Reinvested	Activities
Period April 23, 2018 to June 30, 2018	$7,272	$0.0567	$1,902	$5,370	$(63,990)
July 1 to December 31, 2018	173,868	0.1500	32,759	105,317	54,371
Totals	$181,140	$0.2067	$34,661	$110,687	$(9,619)

(a)	Distributions declared includes $35,767 of distributions for January which were declared on December 21, 2018. Accrued distributions payable totaled $35,792 as of December 31, 2018. The source of our distribution payments was our Advisor’s deferral of asset management and acquisition fees, along with distributions received from our investment in ACA Stadium View totaling $226,798 for the period May 1, 2018 to December 31, 2018.

(b)	Distributions are paid on a monthly basis. In general, distributions for record dates as of the end of a given month are paid on or about the 21st of the following month.

(c)	See details of distributions declared in the chart below.

The following chart details the distributions that we have declared since we commenced operations:

	Rate Per Share	Declaration	Payment	Annualized
Distribution Period	Per Day	Date	Date (1)	Yield (2)
April 23-30 2018	$0.00083333	May 19, 2018	May 21, 2018	6.0%
May 1-31, 2018	$0.00080645	May 31, 2018	June 21, 2018	6.0%
June 1-30, 2018	$0.00083333	May 31, 2018	July 23, 2018	6.0%
July 1-31, 2018	$0.00080645	June 28, 2018	August 21, 2018	6.0%
August 1-31, 2018	$0.00080645	July 30, 2018	September 21, 2018	6.0%
September 1-30, 2018	$0.00083333	September 4, 2018	October 22, 2018	6.0%
October 1-31, 2018	$0.00080645	September 25, 2018	November 26, 2018	6.0%
November 1-30, 2018	$0.00083333	October 29, 2018	December 21, 2018	6.0%
December 1-31, 2018	$0.00080645	November 29, 2018	January 21, 2019	6.0%
January 1-31, 2019	$0.00080645	December 21, 2018	February 21, 2019	6.0%
February 1-28, 2019	$0.00089286	January 31, 2019	March 21, 2019	6.0%
March 1-31, 2019	$0.00080645	February 27, 2019	April 16, 2019	6.0%
April 1-30, 2019	$0.00082190	March 28, 2019	May 21, 2019 (3)	6.0%
May 1-31, 2019	$0.00082190	March 28, 2019	June 21, 2019 (3)	6.0%
June 1-30, 2019	$0.00082190	March 28, 2019	July 22, 2019 (3)	6.0%

(1)	Distributions are paid on a monthly basis. In general, distributions for record dates as of the end of a given month are paid on or about the 21st of the following month.
(2)	Annualized yield numbers represent the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $5.00 per share purchase price. While the board of directors is under no obligation to do so, each annualized basis return assumes that the board of directors would declare distributions in the future which are similar to the distributions for each period presented. There can be no assurance that the board of directors will declare such distributions in the future or, if declared, that such distributions would be of a similar amount.
(3)	Expected payment date.

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During our offering stage, when we may raise capital more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not pay distributions solely from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that, from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, our advisor may elect in its sole discretion to defer, but not waive, fees and/or reimbursements to which it is otherwise entitled to fund some or all of our distributions. We will not use the proceeds from sales of our common stock or borrowed money to pay distributions but rather will pay distributions from operations and, as elected solely by our advisor from deferred reimbursements and fees. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

Our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Risk Factors.” Those factors include: our ability to continue to raise capital to make additional investments; the future operating performance of our current and future real estate investments in the existing real estate and financial environment; our advisor’s ability to identify additional real estate investments that are suitable to execute our investment objectives; the creditworthiness of our tenants; our ability to refinance existing indebtedness at comparable terms; changes in interest rates on any variable rate debt obligations we incur; and the level of participation in our distribution reinvestment plan. In the event our cash flow from operations decrease in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed cash flow from operations, to the extent that the advisor defers payment of fees and reimbursements to which it is entitled.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of our REIT — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We update this stockholder list at least quarterly and it is available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

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If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

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Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or our board of directors.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

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In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and provide us notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to repurchase such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in an offering circular used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

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We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this offering circular entitled “Description of Shares — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have your dividends and other distributions reinvested in additional shares of our common stock, in lieu of receiving cash distributions. The following discussion summarizes the principal terms of this plan. Appendix B to this offering circular contains the full text of our distribution reinvestment plan.

Eligibility

All of our common stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current offering circular or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See “State Law Exemption and Purchase Restrictions” (immediately following the Table of Contents) and the form of investment form and subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in our distribution reinvestment plan by completing the subscription agreement, an enrollment form or another approved form available from us. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through written notice to us.

Stock Purchases

Shares will be purchased under our distribution reinvestment plan on the distribution payment dates. Participants in the distribution reinvestment plan may purchase fractional shares so that 100% of the distributions will be used to acquire shares.

Participants in the distribution reinvestment plan will acquire our common stock at a price per share equal to the price to acquire a share of our common stock in the primary offering

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Account Statements

You or your designee will receive a confirmation of your purchases under our distribution reinvestment plan no less than monthly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

Use of Proceeds

We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;

•	capital expenditures, tenant improvement costs and leasing costs related to our real estate properties;

•	reserves required by any financings of our real estate investments;

•	the acquisition of real estate investments, which would include payment of acquisition fees to our advisor (see “— Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. See “Federal Income Tax Considerations — Taxation of Stockholders — Tax Consequences of Participation in Distribution Reinvestment Plan.”

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have: sold all of the shares registered in this offering; terminated this offering; or terminated our distribution reinvestment plan. You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least fourteen business days prior to the last business day of the month to which the distribution relates; provided that, if we publicly announce in a filing with the SEC a new offering price under the distribution reinvestment plan, then a participant shall have no less than two business days after the date of such announcement to notify us in writing of a participant’s termination of participation in the distribution reinvestment plan and the participant’s termination will be effective for the next date shares are purchased under the distribution reinvestment plan. Any transfer of your shares will effect a termination of the participation of those shares in our distribution reinvestment plan. We will terminate your participation in our distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

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Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (a) in a current report or in a semi-annual report, all publicly filed with the SEC; or (b) in a separate mailing to the plan participants.

Share Repurchase Program

Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our stockholders with some liquidity, we have adopted a share repurchase program that may enable you to sell your shares of common stock to us in limited circumstances. Stockholders may present for repurchase all or a portion of their shares to us in accordance with the procedures outlined herein. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the shares presented to us for cash to the extent we have sufficient funds available to us to fund such repurchase. We will not pay the advisor or its affiliates any fees to complete any transactions under our share repurchase program.

Repurchase Price

The prices at which we will repurchase shares are as follows:

•	For those shares held by the stockholder for less than one year, 97% of the most recently published NAV or in the absence of a published NAV, $4.85 per share (which is equal to 97% of the $5.00 per share price in this offering);

•	For those shares held by the stockholder for at least one year but less than two years, 98% of the most recently published NAV or in the absence of a published NAV, $4.90 per share (which is equal to 98% of the $5.00 per share price in this offering);

•	For those shares held by the stockholder for at least two years but less than three years, 99% of the most recently published NAV or in the absence of a published NAV, $4.95 per share (which is equal to 99% of the $5.00 per share price in this offering); and

•	For those shares held by the stockholders for at least three years, 100% of the most recently published NAV, or in the absence of a published NAV, then $5.00 per share.

However, at any time we are engaged in an offering of shares, the price at which we will repurchase shares will never be greater than the applicable per-share offering price.

For purposes of determining the time period a stockholder has held each share, the time period begins as of the date the stockholder acquired the share. As described above, the shares owned by a stockholder may be repurchased at different prices depending on how long the stockholder has held each share submitted for repurchase.

We will update our NAV per share on an annual basis commencing in the year that our board of directors has determined that our investment portfolio has sufficiently stabilized for a meaningful NAV calculation. In addition, we may update our NAV at any time between our annual calculations of NAV to reflect significant events that we have determined have had a material impact on NAV. We will report the NAV per share of our common stock (a) in a current report or in our annual or semi-annual reports, all publicly filed with the SEC, or (b) in a separate written notice to the stockholders. During our primary offering stage, we would also include this information in an offering circular supplement or post-effective amendment to the registration statement, as required under federal securities laws. We will also provide information about our NAV per share on our website (such information may be provided by means of a link to our public filings on the SEC’s website, www.sec.gov).

Limitations on Repurchase

There are several limitations on the number of shares we may repurchase under the share repurchase program:

•	To the extent our board of directors determines that we have sufficient available cash for redemptions, we intend to repurchase shares subject to the limit that, during any 12-month period net redemptions will not exceed 20% of the weighted-average number of shares outstanding during the prior 12 months.

•	We may not repurchase shares in an amount that would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

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We may, but are not required to, use available cash not otherwise dedicated to a particular use to pay the repurchase price, including cash proceeds generated from the distribution reinvestment plan, securities offerings, operating cash flow not intended for distributions, borrowings and capital transactions, such as asset sales or refinancings. We cannot guarantee that we will have sufficient available cash to accommodate all repurchase requests made in any given month.

Procedures for Repurchase

Qualifying stockholders who desire to have their shares repurchased by us would have to give notice as provided on their personal on-line dashboard at www.richuncles.com. No requests for repurchase under the share repurchase program will be accepted until 30 days after the shares have been issued to the applicable stockholder. You may also withdraw a previously made request to have your shares repurchased. Withdrawal request must also be received by our advisor at least three business days prior to the end of a month. We will repurchase shares on the third business day after the end of a month in which a request for repurchase was received and not withdrawn.

If we cannot repurchase all shares presented for repurchase in any month because of the limitations on repurchases set forth in our share repurchase program, then we will honor repurchase requests on a pro rata basis.

In addition, if we do not completely satisfy a repurchase request on a repurchase date because our advisor did not receive the request in time, because of the limitations on repurchases set forth in our share repurchase program or because of a suspension of the program, then we will treat the unsatisfied portion of the repurchase request as a new request for repurchase, unless the repurchase request is withdrawn, and such new request will be subject to the same limitations and treated the same as all other new repurchase requests. Any stockholder can withdraw a repurchase request by sending written notice to the program administrator, provided such notice is received at least three business days before the end of the month.

Amendment, Suspension or Termination of Program and Notice

Our board of directors may amend, suspend or terminate the program without stockholder approval upon 30 days’ notice, if our directors believe such action is in our and our stockholders’ best interests, or if they determine the funds otherwise available to fund our share repurchase program are needed for other purposes. We may provide notice by including such information (a) in a current report or in our annual or semi-annual reports, all publicly filed with the SEC, or (b) in a separate written notice to the stockholders. During our primary offering stage, we would also include this information in an offering circular supplement or post-effective amendment to the registration statement, as required under federal securities laws.

The repurchase program shall immediately terminate, without further action by the board of directors or any notice to our stockholders, if our shares are approved for listing on any national securities exchange or included for quotation in a national securities market or a secondary trading market for our shares otherwise develops.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of up to 10,000,000 shares of our common stock, currently priced at $5.00 per share, on a “best efforts” basis, 9,400,000 are being sold through the primary offering and 600,000 shares are being sold through our distribution reinvestment plan. We intend to sell the shares directly to investors and not through registered broker-dealers and investment advisors who are paid commissions and fees. As a result, we expect that our total expenses will be significantly less than those of other non-exchange listed public REITs that do pay commissions and fees and, as a consequence, we will be able to invest a significantly higher percentage of the proceeds generated from the sale of our shares into properties, compared to such other non-exchange listed public REITs. Because this is a “best efforts” offering, we must use only our best efforts to sell the shares and have no firm commitment or obligation to purchase any of our shares. There is no minimum offering amount, and upon acceptance of subscriptions, we will immediately use the proceeds for the purposes described in this offering circular.

Our board of directors will adjust the offering price of the shares annually to our new NAV per share effective December 31 of each year commencing on such year as the board of directors has established that our real estate properties portfolio has sufficiently stabilized for the purposes of a meaningful valuation. We may terminate this offering at any time, and we will provide that information in an offering circular supplement.

We expect to receive and communicate confidential information about individual investors and their accounts over the internet. We are responsible for the safety and confidentiality of customer information and investors’ funds. We take steps to safeguard customer data and customer assets and recognizes our responsibility to maintain the most current safety and security measures in keeping with internet and financial transaction standards.

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Offering Period

This offering will terminate following the sale of the 10,000,000 maximum share amount; however, we may terminate this offering at any time.

Subscription Procedures

There is no minimum subscription amount in connection with this offering. To purchase shares in this offering, you must complete and sign an investor form and subscription agreement (in the format attached to this offering circular as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. All of this can be done on-line at www.richuncles.com, and we encourage you to do so. Alternatively, this process can be done manually. You should make your check payable to “BRIX REIT, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into an account in our name until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions every three business days after receipt and, if rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase via email. We admit stockholders every business day.

We will maintain the records we use to determine that our shares are a suitable investment for you for at least six years. You have the right to rescind your purchase and receive a return of your investment without interest for up to five business days after you have received a copy of the final offering circular. Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form on their personal dashboard at www.richuncles.com. The minimum periodic investment is $50 per month. If you elect to participate in both the automatic investment program and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to our distribution reinvestment plan. For a discussion of our distribution reinvestment plan, see “Description of Shares — Distribution Reinvestment Plan,” and Appendix B.

You will receive a confirmation of your purchases under the automatic investment program monthly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

You may terminate your participation in the automatic investment program at any time by providing us with notice on your personal dashboard at www.richuncles.com. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current offering circular or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See “State Law Exemption and Purchase Restrictions” immediately following the Table of Contents.

Purchases by Retirement Accounts

With respect to any investor who invests at least $5,000 to purchase shares of our common stock in the name of an investment retirement account administered by an independent custodian (including, but not limited to, for example, self-directed IRA and SEP IRA accounts), our sponsor, BrixInvest, LLC, has agreed to contribute, at its discretion, $100 towards the purchase of our common stock on behalf of such investor in a non-custodial account capacity, subject to the investor’s completion of a subscription agreement for such new common stock.

Under this incentive program, if an investor invests in excess of $5,000 to purchase shares of our common stock in a custodial retirement account, BrixInvest, LLC has also agreed to contribute, at its discretion, an amount equal to 2% of such investment amount that exceeds $5,000 towards the purchase of additional shares of our common stock on behalf of such investor in its non-custodial investment account.

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For example, if an investor purchased $5,000 of common stock held by his/her custodial retirement account and then, in a subsequent year or at a future time, purchases an additional $6,000 of common stock through his/her custodial account, the sponsor will initially contribute $100 and, following the additional $6,000 investment, will contribute an additional $120 ($6,000 x 2%), in each case towards the purchase of common stock on behalf of such investor in his/her non-custodial investment account. Assuming no other investments by the investor, the investor would have, in this example, $11,000 of common stock held through and funded by his/her custodial retirement account plus $220 ($100 + $120) of common stock held individually through a non-custodial account funded by BrixInvest, LLC.

Likewise, if an investor makes an initial $11,000 purchase of common stock held by his/her custodial retirement account, the sponsor will contribute $220 towards the purchase of common stock on behalf of such investor in his/her non-custodial investment account. If $6,000 is contributed in a subsequent year or at a future time, an additional $120 would be contributed by the sponsor towards the purchase of common stock on behalf of such investor in his/her non-custodial investment account.

The foregoing incentive program expired at the close of business on April 30, 2019. With respect to all investments prior to that date, BrixInvest, LLC shall endeavor to contribute such amounts to a non-custodial investment account on behalf of an investor within 90 days of the issuance of the common stock in the name of such investor’s custodial retirement account.

In connection with the foregoing incentive program and except as provided below, BrixInvest, LLC will cease paying custodial fees charged by independent custodians to administer custodial accounts for investors who previously purchased shares of our common stock in the name of a custodial retirement account. With respect to any existing custodial retirement account held through a preferred custodian designated by us in our sole discretion that holds common stock in the amount of $25,000 or more (valued based on our current NAV per share), if an additional investment is made through such custodian of $2,500 or more on or before April 15, 2019, BrixInvest, LLC has agreed to pay the custodial fee assessed by such custodian for 2019. In addition, with respect to any existing custodial retirement account held through a preferred custodian designated by us in our sole discretion that holds, and continues to hold, common stock in the amount of $100,000 or more (valued based on our then-current NAV per share) and for which dividends are reinvested in additional shares of our common stock, BrixInvest, LLC has agreed to continue to pay all custodial fees charged by the independent custodian of such account.

Any amounts contributed by BrixInvest, LLC on behalf of an investor towards the purchase of shares of common stock or the payment of custodial fees on behalf of an investor are subject to 1099-MISC reporting by the sponsor pursuant to applicable IRS rules. In addition, the sponsor’s agreements to contribute funds towards the purchase of common stock in a non-custodial investment account and to continue to pay certain custodial fees, as described above, are at BrixInvest, LLC’s discretion, and the sponsor reserves the right to amend, suspend terminate or reopen this program at any time. Any amendment, suspension, termination or re-opening will be promptly disclosed in an Offering Circular supplement.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our common stock are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our common stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our common stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Certificates Will Not be Issued

We will not issue common stock certificates. Instead, our common stock will be recorded and maintained on the Company’s stockholder register.

No Escrow

The proceeds of this offering will not be placed into an escrow account and we will accept subscription payments as received, at which time common stock will be issued and investors will become stockholders.

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SUPPLEMENTAL SALES MATERIAL

In addition to this offering circular, we may utilize additional sales materials in connection with this offering, although only when accompanied by or preceded by the delivery of this offering circular, including, in the context of electronic sales materials, a hyperlink to the offering circular. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this offering circular. These supplemental sales materials may include:

•	“pay per click” advertisements on social media, and search engine internet websites

•	electronic correspondence transmitting the offering circular;

•	electronic brochures containing a summary description of this offering;

•	electronic fact sheets describing the general nature of our REIT and our investment objectives;

•	electronic flyers describing our recent acquisitions;

•	online investor presentations;

•	website material;

•	electronic media presentations;

•	client seminars and seminar advertisements and invitations; and

•	third party industry-related article reprints.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. All sales materials will comply with applicable state laws and regulations. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this offering circular. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this offering circular, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this offering circular or the registration statement of which this offering circular is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us Corporate Law Solutions, PC, Corona del Mar, CA.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

BRIX REIT, INC.

3090 Bristol Street, Suite 550
Costa Mesa, CA 92626
(855) 742-4862
https://www.richuncles.com

You can also submit your inquiries to us at info@richuncles.com.

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BRIX REIT, INC.

(Formerly Brix Student Housing REIT, Inc. and RW Holdings Student Housing REIT, Inc.)

F-1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

BRIX REIT, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of BRIX REIT, Inc., formerly known as Brix Student Housing REIT, Inc. and RW Holdings Student Housing REIT, Inc., which comprise the balance sheets as of December 31, 2018 and 2017 and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2018 and for the period from October 30, 2017 (Inception) through December 31, 2017, and the related notes to the financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BRIX REIT, Inc., formerly known as Brix Student Housing REIT, Inc. and RW Holdings Student Housing REIT, Inc., as of December 31, 2018 and 2017, and the results of its operations and cash flows for the year ended December 31, 2018 and for the period from October 30, 2017 (Inception) through December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

/S/ SQUAR MILNER LLP

Irvine, California

April 17, 2019, except as to the pending property acquisition caption of Note 7, as to which the date is May 16, 2019

F-2

BRIX REIT, INC.

(Formerly Brix Student Housing REIT, Inc. and RW Holdings Student Housing REIT, Inc.)

Balance Sheets

	December 31
	2018	2017
Assets

Investment in unconsolidated entities (Note 3)	$5,708,314	$—
Cash and cash equivalents	872,262	1,000
Prepaid and other assets	5,554	—
Due from affiliates (Note 5)	51,698	—
Total assets	$6,637,828	$1,000

Liabilities and Stockholders' Equity

Accounts payable, accrued and other liabilities	$70,808	$—
Due to affiliates (Note 5)	113,199	—
Share repurchases payable	35,074	—
Total liabilities	219,081	—

Commitments and contingencies (Note 6)

Redeemable common stock	35,923	—

Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2018 and 2017, respectively	—	—
Common stock, $0.001 par value, 10,000,000 shares authorized, 1,503,390 and 200 shares issued and outstanding as of December 31, 2018 and 2017, respectively	1,503	—
Additional paid-in capital, net	7,222,563	1,000
Cumulative distributions and net loss	(841,242)	—
Total stockholders' equity	6,382,824	1,000
Total liabilities and stockholders' equity	$6,637,828	$1,000

See accompanying notes to financial statements.

F-3

BRIX REIT, INC.

(Formerly Brix Student Housing REIT, Inc. and RW Holdings Student Housing REIT, Inc.)

Statements of Operations

For the Year Ended December 31, 2018 and For the Period From

October 30, 2017 (Inception) Through December 31, 2017

		For the Period
		From October 30,
		2017 (Inception)
	Year Ended	Through
	December 31, 2018	December 31, 2017
Expenses:
Fees to affiliates (Note5)	$86,853	$—
General and administrative	489,285	—
Interest expense	112,557	—
Total expenses	688,695	—
Less: Expenses reimbursed by Sponsor or affiliates (Note 5)	(295,190)	—
	(393,505)	—

Other expense (income), net:
Interest income	(240)	—
Loss from investments in unconsolidated entities	266,837	—
Other expense, net	266,597	—
Net loss	$(660,102)	$—

Net loss per share, basic and diluted	$(1.09)	$—

Weighted-average number of common shares outstanding, basic and diluted	607,031	—

See accompanying notes to financial statements.

F-4

BRIX REIT, INC.

(Formerly Brix Student Housing REIT, Inc. and RW Holdings Student Housing REIT, Inc.)

Statements of Stockholders' Equity

For the Year Ended December 31, 2018 and For the Period From

October 30, 2017 (Inception) Through December 31, 2017

					Additional	Cumulative	Total
	Preferred Stock		Common Stock		Paid-in	Distributions	Stockholders'
	Shares	Amount	Shares	Amount	Capital	and Net Loss	Equity
Balance, October 30, 2017 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock	—	—	200	—	1,000	—	1,000
Balance, December 31, 2017	—	—	200	—	1,000	—	1,000
Issuance of common stock	—	—	1,520,013	1,520	7,598,539	—	7,600,059
Stock compensation expense	—	—	11,200	11	55,989	—	56,000
Offering costs	—	—	—	—	(225,768)	—	(225,768)
Reclassification to redeemable common stock	—	—	—	—	(70,997)	—	(70,997)
Repurchases of common stock	—	—	(28,022)	(28)	(136,200)	—	(136,228)
Distributions declared	—	—	—	—	—	(181,140)	(181,140)
Net loss	—	—	—	—	—	(660,102)	(660,102)
Balance, December 31, 2018	—	$—	1,503,391	$1,503	$7,222,563	$(841,242)	$6,382,824

See accompanying notes to financial statements.

F-5

BRIX REIT, INC.

(Formerly Brix Student Housing REIT, Inc. and RW Holdings Student Housing REIT, Inc.)

Statements of Cash Flows

For the Year Ended December 31, 2018 and For the Period From

October 30, 2017 (Inception) Through December 31, 2017

		Period
		October 30, 2018
	Year Ended	(Inception) Through
	December 31, 2018	December 31, 2017
Cash Flows from Operating Activities:
Net loss	$(660,102)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation expense	56,000
Amortization of deferred financing costs	15,946	—
Bad debt expense	20,285	—
Loss from investments in unconsolidated entities	266,837	—
Changes in operating assets and liabilities:
Distributions from investments in unconsolidated entities	226,798	—
Prepaid and other assets	(20,285)
Accounts payable, accrued and other liabilities	49,747	—
Due to affiliates, net	35,155	—
Net cash used in operating activities	(9,619)	—

Cash Flows from Investing Activities:
Investments in unconsolidated entities	(5,781,667)	—
Payment of acquisition fees to affiliates	(394,651)	—
Net cash used in investing activities	(6,176,318)	—

Cash Flows from Financing Activities:
Borrowings from unsecured credit facility	6,000,000	—
Repayments from unsecured credit facility	(6,000,000)	—
Payments of deferred financing costs	(21,500)	—
Proceeds from issuance of common stock	7,489,372	1,000
Payments of offering costs	(225,053)
Investors deposits	(14,731)	—
Repurchases of common stock	(136,228)	—
Distributions paid to common stockholders	(34,661)	—
Net cash provided by financing activities	7,057,199	1,000
Net increase in cash and cash equivalents	871,262	1,000
Cash and cash equivalents, beginning of period	1,000	—
Cash and cash equivalents, end of period	$872,262	$1,000

Supplemental Disclosure of Cash Flow Information:
Interest paid	$96,611	$—

Supplemental Schedule of Noncash Financing Activities:
Reclassifications to redeemable common stock	$70,997	$—
Distributions paid to common stockholders through common stock issuance pursuant to the dividend reinvestment plan	$110,687	$—
Share repurchases payable	$35,074	$—
Accrued distributions	$35,787	$—
Unpaid acquisition fee to affiliate	$19,631	$—

See accompanying notes to financial statements.

F-6

BRIX REIT, INC.

(Formerly Brix Student Housing REIT, Inc. and RW Holdings Student Housing REIT, Inc.)

Notes to Financial Statements

Note 1. Business and Organization

BRIX REIT, Inc. (the “Company”) was incorporated on October 30, 2017 under the laws of the State of Maryland. The Company was incorporated under the name RW Holdings Student Housing REIT, Inc., but changed its name to Brix Student Housing REIT, Inc. on March 16, 2018 and again on December 13, 2018 to its present name, BRIX REIT, Inc. The Company was originally formed primarily to invest in existing purpose-built student housing properties in proximity to major U.S. universities and colleges, as well as multi-family housing properties that meet its investment criteria. The change to its present name reflects the Company’s intention to make investments beyond student housing and other multi-tenant residential properties by expanding its investment criteria to include the following: (i) quick service restaurants; along with other casual dining concepts; (ii) convenience stores, which may or may not include a gas station component; (iii) fitness centers; and (iv) youth-oriented fixed income and equity security investments. The Company will make acquisitions of real estate investments directly or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of its advisor or other persons.

The Company’s overall objective is to invest in real estate assets with a long-term view towards making regular cash distributions and generating capital appreciation. The Company intends to qualify as a real estate investment trust for federal income tax purposes beginning with the taxable year ending December 31, 2018. It is externally managed by its advisor, Brix Student Housing Operator, LLC (the “Advisor”), which is wholly-owned by BrixInvest, LLC (the “Sponsor”).

The Company has the authority to issue 20,000,000 shares of stock, consisting of 10,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. The minimum investment is $5.00. On November 11, 2017, the Company filed an offering circular with the Securities and Exchange Commission (the “SEC”) pursuant to Regulation A under the Securities Act, also known as “Reg A+” to publicly offer 10,000,000 shares of its common stock for a price equal to $5.00 per share (the “Offering”). The Company obtained its notice of qualification from the SEC on April 16, 2018 and commenced selling shares of its common stock on April 23, 2018.

Through December 31, 2018, the Company had sold 1,520,013 shares of common stock in the Offering, including 22,138 shares of common stock sold under its distribution reinvestment plan for aggregate offering proceeds of $7,600,059.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC. The financial statements include all the accounts of the Company.

The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. In the opinion of the Company’s management, the financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation. The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ materially from those estimates.

F-7

Revenue Recognition

Effective January 1, 2018, the Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU No. 2014-09”). The Company had no operations prior to January 1, 2018.

Based on the Company’s evaluation of contracts within the scope of ASU No. 2014-09, revenue that is impacted by ASU No. 2014-09 includes revenue generated by sales of real estate, other operating income and tenant reimbursements for substantial services earned at the Company’s properties. Such revenue is recognized when the services are provided and the performance obligations are satisfied. The Company’s adoption of ASU No. 2014-09 did not have a significant impact on its financial statements.

The Company will recognize rental income from tenants under operating leases on a straight-line basis over the noncancelable term of the lease when collectability of such amounts is reasonably assured. Recognition of rental income on a straight-line basis includes the effects of rental abatements, lease incentives and fixed and determinable increases in lease payments over the lease term. If the lease provides for tenant improvements, management of the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or by the Company.

When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance (including amounts that the tenant can take in the form of cash or a credit against its rent) that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term. Tenant improvement ownership is determined based on various factors including, but not limited to:

•	whether the lease stipulates how a tenant improvement allowance may be spent;
•	whether the amount of a tenant improvement allowance is in excess of market rates;
•	whether the tenant or landlord retains legal title to the improvements at the end of the lease term;
•	whether the tenant improvements are unique to the tenant or general-purpose in nature; and
•	whether the tenant improvements are expected to have any residual value at the end of the lease.

Tenant reimbursements of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the expenses are incurred and presented gross if the Company is the primary obligor and, with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk. In instances where the operating lease agreement has an early termination option, the termination penalty is based on a predetermined termination fee or based on the unamortized tenant improvements and leasing commissions.

The Company will evaluate the collectability of rents and other receivables on a regular basis based on factors including, among others, payment history, credit rating, the asset type, and current economic conditions. If the Company’s evaluation of these factors indicates it may not recover the full value of the receivable, it will provide an allowance against the portion of the receivable that it estimates may not be recovered. This analysis requires the Company to determine whether there are factors indicating a receivable may not be fully collectible and to estimate the amount of the receivable that may not be collected.

In addition, with respect to tenants in bankruptcy, management will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, the Company will record a bad debt allowance for the tenant’s receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

F-8

Fair Value Measurements and Disclosures

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy, which is based on three levels of inputs, the first two of which are considered observable and the last unobservable, that may be used to measure fair value, is as follows:

Level 1: quoted prices in active markets for identical assets or liabilities;

Level 2: inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value for certain financial instruments is derived using a combination of market quotes, pricing models, and other valuation techniques that involve significant management judgment. The price transparency of financial instruments is a key determinant of the degree of judgment involved in determining the fair value of the Company’s financial instruments. Financial instruments for which actively quoted prices or pricing parameters are available and for which markets contain orderly transactions will generally have a higher degree of price transparency than financial instruments for which markets are inactive or consist of non-orderly trades. The Company evaluates several factors when determining if a market is inactive or when market transactions are not orderly. The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instrument for which it is practicable to estimate the fair value:

Cash and cash equivalent; prepaid and other assets; unsecured credit facility; accounts payable, accrued and other liabilities; share repurchase payable; due to affiliates and redeemable common stock: These balances approximate their fair values due to the short maturities of these items.

Unsecured credit facility: The fair value of the Company’s unsecured credit facility approximates its carrying value as the interest rates are variable and the balances approximate their fair values due to the short maturities of this facility.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Cash and cash equivalents are stated at cost, which approximates fair value. The Company’s cash and cash equivalents balance may exceed federally insurable limits. The Company intends to mitigate this risk by depositing funds with major financial institutions; however, these cash balances could be negatively impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets.

Investments in Unconsolidated Entities

The Company accounts for investments that do not have a readily determinable fair value and over which the Company does not have the ability to exercise significant influence and has virtually no influence over operating and financial policies using the cost method of accounting. Under the cost method of accounting, distributions from the investments are recognized as distribution income when received to the extent they represent net accumulated earnings of the investee since the initial recognition of the investment. Distributions received in excess of net accumulated earnings are recognized as a reduction in the carrying amount of the investment as such distributions represent a return of investment. Cost method investments are evaluated on a quarterly basis to determine whether there are declines in fair value of the cost method investment which are determined to be other-than-temporary. Other-than-temporary declines in fair value are recognized as impairment charges through earnings.

F-9

The Company accounts for investments in entities over which it has the ability to exercise significant influence under the equity method of accounting. Under the equity method of accounting, an investment is initially recognized at cost and is subsequently adjusted to reflect the Company’s share of earnings or losses of the investee. The investment is also increased for additional amounts invested and decreased for any distributions received from the investee. Equity method investments are reviewed periodically for impairment whenever events or circumstances indicate that the carrying amount of the investment might not be recoverable. If an equity method investment is determined to be other-than-temporarily impaired, the investment is reduced to fair value and an impairment charge is recorded through earnings. See Note 3 for additional information.

Concentration of Risk

The Company currently maintains substantially all of its cash with a major financial institution. At times, the cash balances exceed the amount insured by the Federal Deposit Insurance Corporation, however, the Company believes it places cash balances with quality financial institutions that limits its credit risk.

The Company’s current investments are in student housing properties located in Iowa, Illinois, and Texas. Accordingly, there is a geographic concentration of risk dependent on these local economies and related university systems. Additionally, each of the Company’s investments held as of December 31, 2018, are with Arrimus Capital Advisor, LLC, , a Delaware limited liability company (“Arrimus”), a related party, or its affiliates and accordingly there is a concentration of risk associated with the management of these investments. As of December 31, 2018, the Company’s investment in ACA Stadium View Student Housing DST, further discussed in Note 3, was for $5,425,064, which approximated 81.5% of the Company’s total assets.

Deferred Financing Costs

Deferred financing costs represent commitment fees, loan fees, legal fees and other third-party costs associated with obtaining financing and are presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability. These costs are amortized to interest expense over the terms of the respective financing agreements using the interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close. Unamortized deferred financing costs related to revolving credit facilities are reclassified as an asset in periods where there are no outstanding borrowings under the facility.

Distributions

The Company intends to elect to be treated as a REIT beginning with the taxable year ending December 31, 2018. In order to qualify as a REIT for federal income tax purposes, the Company must distribute at least 90% of its taxable income (excluding capital gains) to its stockholders and meet certain other requirements. The Company intends, although is not legally obligated, to continue to make regular monthly distributions to holders of its shares at least at the level required to maintain REIT status unless the results of operations, general financial condition, general economic conditions or other factors inhibit the Company from doing so. Distributions are authorized at the discretion of the Company’s board of directors, which is directed, in substantial part, by its obligation to cause the Company to comply with the REIT requirements of the Internal Revenue Code.

Declaration of Distributions

Subject to approval by the Company’s board of directors, the Company intends to make monthly distributions payable on the 21st day of the following month. Should the 21st day fall on a weekend, distributions are intended to be paid on the first business day thereafter. Please see Note 7 – Subsequent Events for information on distributions declared by the Company’s board of directors for the first six months of 2019.

Distribution Reinvestment Plan

The Company has adopted a Distribution Reinvestment Plan (“DRP”) through which common stockholders may elect to reinvest any amount up to the distributions declared on their shares in additional shares of the Company’s common stock in lieu of receiving cash distributions. Participants in the distribution reinvestment plan will acquire common stock at a price per share equal to the price to acquire a share of common stock in the Offering. The initial price per share in the Offering, and as of the date of these financial statements, is $5.00 per share. The price may be adjusted during the course of the Offering on an annual basis to equal the estimated Net Asset Value (“NAV”) per share commencing after the first year that our board of directors has determined that our real estate portfolio has sufficiently stabilized for the purposes of a meaningful valuation, which we anticipate will occur after we have owned greater than a 50% interest in a property, directly or indirectly through a joint venture or other investment vehicle, for a period of 12 months.

F-10

Related Party Transactions

The Company records all related party fees as incurred, subject to certain limitations described in the Company’s Advisory Agreement (see Note 5).

Redeemable Common Stock

The Company has adopted a share repurchase program (“SRP”) that enables stockholders to sell their stock to the Company in limited circumstances. The share repurchase price at any given time will equal the most recently published NAV (and if none, then $5.00 per share) less an administrative charge of 3% of the share repurchase price proceeds if the shares are owned for less than one year, 2% if the shares are owned less than two years but greater than one year, and 1% if the shares are owned for less than three years but greater than two years. There is no administrative charge for shares held for at least three years.

Stockholders who wish to have their shares repurchased through the SRP must notify the Company by three business days before the end of the month for their shares to be repurchased by the third business day of the following month. The SRP provides that share repurchases may be funded by (a) distribution reinvestment proceeds, (b) the prior or future sale of shares, (c) indebtedness, including a line of credit and traditional mortgage financing, and (d) asset sales.

Shares will be repurchased if, in the opinion of the Advisor, there are sufficient reserves with which to repurchase shares and at the same time maintain the then-current plan of operation. The board may amend, suspend or terminate the SRP upon 30 days’ notice to stockholders, provided that the Company may increase the funding available for the repurchase of shares pursuant to the SRP upon ten business days’ notice to the stockholders.

To the extent the board of directors determines that there is sufficient available cash for redemptions, the shares will be repurchased subject to the limit that, during any 12-month period, redemptions will not exceed 20% of the weighted-average number of shares of common stock outstanding during the prior 12 months. This limitation was increased from 5% of the weighted average number of shares of common stock outstanding effective March 28, 2019.

Income Taxes

The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes under Section 856 through 860 of the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable year ended December 31, 2018. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including meeting various tests regarding the nature of its assets and its income, the ownership of its outstanding stock and distribution of at least 90% of the Company’s annual REIT taxable income to its stockholders (which is computed without regard to the distributions paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP).

As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying distributions to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

The Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company not has been assessed interest or penalties by any major tax jurisdictions.

Other Comprehensive Loss

For the year ended December 31, 2018, other comprehensive loss is the same as net loss.

Square Footage, Occupancy and Other Measures

Square footage, occupancy and other measures used to describe real estate held by investments in unconsolidated entities included in the notes to financial statements are presented on an unaudited basis.

F-11

Per Share Data

Basic earnings per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share of common stock equals basic earnings per share of common stock, as there were no potentially dilutive securities outstanding during the year ended December 31, 2018.

Recent Accounting Pronouncements

New Accounting Standard Issued and Adopted

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (ASU 2016-15), which clarifies how entities should classify certain cash receipts and cash payments on the statement of cash flows. ASU 2016-15 addresses certain issues where diversity in practice was identified. It amends existing guidance, which is principles based and often required judgment to determine the appropriate classification of cash flows as operation, investing or financing activities. In addition, ASU 2016-15 clarifies how the predominance principle should be applied when cash receipts and cash payment have aspects of more than one class of cash flows. On January 1, 2019, the Company adopted this standard in its entirety. The update allows for the election to classify distributions received from equity method investments based on either a cumulative earnings approach or a nature of distribution approach. The Company has elected the nature of the distribution approach, in which cash flows generated from the operations of an unconsolidated entity are classified as a return on investment (cash inflow from operating activities) and cash flows that were generated from property sales, debt financing or sales of the Company’s investments are classified as a return of investment (cash inflows from investing activities). The Company adopted this approach based on the information available to us to determine the nature of the underlying activity that generated the distributions from unconsolidated entities.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09, as amended, requires an entity to use a five-step model to determine when to recognize revenue from customer contracts in an effort to increase consistency and comparability throughout global capital markets and across industries. ASU 2014-09 supersedes the revenue requirements in Revenue Recognition (Topic 605) and most industry specific guidance throughout the Industry Topics of the Codification. This ASU requires an entity to recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also to provide certain additional disclosures. The Company evaluated each of its revenue streams and their related accounting policies under ASU 2014-09. Rental income and tenant reimbursements earned from leasing the Company’s real estate properties are excluded from ASU 2014-09 and will be assessed with the adoption of the lease ASU as discussed below. The Company adopted ASU 2014-09 beginning January 1, 2018. The adoption of ASU 2014-09 did not have a material impact on the Company’s financial position or results of operations. However, future real estate sales contracts will qualify as sales to noncustomers. The Company adopted ASU 2016-02 effective January 1, 2019, which did not have a material impact on the Company’s financial position, results of operations or cash flows.

New Accounting Standard Recently Issued and Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The amendments in ASU 2016-02 change the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. Under ASU 2016-02, the accounting applied by a lessor is largely unchanged from that applied under Topic 840 leases. The large majority of operating leases shall remain classified as operating leases and lessors should continue to recognize rental income for those leases on a straight-line basis over the lease term. ASU 2016-02 may impact the timing, recognition, presentation and disclosures related to the Company’s tenant reimbursements earned from leasing its real estate properties, although the Company does not expect a significant impact. ASU 2016-02 is effective for the Company beginning January 1, 2019. The Company expects to adopt the practical expedients available for implementation under ASU 2016-02. By adopting the practical expedients, the Company will not be required to reassess (i) whether an expired or existing contract meets the definition of a lease and (ii) the lease classification at the adoption date for expired or existing leases. ASU 2016-02 will also require new disclosures within the notes to its financial statements. The Company adopted ASU 2016-02 effective January 1, 2019, which did not have a material impact on the Company’s financial position, results of operations or cash flows

F-12

In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842), Targeted Improvements (“ASU No. 2018-11”). ASU 2018-11 provide lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue recognition standard (Topic 606) and if certain conditions are met. Upon adoption of the lease accounting standard under Topic 842, the Company expects to adopt this practical expedient, specifically related to its tenant reimbursements which would otherwise be accounted for under the new revenue recognition standard. The Company believes the two conditions have been met for tenant reimbursements as 1) the timing and pattern of transfer of the nonlease components and associated lease components are the same and 2) the lease component would be classified as an operating lease. In addition, ASU No. 2018-11 provides an additional optional transition method to allow entities to apply the new lease accounting standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings. An entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new lease accounting standard will continue to be reported under the current lease accounting standards of Topic 840. The Company adopted this transition method upon adoption of the lease accounting standard of Topic 842 on January 1, 2019, which did not have a material impact on the Company’s financial position, results of operations or cash flows.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework -`requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for the timing of transfers between levels and the valuation processes for Level 3 fair value measurements. It also adds a requirement to disclose changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and to disclose the range and weighted average of significant unobservable inputs used to develop recurring and nonrecurring Level 3 fair value measurements. For certain unobservable inputs, entities may disclose other quantitative information in lieu of the weighted average if the other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop the Level 3 fair value measurement. In addition, public entities are required to provide information about the measurement uncertainty of recurring Level 3 fair value measurements from the use of significant unobservable inputs if those inputs reasonably could have been different at the reporting date. ASU 2016-02 is effective for the Company beginning January 1, 2020. Entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company is still evaluating the impact of adopting ASU No. 2018-13 on its financial statements.

In December 2018, the FASB issued ASU No. 2018- 20, Leases (Topic 842), Narrow-Scope Improvements for Lessors (“ASU No.2018-13”). ASU No. 2018-20 provides clarification for lessors when applying Topic 842. The areas of clarification include sales taxes and other similar taxes collected from lessees, treatment of certain lessor costs and recognition of variable payments for contracts with lease and nonlease components. The amendments in ASU No. 2018-20 affect the amendments in ASU No. 2016-02, which are not yet effective but can be early adopted. The effective date and transition requirements of ASU No. 2018-20 is January 1, 2019 for the Company. All entities are required to apply the amendments in ASU No. 2018-20 to all new and existing leases. The Company adopted ASU No. 2016-02 effective January 1, 2019, which did not have a material impact on the Company’s financial position, results of operations or cash flows.

F-13

Note 3. Investments in Unconsolidated Entities

The Company’s investments in unconsolidated entities as of December 31, 2018 are as follows:

Amount
ACA Stadium View Student Housing DST	$5,425,064
ACA Prado, LLC	77,250
ACA Illinois Tier 1 Student Housing DST	206,000
Total	$5,708,314

ACA Stadium View Student Housing DST (“ACA Stadium View”)

On April 23, 2018, the Company acquired its first student housing real estate investment through the acquisition of 5,929.9 non-voting, Class A Beneficial Interests in ACA Stadium View, a Delaware statutory trust formed by ACA Stadium View Depositor, LLC, a Delaware limited liability company ("Stadium View Depositor"). The purchase price for the interests was $5,500,000, which constitutes an approximate 31.5598% interest in ACA Stadium View (see Note 5). Arrimus, the sole member of Stadium View Depositor, and Mr. Ray Wirta, the chairman of our board of directors, have a business relationship through which Mr. Wirta receives financial consideration. Mr. Wirta is also the father of one of Arrimus’ principals. Therefore, the acquisition of the interest in ACA Stadium View was approved by the Company’s board of directors, including the independent directors of the Company who serve as the Conflicts Committee of the board of directors.

ACA Stadium View owns a student housing development, known as “Stadium View Suites,” which is located at 1206, 1210, 1214, 1218, and 1222 South Fourth Street, Ames, Iowa, 50010 (the “Stadium View Property”). The unaudited implied value of the Stadium View Property in ACA Stadium View is $43,519,936 after excluding operating reserves of $490,064 and reflecting an existing mortgage loan in the amount of $25,220,000 (the “Loan”). The Company’s interest in the Stadium View Property is equivalent to $13,734,417. The Loan is approximately 58% of the Stadium View Property’s unaudited implied value. The Loan had a remaining term of approximately 9.5 years at the acquisition date, bears interest at the fixed rate of 3.95% per annum, with interest only payments for the remaining term and a principal balance balloon payment due at maturity. ACA Stadium View leases Stadium View Property through a master lease agreement to an operating entity which is the master tenant.

F-14

The master tenant rents the Stadium View Property to students who attend Iowa State University, a Big 12 Conference member, and consists of five 4-story apartment buildings and a maintenance facility building. The Stadium View Property has 197 two-, three-, and four-bedroom units with 518 individual tenant beds with average occupancy during the year ended December 31, 2018 of 95%, as reported in the annual report of the property by the property manager. Stadium View Property amenities include a clubhouse, fitness room, study and business lounge, game room, coffee bar, tanning bed, fire pit and barbeque grills. The student lease agreements are generally for a period of one year or less.

The Company has performed a consolidation analysis of its investment in ACA Stadium View in accordance with Accounting Standards Codification 810, Consolidation (Topic 810) as described in the “Variable Interest Entities” section. The Company has determined, as a result of its analysis, that it is not the primary beneficiary of its investment in ACA Stadium View, and therefore has not consolidated the entity. The Company has accounted for its investment under the equity method of accounting.

The breakdown of the Company’s investment in ACA Stadium View as of December 31, 2018 is as follows:

Purchase price	$5,500,000
Capitalized acquisition fee to Advisor	412,032
Capitalized legal fees	6,667
Share in loss from investment in unconsolidated entity	(266,837)
Distributions received from investment in unconsolidated entity	(226,798)
Total	$5,425,064

The following is summarized financial information for ACA Stadium View as of December 31, 2018 and for the period from April 23, 2018 to December 31, 2018:

December 31, 2018
Assets:
Real estate investments, net	$39,508,783
Cash and cash equivalents and restricted cash	607,911
Other assets	54,413
Total assets	$40,171,107

Liabilities:
Mortgage notes payable, net	$25,000,236
Other liabilities	712,450
Total liabilities	25,712,686
Total shareholders’ equity	14,458,421
Total liabilities and shareholders’ equity	$40,171,107

F-15

Period from
April 23, 2018 to
December 31, 2018
Total revenue	$1,783,067
Operating expenses:
Depreciation and amortization	1,447,257
Interest expense	700,100
Other expense	481,232
Total expenses	2,628,589
Net loss	$(845,522)

AC Prado, LLC (“AC Prado”)

On September 18, 2018, the Company invested $75,000 to acquire an approximate 0.5% interest in AC Prado, a limited liability company formed under the Delaware Limited Liability Company Act for the purpose of acquiring, operating, holding for long-term appreciation and ultimately selling certain improved real property located at 7114 UTSA Blvd, San Antonio, Texas, commonly known as Prado at University of Texas San Antonio (the “Prado Property”). Arrimus, a related party, is the managing member of AC Prado. Therefore, the acquisition of the interest in AC Prado was approved by the Company’s board of directors, including the independent directors of the Company who serve as the Conflicts Committee of the board of directors. In connection with the acquisition of the Company’s interest, the Company paid an acquisition fee $2,250 to the Advisor in accordance with the terms of its Advisory Agreement (see Note 5).

Management believes the Prado Property is a Class A student housing property located adjacent to University of Texas at San Antonio. It was built in 2014 and is comprised of 160 units (472 beds) within one four-story building with an attached parking garage. The dwelling units are fully furnished. The Prado Property has various amenities, including a modern clubhouse with media area, game room, coffee bar, community kitchen and study areas. Additionally, it has a 24-hour fitness center, a business center and luxury, resort-style pool with an outdoor grilling station and covered patio area.

The Company has accounted for this investment using the cost method of accounting as the Company does not have the ability to exercise significant influence on AC Prado.

ACA Illinois Tier 1 Student Housing DST (“ACA Illinois”)

On December 24, 2018, the Company invested $200,000 to acquire an approximate 1.0% interest in ACA Illinois, a Delaware statutory trust formed by ACA Illinois Tier 1 Depositor, LLC (“Illinois Depositor”). ACA Illinois acquired certain student housing development, commonly known as 212 East, located at 212 East Green Street, Champaign, Illinois, near the University of Illinois at Urbana-Champaign (the “212 East Property”) in September 2018. The unaudited implied value of the 212 East Property is $52,065,000 after including an existing mortgage loan of $29,900,000. The Company’s interest in the 212 East Property is equivalent to $512,038. Arrimus, a related party, is the sole member of Depositor. Therefore, the acquisition of the interest in ACA Illinois was approved by the Company’s board of directors, including the independent directors of the Company who serve as the Conflicts Committee of the board of directors. In connection with the acquisition of the Company’s interest, the Company incurred an acquisition fee of $6,000 payable to the Advisor in accordance with the terms of its Advisory Agreement (see Note 5).

Management believes the 212 East Property is a Class A student housing property located in the heart of the Campustown district. It was built in 2017 and is comprised of 110 units (428 beds) within one six-story building and offers 91 parking spaces in a garage that is restricted to resident and retail use. The dwelling units are fully furnished, including smart TVs in every bedroom and living room, in-unit washer and dryer, and full-size beds. The 212 East Property has various amenities, including a state-of-the-art fitness center; shared and private study rooms/lounges; a community lounge with billiards, TVs and a kitchenette; and an outdoor courtyard featuring a fire pit, grilling areas and hammocks. 212 residents also enjoy access to onsite retail space that includes a yoga studio and two restaurants.

The Company has accounted for this investment using the cost method of accounting as the Company does not have the ability to exercise significant influence on ACA Illinois.

F-16

Note 4. Unsecured Credit Facility

On March 30, 2018, the Company entered into a one-year credit agreement (the “Line of Credit”) with Pacific Mercantile Bank. Pursuant to the Line of Credit agreement, the Company was provided with a $6,000,000 credit facility with an interest rate equal to 1% over an independent index known as The Wall Street Journal Prime Rate as published in the Wall Street Journal, which had an initial rate of 5.75%. As of December 31, 2018, the interest rate was 6.50% per annum. Interest payments under this facility are due on the 30th day of each month. The Line of Credit, which was scheduled to mature on March 30, 2019, was extended to June 11, 2019 on March 4, 2019. Borrowings under the Line of Credit are personally guaranteed by Mr. Wirta, the Company’s Chairman of the board of directors and a manager of the Sponsor, and Mr. Hofer, the Company’s former Chief Executive Officer and a manager of the Sponsor; who were not compensated for providing such guarantees.

On April 17, 2018, the Company drew the full amount of the facility, which was used primarily to acquire an approximate 31.6% interest in ACA Stadium View (see Note 3). In connection with the credit agreement, the Company incurred $21,500 of deferred financing costs, which are being amortized over the term of the agreement and are included as a component of interest expense in the statement of operations. Pursuant to the terms of the Line of Credit, the Company is subject to certain loan covenants. The Company was in compliance with such covenants as of December 31, 2018.

As of December 31, 2018, the Company had no outstanding borrowings under the Line of Credit. Unamortized deferred financing costs under the Line of Credit as of December 31, 2018 amounted to $5,554 and presented under prepaid and other assets in the Company’s balance sheet. During the year ended December 31, 2018, the Company incurred interest expense of $112,557, which included $15,946 of amortization of deferred financing costs.

Note 5. Related Party Transactions

The Company pays the independent members of its board of directors for services rendered. The total amount paid was $56,000 for the year ended December 31, 2018, which the Company paid by issuing shares of the Company's common stock to the directors in accordance with the terms of its director compensation program.

The Company’s first investment was an approximate 31.6% interest in ACA Stadium View, which was formed by Arrimus which is a related party as described in Note 3 above. Therefore, the acquisition of the Company’s 31.6% interest in the Trust was approved by the conflicts committee of the Company’s board of directors. This acquisition was also approved by the Company’s board of directors with Mr. Wirta recusing himself from voting.

The Company also invested an approximate 0.5% interest in AC Prado. AC Prado’s managing member, AC Prado Manager, LLC, a Delaware limited liability company, and Arrimus, a related party, are under common control and ownership. This acquisition was also approved by the Company’s board of directors with Mr. Wirta recusing himself from voting.

Furthermore, the Company invested an approximate 1.0% interest in ACA Illinois. Arrimus, a related party, is the sole member of Illinois Depositor. The acquisition of the interest in ACA Illinois was approved by the Company’s board of directors, including the independent directors of the Company who serve as the Conflicts Committee of the board.

The Company has entered into an advisory agreement (the “Advisory Agreement”) with the Advisor and the Sponsor. The Advisory Agreement entitles the Advisor to specified fees upon the provision of certain services with regard to the investment of funds in real estate investments, the management of those investments, among other services, and the disposition of investments, as well as entitles the Advisor to reimbursement of organization and offering costs incurred by the Advisor or Sponsor on behalf of the Company, such as expenses related to the Offering, and certain costs incurred by the Advisor or Sponsor in providing services to the Company. In addition, the Advisor is entitled to certain other fees, including an incentive fee upon achieving certain performance goals, as detailed in the Advisory Agreement. The Sponsor also serves as the sponsor and advisor for Rich Uncles Real Estate Investment Trust I (“REIT I”) and the sponsor of RW Holdings NNN REIT, Inc. (“NNN REIT”). During the year ended December 31, 2018, no business transactions occurred between the Company and REIT I, or NNN REIT, other than described below.

F-17

The costs incurred by the Company pursuant to the Advisory Agreement for the year ended December 31, 2018, as well as the related payable or receivable as of December 31, 2018 are included and summarized in the table below. The receivable and payable are presented in the balance sheets as “Due from affiliates” and “Due to affiliates.”

	Year Ended December 31, 2018	December 31, 2018		December 31, 2017
	Incurred	Receivable	Payable	Payable
Expensed:
Asset management fees (1)	$86,853	$—	$86,853	$—
Directors and officers’ insurance reimbursements (2)	3,487	39,418	—	—
Expense reimbursements from Sponsor (3)	(295,190)	12,280	—	—
Capitalized:
Acquisition fees (4)	420,282	—	25,631	—
Reimbursable organizational and offering expenses (5)	225,768	—	715	—
		$51,698	$113,199	$—

(1)	Included in fees to affiliates in the accompanying statements of operations. These fees have been deferred to support the monthly distributions during the start-up of operations. This amount is net of $28,779, which was waived.
(2)	The Sponsor adjusted the allocation of the cost of directors and officers' insurance resulting in a refund to the Company which was paid after December 31, 2018.
(3)	Includes payroll costs related to Company employees that answer questions from prospective stockholders. See “Investor Relations Payroll Expense Reimbursement from Sponsor” below. The Sponsor has agreed to reimburse the Company for these investor relations payroll costs which the Sponsor considers to be offering expenses in accordance with the Advisory Agreement. The receivables related to these costs are reflected in “Due from affiliates” in the balance sheets.
(4)	The acquisition fee of $420,282 includes $142,035 which our Sponsor has agreed to defer to support distributions.
(5)	As of December 31, 2018, the Sponsor had incurred $1,471,872 of organizational and offering expenses on behalf of the Company. However, the Company is only obligated to reimburse the Sponsor to the extent of 3% of gross offering proceeds, which was $225,768 for the period ended December 31, 2018. The company had reimbursed the Sponsor for $225,053 as of December 31, 2018 and $715 was payable to the Sponsor and is reflected in “Due to affiliates” in the balance sheets.

The following summarizes all compensation and fees that the Company will pay the Advisor, Sponsor and their affiliates. The board of directors, including a majority of the conflicts committee (comprised of all of the Company’s independent directors), has the right to change the compensation arrangements with the Advisor or Sponsor in the future without the consent of the Company’s stockholders.

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Organization and Offering Costs

The Company is obligated to reimburse the Sponsor or its affiliates for organizational and offering expenses (as defined in the Advisory Agreement) paid for by the Sponsor on behalf of the Company. The Company will reimburse the Sponsor for organizational and offering expenses up to 3.0% of gross offering proceeds. The Sponsor and affiliates will be responsible for any organizational and offering expenses to the extent they exceed 3.0% of gross offering proceeds. To the extent such organization and offering expenses are initially borne by the Company, the Sponsor will reimburse the Company for such expenses. Such expenses are then included in the organizational and offering expenses for which the Sponsor is entitled to reimbursement, subject to a maximum of 3.0% of gross offering proceeds. As of December 31, 2018, the Sponsor has incurred organizational and offering expenses in excess of 3.0% of the gross offering proceeds received by the Company. To the extent the Company has more gross offering proceeds from future stockholders, the Company will be obligated to reimburse the Sponsor. As the amount of future gross offering proceeds is uncertain, the amount the Company will be obligated to reimburse to the Sponsor is uncertain. As of December 31, 2018, the Company has reimbursed the Sponsor $225,053 in organizational and offering costs. The Company’s maximum liability for organizational and offering costs through December 31, 2018 was $225,768, of which $715 was payable as of December 31, 2018 and is included in “Due to affiliates” in the balance sheet.

Investor Relations Payroll Expense Reimbursement from Sponsor

The Company employs investor personnel that answer inquiries from potential investors regarding the Company and/or its Offering. The payroll expense associated with the investor relations personnel is reimbursed by the Sponsor. The Sponsor considers these payroll costs to be offering expenses. The payroll expense reimbursements from the Sponsor for the year ended December 31, 2018 were $295,190.

Acquisition Fee

The Company will pay the Advisor acquisition fees in the amount equal to 3.0% of the costs of each investment. The total of all acquisition fees and acquisition expenses shall be reasonable and shall not exceed 6.0% of the contract price of the property. However, a majority of the directors (including a majority of the conflicts committee) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company. For the year ended December 31, 2018, the Company incurred $420,282 of acquisition fees of which $6,000 was payable as of December 31, 2018.

Asset Management Fee

The Company will pay the Advisor and its affiliates asset management fees in the amount equal to 0.1% of the total investment value of the assets monthly. For purposes of this fee, “total investment value” means, for any period, the total of the aggregate book value of all of the Company’s assets, including assets invested, directly or indirectly, in properties, before deducting depreciation or bad debts or other similar non-cash items.

During the Company’s Offering stage, the Advisor may elect, in its sole discretion, to defer all or any portion of its monthly Asset Management Fee to support distributions. The total amount of asset management fees incurred during the year ended December 31, 2018 was $86,853, which was deferred. This amount excludes $28,779 of asset management fees which were waived. As a result, asset management fees payable at December 31, 2018 was $86,853, which was deferred and included in due to affiliate in the balance sheets.

Financing Coordination Fee

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if the Advisor provides a significant amount of the services in connection with the financing or refinancing of any debt that the Company obtains relative to properties, the Company will pay the Advisor or its assignees a financing coordination fee equal to 1.0% of the amount of such financing.

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Disposition Fee

For significant assistance in connection with the sale of properties, the Company will pay the Advisor or its affiliates an amount equal to 3.0% of the contract sales price of each property sold; provided, however, that if in connection with such disposition, commissions are paid to third parties unaffiliated with the Advisor or its affiliates, the disposition fees paid to the Advisor, its affiliates and unaffiliated third parties may not exceed 6.0% of the contract sales price.

Liquidation Fee

The Company will pay the Advisor a liquidation fee calculated from the value per share resulting from a liquidation event, including but not limited to a sale of all of the properties, a public listing, or a merger with a public or non-public company, equal to 30.0% of the increase in the resultant value per share compared to the Highest Prior NAV per share, if any, multiplied by the number of outstanding shares as of the liquidation date, subordinated to payment to stockholders of the Preferred Return, pro-rated for the year in which the liquidation event occurs.

Operating Expenses

Unless the Company’s conflicts committee and directors make a finding, based on nonrecurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, the Company will not reimburse the Advisor and its affiliates for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (i) 2.0% of average invested assets or (ii) 25.0% of net income other than any additions to depreciation, bad debt or other similar noncash items and excluding any gain from the sale of assets for that period. In the event that annual operating expenses exceed these limits as of the end of a six-month calendar period (for the 12-months then ended) the directors must, within 60 days after the end of such six-month period, inform the stockholders of the factors the directors considered in arriving at the conclusion that such higher operating expenses were justified. If the directors do not determine the higher expenses were justified for the period, they must cause the Advisor, Sponsor and affiliates to reimburse the Company to the extent these limitations were exceeded. Additionally, the Company will not reimburse the Advisor, Sponsor and affiliates for personnel costs in connection with services for which any of them receives acquisition fees or disposition fees.

Subordinated Participation Fee

The Company will pay the Advisor or an affiliate a subordinated participation fee calculated as of December 31 of each year and paid (if at all) in the immediately following January. The subordinated participation fee is only due if the Preferred Return, as defined, is achieved and is equal to the sum of (using terms as defined in the Advisory Agreement):

(i)	30% of the product of (a) the difference of (x) the Preliminary NAV per share minus (y) the Highest Prior NAV per share, multiplied by (b) the number of shares outstanding as of December 31 of the relevant annual period, but only if this results in a positive number, plus

(ii)	30% of the product of: (a) the amount by which aggregate cash distributions to stockholders during the annual period, excluding return of capital distributions, divided by the weighted average number of shares outstanding for the annual period, exceed the Preferred Return, multiplied by (b) the weighted average number of shares outstanding for the annual period calculated on a monthly-basis.

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Note 6. Commitments and Contingencies

Economic Dependency

The Company depends on the Sponsor and the Advisor for certain services that are essential to the Company, including the sale of the Company’s shares of common stock, the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company’s investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Legal Matters

From time-to-time, the Company may become party to legal proceedings that arise in the ordinary course of its business. The Company is not a party to any legal proceeding, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Other Information

As disclosed in the Company’s Offering Circular, the SEC is conducting a non-public fact-finding inquiry regarding REITs that are affiliated with the Sponsor. While the Company is not a formal named party in this inquiry, information has been provided by the Sponsor relating to the Company’s “testing the waters” announcements that were published prior to the commencement of its public stock offering. The SEC’s inquiry into the Sponsor’s REIT affiliates remains ongoing and, if asked, the Company intends to provide the SEC with requested information. The Company is unable to predict the likely outcome of the inquiry or determine whether such outcome will have any potential material impact on the Company.

Note 7. Subsequent Events

The Company evaluates subsequent events up until the date the financial statements are issued.

Distributions

Distributions subsequent to December 31, 2018 were as follows:

Distribution Period	Rate Per Share Per Day	Declaration Date	Payment Date
January 1-31	0.00080645	December 21, 2018	February 21, 2019
February 1-28	0.00089286	January 31, 2019	March 21, 2019
March 1-31	0.00080645	February 27, 2019	April 16, 2019
April 1-30	0.00082190	March 28, 2019	May 21, 2019 (1)
May 1-31	0.00082190	March 28, 2019	June 21, 2019 (1)
June 1-30	0.00082190	March 28, 2019	July 22, 2019 (1)

(1)	Expected payment date.

Offering Status

Through March 31, 2019, the Company had sold 1,968,005 shares of the Company’s common stock pursuant to the Offering for aggregate gross offering proceeds of $9,840,025, which included 39,865 shares of common stock sold under its SRP Offering for aggregate gross proceeds of $199,301. Excluded from the 1,968,005 shares of common stock were 200 shares of common stock purchased by the Sponsor before the Offering for an aggregate purchase price of $1,000.

On April 16, 2019, the Company temporarily suspended the Offering of its common stock and deferred any capital inflow until it announces its next target property acquisition, which is currently expected to occur within 30 days, and during which time an annual renewal filing of its offering circular will be submitted to the SEC for qualification.

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Shareholder Repurchase Program

On March 28, 2019, the board of directors of the Company approved an amendment to the Company’s SRP Program that increased the limitation on the number of shares that the Company can repurchase from 5% of the weighted average number of shares of common stock outstanding during the prior calendar year to 20% of the weighted average number of shares of common stock outstanding during the prior 12 months.

Through March 31, 2019, the Company had repurchased 54,418 shares of common for $272,092.

Investment in Real Estate Entities

On March 15, 2019, the Company invested $132,000 to acquire an approximate 1.0% interest in AC Villas, LLC (“AC Villas”), an affiliate of Arrimus. AC Villas acquired a student housing development which is located at 800 West 26th Street, Austin, Texas, ¼ mile from the University of Texas campus (“Villas on 26th Property”). Arrimus, is a related party; therefore, the acquisition of the interest in ACA Villas was approved by the Company’s board of directors, including the independent directors of the Company who serve as the Conflicts Committee of the board of directors.

Villas on 26th Property is a Class A student housing property built in 2014 and is comprised of 49 units with three - to six - bed layouts (182 beds) within one five - story building with ample subterranean parking. The dwelling units are fully furnished, including Polk audio surround sound systems, Apple TVs and 60” flat screens in every living room, stainless steel appliances, full sized washer/dryers, wood flooring and walk-in closets. Villas on 26th Property has various amenities, including a 24-hour fitness center, live feed security cameras throughout and a large hot tub on the mezzanine level. Villas on 26th residents also enjoy access to nearby various retail spaces.

Subsequent to December 31, 2018, the Company received distributions from investees ACA Stadium View, ACA Prado and ACA Illinois of $120,618, $1,783 and $3,106, respectively.

Pending Property Acquisition

 On May 13, 2019, we entered into an assignment and assumption agreement with NNN REIT whereby we assumed NNN REIT’s contract to purchase a retail property leased to 24 Hour Fitness from an unaffiliated company. We have no material relationship with the seller or its affiliates, other than in respect of the parties’ purchase and sale of the property. The property is a single tenant retail building totaling approximately 36,000 square feet, located in Fort Worth, Texas. The purchase price is $12,375,000 exclusive of closing costs. If acquired, we would satisfy the various assets tests under the Investment Company Act of 1940 and then withdraw our application for an exemption order from the SEC that is described in “Risk Factors—Risks Related to Our Corporate Structure” above.

The purchase and sale agreement was entered into effective April 16, 2019 with our due diligence period scheduled to expire on May 16, 2019. However, we have requested a seven-day extension of the due diligence period in order to determine estimated costs of certain deferred maintenance items. We are targeting a June 10, 2019 closing date on this acquisition with an outside closing date of June 17, 2019 under the terms of the purchase and sale agreement; however, there can be no assurance as to the exact date, if any, that the property would be acquired.

 We have also entered into a term sheet with a mortgage lender that will provide a five-year loan for $6,187,500 at a fixed interest rate of 4.95% in connection with the acquisition of this property. The balance of the purchase price and closing costs will be funded with proceeds from the sale proceeds of this offering and advances under our $5,000,000 unsecured revolving credit facility.

In evaluating this property as a potential acquisition, including the determination of an appropriate purchase price to be paid for the property, we considered a variety of factors, including the condition and financial performance of the property, the terms of the existing lease and the creditworthiness of the tenant, property location, visibility and access, age of the property, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income and neighborhood growth patterns and economic conditions. We do not currently have plans to incur any significant costs to renovate, improve or develop this property, and we believe that the property is adequately insured.

In connection with this acquisition, if completed, we expect to pay our advisor a 3% acquisition fee of $371,250.

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APPENDIX A

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INVESTMENT FORM AND SUBSCRIPTION AGREEMENT

BRIX REIT, INC.

I.	INVESTMENT FORM

1. Investment	Date

US $5.00 per Share	$	***

*** The amount of the Investment cannot exceed 10% of the greater of an Investor's:

(1) Annual income or net worth if a natural person (with annual income and net worth determined as provided in Section 9 “INVESTOR REPRESENTATION AND WARRANTY” below; or

(2) Revenue or net assets for such Investor's most recently completed fiscal year end if a non-natural person.

2.	Investment Type (Check One Box Only)

☐	Individual	☐	Pension Plan [2]	☐	Traditional IRA

☐	Joint Tenants [1]	☐	Profit Sharing Plan [2]	☐	Simple IRA

☐	Tenants in Common [1]	☐	KEOGH Plan [2]	☐	SEP IRA

☐	Community Property [1]	☐	Other [2]	☐	ROTH IRA

☐	Trust [2]	☐	Corporation [2]	☐	Partnership/LLC

☐	Solo 401K

1	All parties must sign.

2	Please attach pages of Trust/Plan document (or corporate/entity resolution) which lists the name of Trust/Plan/Entity, Trustees/officers or authorized signatories, signatures and date.

3.	Investor Information

Investor 1 Name

US Tax ID#	Date of Birth

Profession/Occupation	Street Address

City	State	Zip Code

Phone	Email

Alternative Street Address		Note: You will receive investor communications electronically via email

Alternative City	Alt. State	Alt. Zip Code

☐	I wish to receive written communications sent to my mailing address

A-1

☐	US Citizen	☐	Foreign citizen, Country

☐	US Citizen residing outside the US	☐	Check here if you are subject to backup withholding

Investor 2 Name

US Tax ID#	Date of Birth

Profession/ Occupation	Street Address

City	State	Zip Code

4.	Account Title

Please print names in which shares of common stock are to be registered. Include trust/entity name if applicable. If IRA or qualified plan, include both custodian and investor names and IRA account number. If the same as in Section 3, please write “SAME”.

Title Line 1

Title Line 2

US Tax ID#	Secondary US Tax ID#

5.	Custodian/Trustee/Entity Information

CUSTODIAN/ TRUSTEE/ENTITY Name

Address

Phone	Email

CUSTODIAN/TRUSTEE/ENTITY Tax Identification Number

Investor’s Account Number with CUSTODIAN/TRUSTEE/ENTITY

For Custodian Accounts, such as IRAs and other qualified plans, a completed copy of this investment form should be sent directly to the Custodian who will then forward the necessary documentation and payment to BRIX REIT, Inc.

7.	Distribution Reinvestment Program – Optional

☐	I wish to participate in the REIT’s Distribution Reinvestment Program as described in the Prospectus.

If you do not wish to reinvest your distributions, please provide the following information:

Account Number

Routing Number

NOTE: To receive cash dividends, bank account details are required. If left blank, dividends will be reinvested to purchase additional shares.

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8.	TRANSFER ON DEATH DESIGNATION

Brix Student Housing REIT, Inc.

TRANSFER ON DEATH FORM (TOD)

This form is NOT VALID for Trust or IRA accounts.

Both pages of this form must accompany the subscription agreement.

Our transfer agent, BrixInvest, LLC, is located in California, and thus, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of California.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana or Texas.

2.	Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.

3.	Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.

4.	Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.

5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.

6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.

7.	Transfer to designated beneficiaries upon the owner’s death:

a.	Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.

b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.

c.	Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes (“LDPS”) in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.

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d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.

8.	Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on the Company’s website www.richuncles.com or from your registered representative.

9.	Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.

a.	Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify BRIX REIT, INC. of the desired change in writing as specified in paragraph 8 above.

b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.

c.	Dividends, interest, capital gains, and other distributions after the account owner’s death:

i.	Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.

ii.	Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.

10.	TOD registrations may not be made irrevocable.

A — STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

Stockholder Name	Mr.	Mrs.	Ms.	First	Middle	Last
	☐	☐	☐

Co-stockholder Name	Mr.	Mrs.	Ms.	First	Middle	Last
(if applicable)	☐	☐	☐

Social Security Number(s) of Stockholder(s)

Daytime Telephone	Stockholder	Co-Stockholder

(Not accepted from residents of Louisiana or Texas)

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9.	INVESTOR REPRESENTATION AND WARRANTY

By signing this Investment Form and Subscription Agreement below, Investor hereby represents and warrants that the Investment amount set forth in Section 1 above is no more than ten percent (10%) of the greater of Investor's:

(1) Annual income or net worth if Investor is a natural person, with annual income and net worth of Investor having been determined without including the following:

(A) Investor's primary residence asset value;

(B) Indebtedness that is secured by Investor's primary residence, up to the estimated fair market value of the primary residence as of the date set forth in Section 1 above, (except that if the amount of such indebtedness outstanding exceeds the amount outstanding 60 days prior, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by Investor's primary residence in excess of the estimated fair market value of the primary residence as of the date set forth in Section 1 above shall be included as a liability;

(2) Revenue or net assets for Investor's most recently completed fiscal year end if Investor is a non-natural person.

II.	SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) applies to the initial and each subsequent investment in BRIX REIT, Inc. (the “Company”) and is made and entered into by and between the undersigned (the “Subscriber”) and the Company.  Subject to the terms and conditions provided herein, and to the terms of the other “Subscriber Agreements,” as defined below, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain shares of common stock (the “Shares”) offered pursuant to that certain Offering Circular of the Company in effect as of the date hereof (the “Offering Circular”).  Defined terms used herein and not defined shall have the meaning set forth in the other Subscriber Agreements.

A.	Brix Student Housing REIT Operator, LLC is the advisor to the Company (the “Advisor”).

B.	The offering of Shares is described in the Offering Circular that is available through the online website platform www.richuncles.com (the “Site”), which is owned and operated by BrixInvest, LLC, as well as on the Securities and Exchange Commission’s (“SEC”) EDGAR website www.sec.gov. It is the responsibility of the Subscriber to read the Offering Circular and all other “Investment Information” defined below. While these documents are subject to change, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber’s records. By signing this Agreement electronically, Subscriber agrees to be bound by the terms of the Subscriber Agreements, as defined below, with respect to Subscriber’s investment in the Company, and Subscriber agrees that by signing this Agreement electronically, Subscriber is also deemed to have signed each of the remaining Subscriber Agreements agrees to transact business with the Company and to receive communications relating to the Shares electronically.

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C.	The Subscriber hereby represents that he, she or it is: (i) a United States citizen or resident or a corporation, partnership, limited liability company, trust, or equivalent legal entity organized under the laws of any state of the United States; and (ii) is a “qualified purchaser,” as that term is defined under Regulation A under the Securities Act because the aggregate purchase price to be paid by the Subscriber for the Shares is no more than ten percent (10%) of the greater of the Subscriber’s:

(1) Annual income or net worth if the Subscriber is a natural person (with annual income and net worth for such natural person determined as provided in Rule 501 (§ 230.501) of the Securities Act); or

(2) Revenue or net assets for the Subscriber's most recently completed fiscal year end if the Subscriber is a non-natural person.

D.	The Subscriber hereby agrees that each time the Subscriber invests assets in the Company, the Subscriber will be deemed to have entered into this Agreement, with such amendments as may have been adopted through such date, and will be deemed to have made each representation, warranty and covenant contained in this Agreement. The Subscriber agrees the Subscriber is responsible for reviewing the most recent version of the Agreement, as will be available on the page of the Site detailing the investment opportunity in the Company, prior to each investment the Subscriber makes in the Company.

E.	Notwithstanding anything in the Agreement to the contrary, Subscribers’ funds will remain at the Subscribers’ bank/financial institution and Subscribers will not be admitted as stockholders until the Advisor has approved their investments in the Company. Funds will be drawn by us using an ACH electronic fund transfer through the Automated Clearing House network only after our Advisor has verified that an investor meets the applicable investment requirements, as set forth in the Offering Circular.

F.	Except as the context otherwise requires, any reference in this Agreement to:

1.	“Investment Information” shall mean collectively the Subscriber Agreements, including the Offering Circular.

2.	“REIT Parties” shall means the Company, its Advisor, and any of their affiliates, and each of their respective directors, managers, officers, stockholders, members, employees or agents, and “REIT Party” means any one of the foregoing;

3.	“Subscriber” shall mean the natural person (whether individually or jointly with another person) or non-natural person entity subscribing for an investment in the Company and that has agreed to invest in the Company.

4.	“Subscriber Agreements” shall mean collectively:

a.	The Articles of Incorporation and Bylaws of the Company;

b.	The Offering Circular;

c.	The questions and responses provided by the Subscriber in the course of completing the “invest flow” process, including without limitation the account information questionnaire, on the Site (the “Investor Questionnaire”); and

d.	This Agreement, which sets forth the terms governing an investment in the Company, and sets forth certain representations made in connection with an investment in the Company.

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SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

1.	Subscription for and Purchase of the Shares.

1.1.	Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Shares (the “Purchase”) in the amount of the purchase price (the “Purchase Price”) set forth in the Investor Questionnaire.

1.2.	There is no minimum number of Shares required to be purchased.

1.3.	Once a Subscriber makes a commitment to purchase Shares, the commitment is irrevocable until the Shares are issued, the Purchase is rejected by the Advisor, or the Advisor otherwise determines not to consummate the transaction.

1.4.	The Company or the Advisor, acting on behalf of the Company, has the right to reject this Agreement in whole or in part for any reason. Once the Agreement is accepted by the Advisor, the Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.5.	The Subscriber understands that the Purchase Price is payable upon the Advisor’s acceptance of this Agreement.

1.6.	If this Agreement is accepted by the Company, the Subscriber agrees to comply fully with the terms of the Subscriber Agreements. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this subscription and the Subscriber’s purchase of the Shares.

1.7.	If this Agreement is accepted by the Company, the Subscriber hereby authorizes the Advisor to withdraw the Subscriber’s funds from the Subscriber’s account at the institution provided by the Subscriber on the Investor Questionnaire using an electronic fund transfer through the Automated Clearing House.

1.8.	If, after the Agreement is accepted by the Company, the execution of the Purchase fails for any reason, including but not limited to failure with an Automated Clearing House electronic funds transfer from the Subscriber’s bank account listed on the Investor Questionnaire, the Company has the right to require the Subscriber to provide the Advisor an amount of funds equal to the Purchase Price.

1.9.	In the event that this Agreement is rejected in full or the offering is terminated, any payment made by the Subscriber to the Company for the Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Agreement is rejected in part, the Advisor shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this subscription, which shall terminate.

1.10.	In the event that Subscriber is making a subsequent investment in the Company, Subscriber hereby represents and warrants that any information previously provided on Subscriber’s most recently submitted Investor Questionnaire remains accurate and complete and agrees to update the Advisor in the event that any information requested on the Investor Questionnaire becomes inaccurate or incomplete.

1.11	The Subscriber and the Company understand and agree that the Shares subscribed for hereunder have been duly authorized by the Company and, upon issuance and delivery against payment therefor in accordance with the Operating Agreement and this Agreement, such Shares will be validly issued, fully paid and nonassessable.

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2.	Subscriber’s Review of Information and Investment Decision.

2.1.	The Subscriber acknowledges and understands that it is solely the Subscriber’s responsibility to read the Investment Information and make a determination to invest in the Company. The Subscriber and/or the Subscriber’s advisers, who are not affiliated with and not compensated directly or indirectly by any of the REIT Parties, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Company and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with the Purchase.

2.2.	The Subscriber is subscribing for and purchasing the Shares without being furnished any offering literature other than the Investment Information, and is making this investment decision solely in reliance upon the information contained in the Investment Information and upon any investigation made by the Subscriber or Subscriber’s advisers, but not on any recommendation to invest in the Company by any REIT Party.

2.3.	The Subscriber’s investment in the Company is consistent with the investment purposes, objectives and cash flow requirements of the Subscriber.

2.4.	The Subscriber understands that the Shares being purchased are a speculative investment that involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Shares.

2.5.	The Subscriber understands that any forecasts or predictions as to the Company’s performance are based on estimates, assumptions and forecasts that the Advisor believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

2.6.	At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Advisor, any other REIT Party, or any other person that:

2.6.1.	a percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

2.6.2.	the past performance or experience of any other investment sponsored by any REIT Party in any way indicates the predictable or probable results of the ownership of the Shares or the overall venture.

2.7.	The Subscriber represents and agrees that none of the REIT Parties have recommended or suggested an investment in the Company to the Subscriber.

3.	Subscriber’s Representations Related to an Investment in the Company.

3.1.	The Subscriber, if an entity, is, and shall at all times while it holds Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown in the Investor Questionnaire.

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3.2.	The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Advisor, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.3.	The Subscriber is subscribing for and purchasing the Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its stockholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.4.	The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.5.	The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Company.

3.6.*	Neither (i) the Subscriber, (ii) any of its directors, executive officers, other officers that may serve as director or officer of any company in which it invests, general partners or managing partners, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Subscriber is subject to any Disqualifying Event1 except for Disqualifying Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Purchase in writing in reasonable detail to the Company.

* For the purposes of this Section 3.6 “Disqualifying Event” means the following:

a.       within the past ten years, conviction of a felony or misdemeanor (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of being an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

b.       was the subject to an order, judgment or decree of any court of competent jurisdiction, entered within the prior five years, that restrains or enjoins the Subscriber from engaging or continuing to engage in any conduct or practice (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filings with the SEC; or (iii) arising out of the conduct of the business of being an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

c.        the subject of a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that (i) bars the Subscriber from (a) association with an entity regulated by such commission, authority, agency, or officer, (b) engaging in the business of securities, insurance or banking or (c) engaging in savings association or credit union activities; or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

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d.       subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 that (i) suspends the Subscriber’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the Subscriber’s activities, functions or operations of, or imposes civil money penalties on the Subscriber; or (iii) bars the Subscriber from being associated with any entity or from participating in the offering of any penny stock;

e.       subject to any order of SEC entered within the prior five years that orders the Subscriber to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws or (ii) Section 5 of the Securities Act;

f.        suspension or expulsion from membership in, or suspension or bar from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

g.       having filed (as a registrant or issuer), or named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is currently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; and

h.       was subject to a United States Postal Services (“USPS”) false representation order entered within the previous five years, or currently is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the USPS to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

4.	Information Provided by Subscriber.

4.1.	The information that the Subscriber has furnished herein, including (without limitation) the information furnished by the Subscriber to the Company and the Advisor regarding whether Subscriber qualifies as a “qualified purchaser” as that term is defined in Rule 256 under Regulation A promulgated under the Securities Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Advisor accepts this Agreement. Further, the Subscriber shall immediately notify the Advisor of any change in any statement made herein prior to the Subscriber’s receipt of the Advisor’s acceptance of this Agreement, including, without limitation, Subscriber’s status as a “qualified purchaser.” The representations and warranties made by the Subscriber may be fully relied upon by the Company, and any other REIT Party, and by any investigating party relying on them.

4.2.	The Subscriber confirms that all information and documentation provided to the Company and the Advisor, including but not limited to all information regarding the Subscriber’s identity and source of funds to be invested in the Company, is true, correct and complete. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company and the Advisor. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

4.3.	The representations, warranties, agreement, undertakings and acknowledgments made by the Subscriber in this Agreement will be relied upon by the REIT Parties and counsel to the Advisor in determining, among other things, whether to admit the Subscriber to invest in the Company. The representations, warranties, agreements, undertakings and acknowledgments made by the Subscriber in this Agreement shall survive the Subscriber’s admission to invest in the Company. The Subscriber agrees to notify the Advisor immediately if any of the Subscriber’s representations, warranties and covenants contained in this Agreement become untrue or incomplete in any respect.

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4.4.	The REIT Parties may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons of the Subscriber.

4.5.	The Subscriber acknowledges and asserts that, should Subscriber enter into an automatic investment plan with the Company whereby reoccurring payments are automatically withdrawn from Subscriber’s account at regularly scheduled intervals of time towards an investment in additional purchases of Shares, Subscriber will monitor and will immediately notify the Advisor in advance in the event that a regularly scheduled payment would cause Subscriber to exceed applicable “qualified purchaser” limits, as set forth in Regulation A of the Securities Act. The Company may send electronic notifications in advance of each regularly scheduled payment; however, the Subscriber hereby agrees that it will not rely on such electronic notifications as a reminder of Subscriber’s obligation to monitor and notify the Advisor in advance should a regularly scheduled payment cause Subscriber to exceed its applicable “qualified purchaser” limitations.

5.	Rights to Use Subscriber Information.

5.1.	The Subscriber agrees and consents that the REIT Parties may obtain, hold, use, disclose and process the Subscriber’s data:

5.1.1.	to facilitate the acceptance, management and administration of the Subscriber’s subscription for Shares, and any subsequent subscription agreement by the Subscriber, on an ongoing basis;

5.1.2.	for any other specific purposes where the Subscriber has given specific consent to do so;

5.1.3.	to carry out statistical analysis and market research;

5.1.4.	to comply with legal or regulatory requirements applicable to the Company, the Advisor or the Subscriber, including, but not limited to, in connection with anti-money laundering and similar laws;

5.1.5.	for disclosure or transfer to third parties, including the Subscriber’s financial adviser (where appropriate), regulatory bodies, auditors or technology providers to any of the REIT Parties for the purposes specified above;

5.1.6.	if the contents thereof are relevant to any issue in any action, suit or proceeding to which and of which the REIT Parties are a party or by which they are or may be bound; and

5.1.7.	for other legitimate business of the REIT Parties.

5.2.	The Subscriber agrees and consents to disclosure by the REIT Parties to relevant third parties of information pertaining to the Subscriber in respect of disclosure and compliance policies or information requests related thereto.

5.3.	The Subscriber authorizes the REIT Parties and any of their agents to disclose the Subscriber’s nonpublic personal information to comply with regulatory and contractual requirements applicable to the REIT Parties. Any such disclosure shall, to the fullest extent permitted by law, be permitted.

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6.	Relationship Between Subscriber and the REIT Parties.

6.1.	Subscriber acknowledges and agrees that the purchase and sale of the Shares pursuant to this Agreement is an arms-length transaction between the Subscriber and the Company. In connection with the purchase and sale of the Shares, neither the Company, the Advisor, nor any other REIT Party is acting as the Subscriber’s agent or fiduciary. The REIT Parties assume no advisory or fiduciary responsibility in connection with the Shares. The REIT Parties have not provided Subscriber with any legal, accounting, regulatory or tax advice with respect to the Shares, and Subscriber has consulted its own respective legal, accounting, regulatory and tax advisers to the extent Subscriber deems appropriate.

7.	Transactions Posing Conflicts of Interest.

7.1.	The Subscriber acknowledges and agrees that the directors of the Company who are not affiliates (“Independent Directors”) may review and approve or deny certain transactions including potential transactions with other REIT Parties that may involve conflicts of interest between other REIT Parties or their affiliates, on the one hand, and the Company or one of the Company’s subsidiaries, on the other hand. Subscriber authorizes the Independent Directors to represent Subscriber’s interests and review on Subscriber’s behalf any transactions presented to the Independent Directors for its review and to accept or reject any such transactions, as it determines appropriate in its sole discretion. Subscriber understands that the Independent Directors will be unaffiliated with any REIT Parties.

7.2.	The Subscriber acknowledges, authorizes and agrees that properties acquired by any REIT Parties during the period prior to the Company’s commencement of operations may be purchased by the Company upon commencement of the Company’s operations without the review and approval of an Independent Directors. Subscriber hereby understands that the purchase of these properties may ordinarily require the approval of an Independent Directors; however, Subscriber is hereby consenting to their purchase in place of an Independent Directors and without the opportunity to review any information about the properties.

8.	The Company’s Relationship with the Advisor.

8.1.	The Company has entered into an agreement with the Advisor (the “Advisory Agreement”), to perform all Company operations services and general administrative tasks. The Subscriber acknowledges that it has read the descriptions of the services and the fees payable to the Advisor as set forth in the Subscriber Agreements.

8.2.	The Advisor and each of its affiliates, managers, officers, employees, agents or stockholders or any of them is entitled to indemnification from the Company in respect of the execution of the Advisor’s duties under the Advisory Agreement except in the case of willful misconduct or gross negligence by the Advisor of its obligations under the Advisory Agreement.

8.4.	The Advisor does not provide any investment advisory or management services to the Company and will not be in any way responsible for the Company’s performance. The Advisor makes no representations or warranties and is not responsible for the accuracy of the Offering Circular.

9.	Regulatory Limitations and Requirements.

9.1.	The Subscriber understands that the Company has not been registered under the Investment Company Act of 1940, as amended. The Subscriber also understands and agrees that if, at any time, it is determined that the Company meets or could be deemed to meet the definition of an investment company, or is not in compliance with an exemption from registration as an investment company, the Advisor may take any corrective action it determines is appropriate, in its sole and absolute discretion, including (without limitation) mandatorily redeeming all or some of the investments made in the Company. The Subscriber understands the Subscriber is not a client of the Advisor based on its investment in the Company.

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9.2.	The Investor understands that he or she may be barred from participation in the Company if the Investor is (i) an employee benefit plan that is subject to the fiduciary responsibility standards and prohibited transaction restrictions of part 4 of Title I of U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any plan to which Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) applies, (iii) a private investment fund or other entity whose assets are treated as “plan assets” for purposes of ERISA and Section 4975 of the Code or (iv) an insurance company, whose general account assets are treated as “plan assets” for purposes of ERISA and Section 4975 of the Code. The Investor has notified the Advisor if it falls into (i) – (iv) of this paragraph.

9.3.	THE SUBSCRIBER REPRESENTS AND WARRANTS THAT IT WILL REVIEW AND CONFIRM THE INFORMATION PROVIDED ON AN INTERNAL REVENUE SERVICE (THE “IRS”) FORM W-9, WHICH WILL BE GENERATED AND PROVIDED TO THE MANAGER VIA THE SITE. THE SUBSCRIBER CERTIFIES THAT THE FORM W-9 INFORMATION CONTAINED IN THE EXECUTED COPY (OR COPIES) OF IRS FORM W-9 (AND ANY ACCOMPANYING REQUIRED DOCUMENTATION), AS APPLICABLE, WHEN SUBMITTED TO THE MANAGER WILL BE TRUE, CORRECT AND COMPLETE. THE SUBSCRIBER SHALL (I) PROMPTLY INFORM THE MANAGER OF ANY CHANGE IN SUCH INFORMATION, AND (II) FURNISH TO THE MANAGER A NEW PROPERLY COMPLETED AND EXECUTED FORM, CERTIFICATE OR ATTACHMENT, AS APPLICABLE, AS MAY BE REQUIRED UNDER THE INTERNAL REVENUE SERVICE INSTRUCTIONS TO SUCH FORMS FORM W-9, THE CODE OR ANY APPLICABLE TREASURY REGULATIONS OR AS MAY BE REQUESTED FROM TIME TO TIME BY THE MANAGER.

9.4.**	The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

9.4.1.	None of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

9.4.2.	To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause the Company or the Advisor to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder.

9.4.3.	When requested by the Advisor, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that the Company, the Advisor or any other REIT Party may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person2 to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Advisor reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Company. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, an investment by the Subscriber may be refused.

9.4.4.	Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber which is an entity, any Related Person is:

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a.	a Prohibited Investor;

b.	a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

c.	a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate;

d.	a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

9.4.5.	The Subscriber hereby agrees to immediately notify the Advisor if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 9.4 have become incorrect or if there is any change in the information affecting these representations and covenants.

9.4.6.	The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, the Advisor may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Shares.

9.4.7.	The Subscriber acknowledges and agrees that the Advisor may “freeze the account” of the Subscriber, including, but not limited to, by suspending distributions from the Company to which the Investor would otherwise be entitled, if necessary to comply with anti-money laundering statutes or regulations.

9.4.8.	The Subscriber acknowledges and agrees that the Advisor, in complying with anti-money laundering statutes, regulations and goals, may file voluntarily or as required by law suspicious activity reports (“SARs”) or any other information with governmental and law enforcement agencies that identify transactions and activities that the Advisor or any other REIT Party or their agents reasonably determine to be suspicious, or is otherwise required by law. The Subscriber acknowledges that the Company and the Advisor are prohibited by law from disclosing to third parties, including the Subscriber, any filing or the substance of any SARs.

** For purposes of this Section 9.4:

“Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure;

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“Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur;

“Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Fund in connection therewith;

“Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan;

“Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation.  In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

“Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; and

“Foreign Shell Bank” shall mean a Foreign Bank without a presence in any country.

10.	Tax Requirements.

10.1.	The Subscriber acknowledges and agrees that, pursuant to the terms of the Subscriber Agreements, the Subscriber generally cannot own, or be deemed to own by virtue of certain attribution provisions of the Code and as set forth in the Subscriber Agreements, either more than 9.8% in value or in number of the Company’s Shares, whichever is more restrictive, or more than 9.8% in value or in number of the Company’s shares, whichever is more restrictive. The Subscriber Agreements will include additional restrictions on ownership, including ownership that would result in (i) the Company being “closely held” within the meaning of Section 856(h) of the Code, (ii) the Company failing to qualify as a REIT or (iii) the Company’s shares being beneficially owned by fewer than 100 persons (as determined under Section 856(a)(5) of the Code). The Subscriber also acknowledges and agrees that, pursuant to the terms of the Operating Agreement, the Subscriber’s ownership of the Company’s Shares cannot cause any other person to violate the foregoing limitations on ownership. The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Shares offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Shares, or has recommended or endorsed the Shares, and that the Shares have not been registered under the Securities Act or any state securities laws, in reliance upon exemptions from registration thereunder.

10.2.	The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. The Subscriber acknowledges that Subscriber has received a copy of the Offering Circular including, but not limited to, U.S. Federal Income Tax Considerations, regarding certain tax consequences of investing in the Company, subject to adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that none of the REIT Parties are providing any warranty or assurance regarding the tax consequences to the Subscriber by reason of the Purchase.

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11.	Consent to Electronic Delivery of Notices, Disclosures and Forms.

11.1.	The Subscriber understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Subscriber’s investment in the Company and the Shares (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. The Subscriber hereby consents to electronic delivery as described in the preceding sentence. In so consenting, the Subscriber acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. The Subscriber also acknowledges that an e-mail from the REIT Parties may be accessed by recipients other than the Subscriber and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. No REIT Party gives any warranties in relation to these matters. The Subscriber further understands and agrees to each of the following:

11.1.1.	Other than with respect to tax documents in the case of an election to receive paper versions, none of the REIT Parties will be under any obligation to provide the Subscriber with paper versions of any Communications.

11.1.2.	Electronic Communications may be provided to the Subscriber via e-mail or a website of a REIT Party upon written notice of such website’s internet address to such Subscriber. In order to view and retain the Communications, the Subscriber’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (PDF) file created by Adobe Acrobat. Further, the Subscriber must have a personal e-mail address capable of sending and receiving e-mail messages to and from the REIT Parties. To print the documents, the Subscriber will need access to a printer compatible with his or her hardware and the required software.

11.1.3.	If these software or hardware requirements change in the future, a REIT Party will notify the Subscriber through the Site or other written notification.

11.1.4.	To facilitate these services, the Subscriber must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, the Subscriber will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Subscriber has provided to the Company in writing.

11.1.5.	None of the REIT Parties will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Subscriber’s e-mail address on file is invalid; the Subscriber’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Subscriber’s computer, browser, internet service or software; or for other reasons beyond the control of the REIT Parties.

11.2.	Solely with respect to the provision of tax documents by a REIT Party, the Subscriber agrees to each of the following:

11.2.1.	If the Subscriber does not consent to receive tax documents electronically, a paper copy will be provided.

11.2.2.	The Subscriber’s consent to receive tax documents electronically continues for every tax year of the Company until the Subscriber withdraws its consent by notifying the Advisor in writing.

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12.	Bankruptcy.

12.1.	In the event that the Subscriber files or enters bankruptcy, insolvency or other similar proceeding, Subscriber agrees to use the best efforts possible to avoid any REIT Parties being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) Subscriber be allowed to return the Shares to the Company for a refund or (ii) the Company being mandated or ordered to redeem or withdraw Shares held or owned by Subscriber.

13.	Limitations on Damages.

13.1.	IN NO EVENT SHALL THE COMPANY OR ANY OTHER REIT PARTIES BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

14.	Indemnification.

14.1.	The Subscriber agrees to indemnify and hold harmless the REIT Parties or any partner, member, officer, employee, agent, affiliate or subsidiary of any of them, and each other person, if any, who controls, is controlled by, or is under common control with, any of the foregoing, within the meaning of Section 15 of the Securities Act, and their respective officers, directors, partners, members, stockholders, owners, employees and agents (collectively, the “Indemnified Parties”) against any and all loss, liability, claim, damage and expense whatsoever (including all expenses incurred in investigating, preparing or defending against any claim whatsoever) arising out of or based upon (i) any false representation or warranty made by the Subscriber, or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber, in this Agreement or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction or future transactions, or (ii) any action for securities law violations instituted by the Subscriber that is finally resolved by judgment against the Subscriber.

14.2.	The Subscriber also agrees to indemnify each Indemnified Party for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Subscriber’s misrepresentation or misstatement contained herein, or the assertion of the Subscriber’s lack of proper authorization from the beneficial owner to enter into this Agreement or perform the obligations hereof.

14.3.	The Subscriber agrees to indemnify and hold harmless each Indemnified Party from and against any tax, interest, additions to tax, penalties, attorneys’ and accountants’ fees and disbursements, together with interest on the foregoing amounts at a rate determined by the applicable Indemnified Party computed from the date of payment through the date of reimbursement, arising from the failure to withhold and pay over to the IRS or the taxing authority of any other jurisdiction any amounts computed, as required by applicable law, with respect to the income or gains allocated to or amounts distributed to the Subscriber with respect to the Shares during the period from the Subscriber ‘s acquisition of the Shares.

14.4.	If, for any reason (other than the willful misfeasance or gross negligence of the entity that would otherwise be indemnified), the foregoing indemnification is unavailable to, or is insufficient to hold such Indemnified Party harmless, then the Subscriber shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Subscriber on the one hand and the Indemnified Parties on the other but also the relative fault of the Subscriber and the Indemnified Parties as well as any relevant equitable considerations.

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14.5.	The reimbursement, indemnity and contribution obligations of the Subscriber under this Section 14 shall be in addition to any liability that the Subscriber may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnified Parties.

14.6.	Notwithstanding the foregoing, nothing contained in this Section 14 or elsewhere in the Agreement shall constitute a waiver by the Subscriber of any of its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

15.	[Reserved]

16.	Power of Attorney.

16.1.	The Subscriber hereby appoints the Advisor as the Subscriber’s true and lawful representative and attorney-in-fact, in the Subscriber’s name, place and stead to make, execute, sign, acknowledge and swear to:

16.1.1.	the Company’s Operating Agreement and any duly adopted amendments;

16.1.2.	any and all instruments, certificates and other documents that may be deemed necessary or desirable to effect the winding-up and termination of the Company (including a Certificate of Cancellation of the Certificate of Formation); and

16.1.3.	any business certificate, fictitious name certificate, related amendment or other instrument or document of any kind necessary or desirable to accomplish the Company’s business, purpose and objectives or required by any applicable U.S., state, local or other law.

16.2.	This power of attorney is coupled with an interest, is irrevocable, and shall survive and shall not be affected by the subsequent death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the Subscriber. The Subscriber hereby waives any and all defenses that may be available to contest, negate or disaffirm the actions of the Advisor taken in good faith under or in reliance upon this power of attorney.

17.	Additional Information and Subsequent Changes in the Foregoing Representations, Warranties and Covenants.

17.1.	The Subscriber agrees to provide any additional documentation the Company, the Advisor may reasonably request, including documentation as may be required by the Company, the Advisor to form a reasonable basis that the Subscriber qualifies as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Securities Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

17.2.	Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

17.3.	The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

17.4.	The Subscriber acknowledges and agrees that it will provide additional information or take such other actions as may be necessary or advisable for the REIT Parties (in the sole and absolute judgment of such party or parties) (in its sole and absolute discretion) to comply with any disclosure and compliance policies, related legal process or appropriate requests (whether formal or informal), tax reporting and/or withholding requirements or otherwise.

18.	Miscellaneous Provisions.

18.1.	Governing Law; Consent to Jurisdiction; Venue and Service of Process. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Maryland. To the extent permissible under applicable law, the Subscriber hereby irrevocably agrees that any suit, action or proceeding (“Action”) with respect to this Agreement will be resolved within the State of California. Accordingly, the parties consent and submit to the non-exclusive jurisdiction of the federal and state courts and any applicable arbitral body located within the State of California. The Subscriber agrees and consents that service of process as provided by U.S. federal and Maryland law may be made upon the Subscriber in any such Action brought in any of said courts, and may not claim that any such suit, action or proceeding has been brought in an inconvenient forum.

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18.2.	E-Mail Communications. All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by e-mail to such address provided by the Subscriber via the Site. Unless otherwise specified in this Agreement, Subscriber shall send all notices or other communications required to be given hereunder to the Company or the Advisor via e-mail at info@richuncles.com. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the e-mail has been sent (assuming that there is no error in delivery). As used in this Section 18.2, “business day” shall mean any day other than a day on which banking institutions in the State of Maryland are legally closed for business.

18.3.	Assignability. This Agreement, or the rights, obligations or interests of the Subscriber hereunder, may not be assigned, transferred or delegated without the prior written consent of the Advisor. Any such assignment, transfer or delegation in violation of this Section 18.3 shall be null and void.

18.4.	Severability. If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof that may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

18.5.	Reimbursement of Costs Related to an Action. In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

18.6.	Entire Agreement. This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein (including without limitation the Shares) constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between the Company and the Subscriber.

18.7.	Third-Party Beneficiaries. The parties hereby designate the Advisor as a third-party beneficiary of Sections 5.1, 5.2, 8, 11.1, 17.1 and 17.4 of this Agreement. The parties acknowledge that there are no other third-party beneficiaries of this Agreement, except for any affiliates of the Company that may be involved in the issuance or servicing of Shares on the Site, which the parties expressly agree shall be third-party beneficiaries hereof.

18.8.	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), has hereby executed and delivered this Investment Form and Subscription Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

Subscriber(s)/Investor(s) Signature(s):

A. INDIVIDUAL INVESTOR, JOINT TENANTS, TENANTS IN COMMON OR COMMUNITY PROPERTY

Signature – Subscriber/Investor 1	Signature – Subscriber/Investor 2

B. FOR OTHER SUBSCRIBERS/INVESTORS (PENSION PLAN, IRA, CORPORATION, PARTNERSHIP, LLC, TRUST, etc.)

Print Name of Entity (Subscriber/Investor)

Print Name of Authorized

Representative	By:

Title

Signature (Representative)

You have the right to rescind this sale and receive a return of your subscription in full, without interest, within five days of the date you receive a copy of the Company’s prospectus.

If US mail payment method is being selected on the payment web page: A printed copy, properly signed, of this Investment Form and Subscription Agreement together with payment for the Shares purchased (check payable to “BRIX REIT, Inc.”) must be mailed to:

BRIX REIT, INC.

3090 Bristol Street, Suite 550, Costa Mesa, CA 92626

Submit questions or comments to info@richuncles.com or call 1-855-Rich-Uncles.

AGREED AND ACCEPTED BY

THE COMPANY:

BRIX REIT, Inc.

By: Brix Student Housing REIT Operator, LLC
Its: Advisor

By: BrixInvest, LLC
Its: Manager

By:
Aaron Halfacre
Manager

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APPENDIX B

BRIX REIT, Inc.

DISTRIBUTION REINVESTMENT PLAN

BRIX REIT, Inc., a Maryland real estate investment trust (the “Company”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter documents unless otherwise defined herein.

1. Number of Shares Issuable. The number of Shares authorized for issuance under the DRP is 4,000,000.

2. Participants. ”Participants” are holders of the Company’s Shares who elect to participate in the DRP.

3. Distribution Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Shares to the purchase of additional Shares for such Participant. Such shares will be sold directly by the Company to the Participant in the same manner in which the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on Shares purchased in the DRP.

4. Procedures for Participation. Qualifying stockholders may elect to become Participants by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company. To increase their participation, Participants must complete a new enrollment form. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Until the Company establishes an estimated value per Share that is not based on the price to acquire a Share in the Company’s primary offering or a follow-on public offering, Participants will acquire Shares at a price of $5.00 per share. Beginning December 31 of such year as the board of directors has established that the Company’s real estate properties portfolio has sufficiently stabilized for the purposes of a meaningful valuation, and thereafter annually on each December 31 of each subsequent year, the Company’s board of directors will annually adjust the offering price of shares to a Net Asset Value per Share (“NAV”) estimated by the Company. Upon the Company’s announcement that the Company has established an estimated NAV, Participants will acquire Shares at a price equal to the estimated NAV as updated annually. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s declaration of trust, as amended.

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

9. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of Shares by a Participant will terminate participation in the DRP with respect to the transferred Shares.

10. Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ notice to the Participants. The Company may provide notice by including such information in a separate mailing to Participants.

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11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

12. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

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BRIX REIT, Inc.

Sponsored by

BrixInvest, LLC

UP TO $40,159,975 IN COMMON STOCK

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth above. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

April __, 2019

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Articles of Incorporation
2.2*	Articles of Amendment
2.3* 2.3A*	Articles of Amendment Articles of Amendment
2.4*	Bylaws
3.*	Distribution Reinvestment Plan (included in the Offering Circular as Appendix B and incorporated herein by reference)
4.*	Form of Investment Form and Subscription Agreement (included in the Offering Circular as APPENDIX A and incorporated herein by reference)
6.1*	Advisory Agreement between BRIX REIT, Inc., Brix Student Housing Operator, LLC and BrixInvest, LLC
6.2*	Conflicts Committee Charter
10*	Power of Attorney
11.1*	Consent of Corporate Law Solutions, PC (included in Exhibit 12)
11.2**	Consent of Squar Milner LLP
12.*	Opinion of Corporate Law Solutions, PC as to the legality of the securities being qualified
13.*	“Testing the waters” materials

* Previously filed

** Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this amended offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on May 16, 2019.

BRIX REIT, Inc.

By:	/s/ AARON S. HALFACRE
Aaron S. Halfacre Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ AARON HALFACRE	Chief Executive Officer, President and Director	May 16, 2019
Aaron Halfacre	(principal executive officer)

/S/ RAYMOND J. PACINI	Chief Financial Officer	May 16, 2019
Raymond J. Pacini	(principal financial officer)
/s/ SANDRA G. SCIUTTO	Chief Accounting Officer	May 16, 2019
Sandra G. Sciutto	(principal accounting officer)
*	Chairman of the Board	May 16, 2019
Raymond Wirta

*	Director	May 16, 2019
Jeffrey Randolph

*	Director	May 16, 2019
Jeffrey Cyr

*	Director	May 16, 2019
Caroline Harkins

By his signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Form 1-A POS Amendment No. 2 on behalf of the persons indicated.

*By:	/s/ AARON HALFACRE
Aaron Halfacre
Attorney-in-fact

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